UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.            )

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STANLEY BLACK & DECKER, INC.

March   , 2021

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) to be held at 9:30 a.m. EDT on May 10, 2021. This year’s Annual Meeting will be held virtually due to the ongoing public health concerns resulting from the COVID-19 pandemic and to support the health and well-being of our shareholders, employees and community. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/SWK2021, via a virtual annual meeting platform that will allow shareholders to participate and submit questions. For further information about how to participate in the Annual meeting, please see the Virtual Meeting Information section in this Proxy Statement.

This document includes the Notice of Annual Meeting of Shareholders, a letter from the Chairman of our Board of Directors and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.

In our 2021 letter to our shareholders, which is included in our Annual Report, we describe our vision and purpose, strategic initiatives and our financial performance. We are committed to providing our shareholders with long-term value, and we hope that you will find the letter informative. I would like to personally thank you for your continued investment in our Company.

We appreciate and encourage your participation. Whether or not you plan to attend the meeting, your vote is important to us and we hope that your shares will be represented. PLEASE REGISTER YOUR VOTE BY TELEPHONE OR ON THE INTERNET, OR RETURN A PROPERLY COMPLETED PROXY CARD, AT YOUR EARLIEST CONVENIENCE.

Very truly yours, James M. Loree Chief Executive Officer

Letter to Shareholders from the Chairman of our Board

Dear Fellow Shareholder:

On behalf of Stanley Black & Decker’s Board of Directors, thank you for your continued investment in the Company. I am honored to work with my colleagues on the Board to ensure that the Company is managed with integrity and strong corporate governance to optimize value for all of our stakeholders.

Active Oversight of Risk and Long-term Strategy

The past year presented unique challenges for the Board as it oversaw the new risks created by the COVID-19 pandemic. In responding to this crisis, the Company has been guided by its purpose – For Those Who Make the World – which places our people, communities, customers, investors and planet at the heart of everything we do. Our purpose shaped our pandemic priorities, which were (1) ensuring the health and safety of our employees and supply chain partners; (2) maintaining business continuity and financial strength and stability; (3) serving our customers as they provide essential products and services to the world; and (4) doing our part to mitigate the impact of the virus across the globe. The Board met regularly to monitor the implementation of these priorities and understand the emerging risks. Between meetings, I had frequent update calls with the CEO and senior management team and liaised with other directors to gather feedback regarding strategy and risk mitigation.

While the Board devoted significant time to monitoring the pandemic response, it did not lose sight of its essential role in shaping the Company’s long-term strategy and ensuring that the Company is aggressively pursuing the transformative growth opportunities that will enable it to emerge from this crisis even stronger. We continued to discuss the Company’s long-term strategy and its progress in meeting its innovation and strategic goals in nearly every Board meeting and executive session without management present. This allows us to refine the strategy, challenge assumptions and offer alternative perspectives.

We also continued our work in monitoring the myriad of non-pandemic risks facing the Company. Our Audit Committee worked closely with our external auditors, financial management and legal counsel to oversee the Company’s financial, cybersecurity, product safety and compliance risks. The Compensation and Talent Development Committee reviewed Stanley Black & Decker’s executive compensation to ensure that the Company is not promoting unduly risky behavior. Instead, we incentivize ethical, accountable leadership that balances short-term results with long-term, sustainable growth. Also, the Board regularly engaged with our senior management regarding a range of human capital management issues, such as culture, talent development and succession planning.

Diversity, Equity and Inclusion

When protests for racial justice erupted in the United States and worldwide, the Board worked with the Company to confront the deep wounds created by systemic racism. Once again, the Company’s purpose – For Those Who Make the World – guided our response. The “Those” in this statement reinforces our commitment to inclusivity for all and gathers the richness of input such an approach provides. The Company and Board held a listening session with leaders from its African Ancestry Network, an employee resource group. One of our independent directors participated in additional sessions and shared the insights from those sessions with the rest of the Board. Taking information and input from the sessions, the Company developed a strategic plan with ten actions to confront racism and social injustice throughout our communities and across the world and identified specific goals across culture, career, and community. The Board is closely monitoring the implementation of the plan.

Innovation and Operations Excellence

The Company continues to believe in the power of innovation as the basis for higher levels of organic growth and superior value creation, supported by world-class operational excellence. Higher levels of profitable organic growth provide the underpinning of our long-term competitiveness. Despite the many COVID-19 related challenges, this has not changed. Our portfolio of products continues to show evidence of our innovation efforts in every segment of our business. Innovation is, however, not just about products, but expanding our routes to market, customer relations and our international growth, plus everything digital, robotic, AI and people, to name just a few.

Oversight of Sustainability

Corporate social responsibility and sustainability are a critical part of the Company’s strategy, and the Corporate Governance Committee oversees those efforts. In 2015, the Company established public, five-year goals, targeting a 20% reduction of our energy consumption, carbon emissions, water use, and waste generated in our facilities, and we exceeded each of those goals. In addition, the Company significantly improved its recycling and use of renewable energy and achieved its safety goals. Achievement of these goals is an important milestone in our journey to achieve our 2030 sustainability strategy, which includes our goal of being carbon positive by 2030.

Board Refreshment

In February 2021, as part of our ongoing commitment to Board refreshment and providing the right mix of skills, perspectives and experiences, we welcomed Mojdeh Poul and Jane M. Palmieri to the Board as independent directors. Ms. Poul is the Executive Vice President, Health Care Business Group for 3M Company, and Ms. Palmieri is the President of Industrial Intermediates & Infrastructure for Dow Inc. Our Board reflects the diverse set of experiences, perspectives and skills necessary to position the Company for the future. Eleven of twelve director nominees are independent, and our directors’ average tenure is 6.8 years. Our director nominees include four women and two ethnically diverse men. Seven of our director nominees have lived and worked around the world, providing the Company with insights and opinions that are highly relevant to our global business.

Shareholder Engagement and Corporate Governance

We maintain a comprehensive shareholder engagement process to gather year-round feedback and insight, and I would like to thank our shareholders for the time they spend with us sharing their perspectives. During 2020, we reached out to shareholders representing approximately 65% of our shares outstanding and engaged on topics including our response to the COVID-19 crisis, diversity and inclusion, corporate governance changes, board composition, strategy, risk management, sustainability and executive compensation.

The Board is regularly informed of the feedback from this engagement, and it incorporates the valuable insights into its discussions and decision-making. For example, for the 2021 annual meeting, the Board recommends that our shareholders amend the Company’s Certificate of Incorporation to permit shareholders to act by written consent. In crafting this recommendation, we engaged extensively with our shareholders and took the feedback that we received into account. Based on other shareholder feedback we received, we are also recommending the elimination of supermajority voting requirements in the Company’s Certificate of Incorporation to reflect best governance practices.

My fellow directors and I value your ongoing support of the Company and thank you for the confidence you have placed in us.

Sincerely, George W. Buckley Chairman

STANLEY BLACK & DECKER, INC.

1000 Stanley Drive

New Britain, Connecticut 06053

Telephone: 860-225-5111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March   , 2021

To the Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Stanley Black & Decker, Inc. (the “Company”) will be held virtually at www.virtualshareholdermeeting.com/SWK2021 on May 10, 2021, at 9:30 a.m. EDT for the following purposes:

(1)	To elect the Board of Directors of the Company;

(2)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(3)	To approve the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2021 fiscal year;

(4)	To consider a management proposal to amend the Certificate of Incorporation to allow shareholders to act by written consent;

(5)	To consider a management proposal to amend the Certificate of Incorporation to eliminate supermajority vote provisions applicable to the Company under the Connecticut Business Corporation Act;

(6)	To consider a management proposal to amend the Certificate of Incorporation to eliminate supermajority vote provisions of capital stock related to approval of business combinations with interested shareholders and clarify when no shareholder vote is required;

(7)	To consider a management proposal to amend the Certificate of Incorporation to adopt a majority voting standard in an uncontested election of Directors; and

(8)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on March 11, 2021, are entitled to vote at the meeting and any adjournment or postponement thereof.

You will be able to attend the annual meeting online, vote your shares electronically and submit questions online during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy or voting instruction card or on any additional instructions accompanying these proxy materials. Meeting access will begin at 9:15 a.m. EDT on May 10, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 10, 2021: This Proxy Statement, together with the Form of Proxy and our Annual Report, are available free of charge at www.proxyvote.com.

Janet M. Link Secretary

ITEM 3—APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM	67
ITEM 4—AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ALLOW SHAREHOLDERS TO ACT BY WRITTEN CONSENT	68
ITEM 5—AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE PROVISIONS APPLICABLE TO THE COMPANY UNDER THE CONNECTICUT BUSINESS CORPORATION ACT	70
ITEM 6—AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE PROVISIONS OF CAPITAL STOCK RELATED TO APPROVAL OF BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS AND CLARIFY WHEN NO SHAREHOLDER VOTE IS REQUIRED	71
ITEM 7—AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ADOPT A MAJORITY VOTING STANDARD IN AN UNCONTESTED ELECTION OF DIRECTORS	73
VOTING INFORMATION	75
APPENDIX A – RECONCILIATION OF GAAP TO NON-GAAP MEASURES USED IN THIS PROXY STATEMENT	80
APPENDIX B – PROPOSED REVISIONS TO THE CERTIFICATE OF INCORPORATION	81

OUR 2020 HIGHLIGHTS

WHO WE ARE AND HOW WE OPERATE

Stanley Black & Decker, Inc., an S&P 500 company, was founded in 1843 by Frederick T. Stanley and incorporated in Connecticut in 1852. In March 2010, the Company completed a merger with The Black & Decker Corporation, a company founded by S. Duncan Black and Alonzo G. Decker and incorporated in Maryland in 1910. At that time, the Company changed its name from The Stanley Works to Stanley Black & Decker, Inc. The Company is a diversified global provider of hand tools, power tools and related accessories, engineered fastening systems and products, services and equipment for oil & gas and infrastructure applications, commercial electronic security and monitoring systems, healthcare solutions, and automatic doors. We are the worldwide leader in tools and storage and work every day to create the tools that help build and maintain the world. We continue to execute a growth and acquisition strategy that involves industry, geographic and customer diversification to foster sustainable revenue, earnings and cash flow growth. We remain focused on delivering above-market organic growth with margin expansion by leveraging our proven and long-standing Stanley Black & Decker Operating Model (“SBD Operating Model”) which has continually evolved over the past 15 years as times have changed. At the center of the SBD Operating Model is the concept of the interrelationship between people and technology, which intersect and interact with the other key elements: Performance Resiliency, Extreme Innovation, Operations Excellence and Extraordinary Customer Experience. Each of these elements co-exists synergistically with the others in a systems-based approach. We will leverage the SBD Operating Model to continue making strides towards achieving our vision of delivering top-quartile financial performance, becoming known as one of the world’s leading innovators and elevating our commitment to social responsibility.

Stanley Black & Decker Operating Model and Value Creation Model

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RESPONSE TO COVID-19

2020 was one of the most challenging years in recent memory for our employees, markets, businesses and society as we leaned into the disruption caused by the pandemic. During this period, and consistent with our purpose, For Those Who Make The World, Stanley Black & Decker aligned the organization around four key priorities: ensuring the health and safety of our employees and supply chain partners; maintaining business continuity and financial strength and stability; serving our customers as they provide essential products and services to the world; and doing our part to help mitigate the impact of the virus across the globe. More details about the Company’s COVID-19 response can be found at https://www.stanleyblackanddecker.com/covid-19/our-response. The information or reports on any of our web pages or any other web page referenced in this Proxy Statement is not incorporated into, and does not form a part of, this Proxy Statement. References to the URLs for any websites presented are intended to be inactive textual references only.

Employee Health & Safety

As it relates to our top priority of employee health and safety, we implemented a number of critical safety measures that have allowed us to continue to sustain business operations throughout the pandemic. In the early days of the crisis, multiple safety actions were initially taken in our China-based factories, distribution centers and offices to reopen and operate coming out of the government-mandated shut-downs to control the spread of COVID-19. Those actions proved to be highly effective at protecting our employees in those locations, and we soon applied these measures in each of our manufacturing facilities, distribution centers, customer service centers, field operations and offices across the globe. We then quickly transitioned our office employees to a nearly complete virtual workforce, providing the necessary technical and collaboration support to enable these employees to adjust to a virtual working environment. We continued to take actions throughout the year focused on our key priorities, including:

●	Holding safety timeouts each quarter, a time when every employee in each plant and distribution center pauses their work to review important COVID safety information, including creating a special safety briefing for all employees and making that content available to share with their families and loved ones.

●	Introducing new employee benefits such as Talkspace, an online therapy service; expanding LifeCare to provide backup care giving and tutoring services; and fully covering telehealth services through MDLive.

●	Adapting our batteries to be used in respirators, deploying our fasteners for use in hospital beds and ventilators, and investing in other innovative projects to help combat COVID-19.
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We continue to monitor developments and are being cautious and thoughtful as we evaluate how work gets done and implement changes to help our business operate effectively in the 2020s, including assessing our real estate footprint and returning onsite-critical employees to offices in accordance with health and safety guidelines and protocols.

Serving Our Customers

Stanley Black & Decker is qualified as providing essential products and services around the globe, including to multiple U.S. federal agencies. We continue to work with governments and municipalities around the globe to ensure that our essential products and services continue to be available to our customers, and we are working with our supply chain partners to ensure minimal disruption. Our manufacturing environment and supply chain have largely maintained operations with few facility closures, which have typically been temporary or short-term, or at times mandated by government or local authorities. Our teams are supporting critical workers, especially the frontline caregivers and first responders, manufacturers of medical and healthcare equipment, maintenance personnel at hospitals and other healthcare facilities, and construction workers who are maintaining infrastructure, or in some cases building temporary hospitals and other emergency building needs. We recognize that the continued operations of our supply chain are a critical component and work with our partners and customers on a daily basis to help enable their ongoing business operations. Stanley Black & Decker products and services help the people who make the world do their jobs every day, and we appreciate the individual and collective effort of our employees who are on the front lines. Our production and distribution center workers, call center personnel, security technicians and others are coming to work every day to provide the essential tools, equipment, services and solutions that help keep the world moving, and we are working hard to keep their work environment and interactions with customers safe. The Company’s products and services are being used in existing and new applications that are directly responding to COVID-19 challenges, including portable, rechargeable batteries for respirators; fasteners for hospital beds, ventilators and other healthcare equipment; nurse call management systems for surge hospitals; and tools and storage solutions for a variety of needs.

Maintaining Financial Strength

We have taken actions to ensure the financial strength and stability of our organization during these challenging times. The Company was proactive in resizing its cost base and ensuring that it had sufficient liquidity to navigate an uncertain environment and position each of our businesses for success when markets began to recover. We entered the pandemic in a strong financial position and, leveraging our actions and the 10% second half organic revenue growth, we exited the year stronger. To respond to the volatile and uncertain environment, the Company implemented a comprehensive cost reduction and efficiency program, which delivered approximately $500 million, net, of savings in 2020 and is expected to deliver approximately $125 million, net, of savings in 2021. Cost actions executed under the program included headcount reductions, furloughs, reduced employee work schedules, a voluntary retirement program, and footprint rationalizations. The Company made some of the cost actions permanent while returning certain employees to full-time status. These efforts ensure the sustainability of the cost reduction program into 2021 while providing more employment stability for the Company’s remaining associates.

Supporting Our Employees, Communities and Governments

Also important in this crisis is our mission to assist our governments and communities in mitigating the spread and impact of the virus around the globe. As an organization, we are taking steps worldwide to do our part. We have established a comprehensive COVID-19 response program in alignment with our purpose, For Those Who Make the World, using our expertise and innovation, and our financial and operational resources, to make a difference in our communities. In 2020, we committed more than $10 million for global pandemic relief efforts, including support for frontline workers, healthcare institutions, those with unmet basic needs and back-to-school efforts. We increased our employee matching charitable gift program to donate two dollars for every dollar donated by our employees in order to further support nonprofits. To help employees who incurred financial hardships related to the pandemic, we initiated a $5 million employee relief fund. We also donated one million masks to support elder care facilities, hospitals and schools.

We continue to be inspired by the passion and societal commitment of our employees around the globe. Even when faced with their own personal challenges related to COVID-19, as well as new operational challenges, they continue to find impactful ways to support others. We continue to take the steps reasonably possible to keep our employees safe, ensure the continuity of our business by serving our customers and maintaining our financial strength, and doing our part to help communities and governments combat the impact of the virus.

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Response to Social Justice Protests

The Company strives to create a culture of equality that unlocks human potential and uncovers the key drivers of a workplace in which everyone can advance and thrive. In response to the social justice protests following the deaths of unarmed black men and women, including George Floyd and others, the Company issued a Statement of Solidarity condemning racism and brutality and reaffirming the Company’s commitment to the inclusivity of all people. The Company held multiple listening sessions with members of our African Ancestry Network Employee Resource Group to hear the concerns of our employees. Using insights from these sessions, a working group created a strategic plan to confront racism, social injustice and bias in the Company, with suppliers and communities in which we operate. The Company is also executing initiatives across the global workforce designed to foster an inclusive workplace and facilitate equitable career development opportunities. Please refer to Human Capital Management on page 17 for more information about the Company’s approach to Diversity, Equity & Inclusion. More details about the Statement of Solidarity can be found at https://www.stanleyblackanddecker.com/article/statement-solidarity.

KEY BUSINESS PERFORMANCE HIGHLIGHTS

During 2020, we continued to make significant progress against our strategic priorities:

●	The Company responded to COVID-19 by establishing four priorities for the organization as described above to navigate through the uncertain period and position our businesses for long-term success.
●	The Company implemented a cost and efficiency program that delivered approximately $500 million of cost savings in 2020.
●	Total revenue was $14.5 billion, up 1% versus the prior year, as 10% second half organic growth* and acquisitions more than offset first half pandemic-related market impacts.
●	In 2020, the gross margin rate was 34.2% and the operating margin rate was 12.9%. Excluding acquisition-related and other charges, the gross margin rate was 34.7%, up 120 basis points versus the prior year and the operating margin rate was 14.6%, up 110 basis points versus the prior year. This performance was achieved as the Company implemented cost control measures in response to COVID-19 and technology-driven margin resiliency initiatives, realized the benefits of price increases and leveraged growth in the second half of the year.**
●	The Company achieved GAAP diluted earnings per share (“EPS”) of $7.77 in 2020 compared to $6.35 in 2019. Both periods include acquisition-related and other charges. Excluding these amounts, adjusted diluted EPS was $9.04 in 2020 versus $8.40 in 2019, which represents an expansion of 8% versus the prior year, reflecting a strong performance as the Company successfully navigated market and operational impacts from the pandemic.**
●	Free cash flow*** was a record $1.7 billion, supported by the strong operational performance and a continued focus on working capital turns which improved to 10.4, up 0.6 turns versus the prior year.
●	We have produced above-market organic revenue growth and an ~8% compound annual growth rate (“CAGR”) adjusted diluted EPS expansion over the past four years despite absorbing approximately $1 billion in commodities, tariff and currency-related cost inflation.**
●	Reflecting these actions, the Company delivered a strong total shareholder return (“TSR”) of approximately 9% for the 2020 fiscal year and has a track record of long-term performance with 5- and 10-year annualized TSR returns of approximately 12%.

*	Organic growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts.
**	See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
***	Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide return to shareholders. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items.
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POSITIVE FINANCIAL PERFORMANCE RESULTS OVER THE LAST THREE YEARS

*	See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

BOARD SKILLS AND QUALIFICATIONS

The Board is committed to diversity and inclusion on the Board and throughout the Company and its leadership. As reflected in the oversight responsibilities set forth in the Corporate Governance Committee charter, our Corporate Governance Committee gives serious consideration to the pool from which we select board nominees and the diverse characteristics of our board members and board nominees, which characteristics include gender, race, nationality, age, geographic origin and personal, educational and professional experience and skills.

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CORPORATE GOVERNANCE HIGHLIGHTS

The Corporate Governance Committee and the Board of Directors review the Corporate Governance Guidelines for possible revision at least once each year, and otherwise consider whether the Company’s policies and procedures should be modified to reflect changes in governance best practices or regulatory updates. The Company’s governance policies include the following best practices:

●  Annual election of directors

●  Independent Board, other than our Chief Executive Officer

●  Independent Chairman

●  Shareholder-approved director fee cap

●  Proxy access, allowing eligible long-term shareholders holding 3% or more of our outstanding shares of common stock to include nominations for directors in the Company’s Proxy Statement

●  Annual Board and committee self-assessments

●  Meeting of independent directors in executive session at every board meeting

●  Policy against hedging or pledging of Company stock applicable to all directors and executive officers

●  Recoupment (“clawback”) policy relating to unearned equity and cash incentive compensation of all executive officers

●  No shareholder rights (“poison pill”) plan

●  Robust stock ownership guidelines for directors and executive officers

●  No excise tax gross-ups under change in control agreements with executive officers and no tax gross-ups on perquisites

●  Double trigger vesting provisions requiring a change in control and qualifying termination of employment

●  Shareholder right to call special meetings

In addition, following extensive shareholder engagement, the Board is recommending to shareholders at the 2021 Annual Meeting to amend the Company’s Certificate of Incorporation and Bylaws in order to:

●	permit shareholders to act by written consent;
●	eliminate all express or default supermajority voting requirements; and
●	adopt a majority voting standard for uncontested director elections.

SHAREHOLDER ENGAGEMENT EFFORTS

We place a high priority on regular, year-round proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally. During 2020, we reached out to shareholders representing approximately 65% of our outstanding shares to engage with us on a broad range of corporate governance matters including our response to COVID-19, board refreshment, composition and structure, shareholder rights, risk management, human capital management, sustainability, diversity and inclusion, innovation and strategy, as well as our executive compensation program. Our shareholder engagement program allows us to maintain meaningful dialogue with a broad range of our shareholders, including large institutional investors, smaller to mid-size institutions, pension funds and individuals, among others.

The feedback we received from shareholders was evaluated by management and the Board, and the input has enabled us to better understand our shareholders’ priorities and improve our governance practices. We continually incorporate shareholder feedback into the review of our governance practices, and we have clarified certain disclosures relating to our compensation program, among other matters, as a result of our engagement process. As reflected by the approximately 94% average of our Say on Pay vote results over the past three years, shareholders are generally supportive of our executive compensation program. Our Board is committed to strong corporate governance and responsiveness to shareholders and believes in maintaining policies and practices that serve the best interests of all shareholders.

Over the past few years, the Board has made changes to our governance practices and policies as a result of our continued engagement and remains committed to maintaining an open dialogue with our shareholders and a robust engagement program. We engaged in extensive shareholder outreach to hear directly from our shareholders about their views on the shareholder proposal to allow shareholders to act by written consent, which was supported by a majority of shareholders at the 2020 annual meeting. After incorporating the feedback, the Board is recommending an amendment to our Certificate of Incorporation to allow shareholders to act by written consent. In furtherance of

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implementing best corporate governance practices and responding to shareholder feedback, the Board is recommending amendments to our Certificate of Incorporation that would eliminate supermajority voting provisions applicable to the Company. The Board is also recommending amending the Company’s Certificate of Incorporation and Bylaws to require a majority vote in uncontested elections with a director resignation policy. See Management Proposals on page 68 for more information.

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2021 Proxy Summary

This summary highlights information regarding voting proposals contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Time and Date:	9:30 a.m. EDT, May 10, 2021

Place:	www.virtualshareholdermeeting.com/SWK2021

Record Date:	March 11, 2021

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting in advance of the meeting

●  Over the internet at www.proxyvote.com;

●  By telephone at 1-800-454-8683; or

●  By mail—sign, date and return the proxy card or voting instruction form mailed to you.

Voting during the meeting over the internet at www.virtualshareholdermeeting.com/SWK2021.

Additional Information:	For additional information about participating in the Annual Meeting, see the Virtual Meeting Information section below.

Meeting Agenda

●	Election of directors
●	Approve compensation of named executive officers on an advisory basis
●	Approve selection of Ernst & Young LLP as the registered independent public accounting firm for fiscal year 2021
●	To consider an amendment to the Certificate of Incorporation to allow shareholders to act by written consent
●	To consider an amendment to the Certificate of Incorporation to eliminate supermajority vote provisions applicable to the Company under the Connecticut Business Corporation Act
●	To consider an amendment to the Certificate of Incorporation to eliminate supermajority vote provisions of capital stock related to approval of business combinations with interested shareholders and clarify when no shareholder vote is required
●	To consider an amendment to the Certificate of Incorporation to adopt a majority voting standard in an uncontested election of directors
●	Transact other business that may properly come before the meeting or any adjournment or postponement thereof
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Voting Matters and Vote Recommendation

Proposal No.	Matter	Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR EACH NOMINEE	1

2	Approve Compensation of Named Executive Officers on an Advisory Basis	FOR	66

3	Approve Ernst & Young LLP as the Registered Independent Public Accounting Firm for Fiscal Year 2021	FOR	67

4	To Consider an Amendment to the Certificate of Incorporation to Allow Shareholders to Act by Written Consent	FOR	68

5	To Consider an Amendment of the Certificate of Incorporation to Eliminate Supermajority Vote Provisions Applicable to the Company under the Connecticut Business Corporation Act	FOR	70

6	To Consider an Amendment to the Certificate of Incorporation to Eliminate Supermajority Vote Provisions of Capital Stock Related to Approval of Business Combinations with Interested Shareholders and Clarify When No Shareholder Vote Is Required	FOR	71

7	To Consider an Amendment to the Certificate of Incorporation to Adopt a Majority Voting Standard in an Uncontested Election of Directors	FOR	73
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Board Nominees

The following table provides summary information about each director nominee (please see “Item 1—Election of Directors” for more information). Currently, under the Company’s Bylaws, the Company has opted in to provisions of the Connecticut Business Corporation Act that end a director’s term if the director receives more “against” than “for” votes in an uncontested election of directors. Without any resignation by the director or further action from the Board, the term for a director who does not receive the required votes will expire ninety (90) days after the voting results are determined. It is possible that the term of that director may end earlier, if the Board selects a qualified individual to fill the director’s seat. Each director nominee is currently serving as a director and attended at least 94% of all regularly scheduled and special meetings of the Board and the committees on which he or she served during the director nominee’s tenure.

				Committee Memberships
Name	Age	Director Since	Occupation	Exec.	Audit	Corporate Governance	Finance & Pension	Comp. & Talent Dev.

Andrea J. Ayers	57	2014	Former President and Chief Executive Officer, Convergys Corporation					C
George W. Buckley, Chairman	74	2010	Retired Chairman, President and Chief Executive Officer, 3M Company	C
Patrick D. Campbell	68	2008	Retired Senior Vice President and Chief Financial Officer, 3M Company		C
Carlos M. Cardoso	63	2007	Principal, CMPC Advisors LLC			C
Robert B. Coutts	71	2007	Retired Executive Vice President, Electronic Systems, Lockheed Martin Corporation
Debra A. Crew	50	2013	President, North America and Global Supply, Diageo plc
Michael D. Hankin	63	2016	President and Chief Executive Officer, Brown Advisory Incorporated				C
James M. Loree	62	2016	Chief Executive Officer, Stanley Black & Decker, Inc.
Jane M. Palmieri	51	2021	President, Industrial Intermediates & Infrastructure, Dow Inc.
Mojdeh Poul	58	2021	Executive Vice President, Healthcare Business Group, 3M Company
Dmitri L. Stockton	57	2018	Retired Chairman, President & Chief Executive Officer, GE Asset Management
Irving Tan	51	2020	Chairman, Asia-Pacific Japan & China, Cisco Systems Inc.

Committee composition is as of the date of this Proxy Statement. Committee memberships are indicated in yellow, with Committee Chairs indicated by a C. All directors, other than Mr. Loree, are independent.

x

Executive Compensation Advisory Vote

The Board recommends shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement for the reasons discussed in this Proxy Statement, including our commitment to our pay for performance philosophy:

●	We follow a pay for performance philosophy, pursuant to which our employees are incentivized to achieve or exceed pre-established objective financial goals for the Company and deliver superior returns to our shareholders.

●	Our 2020 compensation program reflects this philosophy, as weighted payouts across all performance measures of 47.4% –167.9% of target under the Company’s 2020 Management Incentive Compensation Plan (“MICP”) reflect the Company’s relatively strong operational performance during 2020 despite business interruptions due to the COVID-19 pandemic. We made no COVID-19 related adjustments to our 2020 MICP metrics or goals and the Compensation Committee applied no positive discretion in determining performance and payouts for our named executive officers.

●	Our long-term performance targets are challenging, as evidenced by the fact that, for the 2018–2020 performance cycle, payouts under the Performance Units were at 63.3% of target, and that over the last five years none of our long-term incentive programs have paid out at maximum. We made no COVID-19 related adjustments to our 2018–2020 Performance Unit plan metrics or goals and the Compensation Committee applied no positive discretion in determining performance and payouts for our named executive officers.

●	Our pay for performance alignment is strong, with pay opportunity targeted at the market median and realizable pay over the most recently available three-year period for our Chief Executive Officer showing reasonable alignment with our TSR performance.

●	In each of the last three years, we received strong shareholder support for our named executive officer compensation with the three-year average of approximately 94% of Say on Pay votes cast in support of our executive compensation (95.2% votes cast in 2020, 94.1% of votes cast in 2019, and 92.9% of votes cast in 2018).

●	Our compensation programs follow best practices, including: no tax gross-ups in severance arrangements and change in control agreements, no tax gross-ups on perquisites, double trigger vesting provisions requiring a change in control and qualifying termination of employment, a comprehensive recoupment (“clawback”) policy relating to unearned equity and cash incentive compensation of all executive officers, robust stock ownership guidelines for directors and executive officers and a policy against hedging or pledging of Company stock.

Please see “Item 2—Advisory Vote to Approve Compensation of Named Executive Officers” for more information.

Auditors

The Board recommends that the shareholders approve the selection of Ernst & Young LLP as our registered independent public accounting firm for fiscal year 2021. Please see “Item 3—Approval of Registered Independent Public Accounting Firm” for more information, including the amount of fees for services provided in 2019 and 2020.

Management Proposal Regarding Amendment to the Certificate of Incorporation to Allow Shareholders to Act by Written Consent

The Board recommends shareholders vote to approve the proposal regarding the right of shareholders to act by written consent. Please see “Item 4—Amendment to the Certificate of Incorporation to Allow Shareholders to Act by Written Consent” for more information.

Management Proposal Regarding Amendment of the Certificate of Incorporation to Eliminate Supermajority Vote Provisions Applicable to the Company under the Connecticut Business Corporation Act (“CBCA”)

The Board recommends shareholders vote to approve the proposal regarding elimination of the supermajority vote provisions under the CBCA. Please see “Item 5—Amendment of the Certificate of Incorporation to Eliminate Supermajority Vote Provisions Applicable to the Company under the CBCA” for more information.

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Management Proposal Regarding Amendment to the Certificate of Incorporation to Eliminate Supermajority Vote Provisions of Capital Stock

The Board recommends shareholders vote to approve the proposal regarding elimination of the supermajority vote provisions of Capital Stock. Please see “Item 6—Amendment to the Certificate of Incorporation to Eliminate Supermajority Vote Provisions of Capital Stock Related to Approval of Business Combinations with Interested Shareholders and Clarify When No Shareholder Vote Is Required” for more information.

Management Proposal Regarding Amendment to the Certificate of Incorporation to Adopt a Majority Voting Standard

The Board recommends shareholders vote to approve the proposal regarding the adoption of a majority voting standard. Please see “Item 7—Amendment of the Certificate of Incorporation to Adopt a Majority Voting Standard in an Uncontested Election of Directors” for more information.

Virtual Meeting Information

We are conducting this year’s Annual Meeting virtually due to the ongoing public health concerns resulting from the COVID-19 pandemic and to support the health and well-being of our shareholders, employees and community. We have designed the virtual format to enhance shareholder access, attendance and participation.

●	Accessing the Meeting: To attend, vote and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/SWK2021 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

●	Questions: To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. EDT on May 9, 2021 and enter the 16-digit control number. You may submit questions during the meeting by entering a question in the “Ask a Question” field and we will respond to questions as time permits. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional topics. Questions regarding personal matters or matters not relevant to the meeting will not be answered. The Rules of Conduct for the meeting, including the guidelines for submitting questions, the Stockholder List and the Proxy Materials will be available on the virtual meeting site during the meeting.

●	Technical Support: The virtual meeting platform is supported across devices and browsers running the most updated version of applicable software and plug-ins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. It is recommended that participants allow sufficient time to log in to the virtual Annual Meeting.

●	Beginning 15 minutes prior to the start of and during the virtual Annual Meeting we will have a support team ready to assist shareholders with any technical difficulties in accessing the virtual meeting. If you encounter technical difficulties accessing the virtual Annual Meeting, please call the support number that will be posted on the meeting website.

●	Availability of Live Webcast and Replay: A replay of the Annual Meeting will be accessible at www.virtualshareholdermeeting.com/SWK2021 twenty-four (24) hours after the conclusion of the Annual Meeting and remain active for one (1) year after the meeting date.
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STANLEY BLACK & DECKER, INC.

1000 Stanley Drive

New Britain, Connecticut 06053

Telephone: 860-225-5111

PROXY STATEMENT FOR THE MAY 10, 2021 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Stanley Black & Decker, Inc. (the “Company”), a Connecticut corporation, to be voted at the 2021 Annual Meeting, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing Notice. No business may be transacted at the Annual Meeting other than the business specified in the Notice of the Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has properly given notice to the Company’s Secretary under our Bylaws. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in their discretion.

This Proxy Statement, the accompanying Notice of the Annual Meeting and the enclosed proxy card are first being mailed to shareholders on or about March    , 2021.

ITEM 1—ELECTION OF DIRECTORS

At the 2021 Annual Meeting, the shareholders will be asked to elect all of the nominees set forth below to the Board of Directors, and each nominee has consented to be named as such in this Proxy Statement. Each director, if elected, has consented to serve until the 2022 Annual Meeting and until the particular director’s successor has been elected and qualified.

The Board of Directors recommends a vote FOR the nominees. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee or the Board may reduce its size.

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Information Concerning Nominees for Election as Directors

ANDREA J. AYERS, former President and Chief Executive Officer of Convergys Corporation, has been a director of the Company since December 2014.

Ms. Ayers served as President and Chief Executive Officer of Convergys Corporation from November 2012 through October 2018, and a director of Convergys from October 2012 through October 2018. From 2008 to 2012, Ms. Ayers served as President of Convergys Customer Management Group Inc., and from 2010 to 2012, Ms. Ayers also served as Chief Operating Officer of Convergys Customer Management Group Inc. Ms. Ayers is currently a director of Endurance International Group Holdings, Inc.

Ms. Ayers is 57 years old and is Chair of the Compensation and Talent Development Committee and a member of the Finance and Pension Committee and the Executive Committee.

Ms. Ayers had a significant role in the transformation of Convergys from a company with three business lines to a customer management solutions company with approximately 125,000 employees worldwide. She has expertise in multi-channel customer experience, customer management analytics and technology. Ms. Ayers’ experience and expertise provide a valuable resource to the Board and management.

GEORGE W. BUCKLEY, retired Chairman, President and Chief Executive Officer of 3M Company, was elected Chairman of the Board effective January 1, 2017, and has been a director of the Company since March 2010. Mr. Buckley also served on the Board of The Black & Decker Corporation from 2006 until 2010. From April 2015 through December 2016, he served as Lead Independent Director of the Board.

Mr. Buckley served as Chairman, President and Chief Executive Officer of 3M Company from December 2005 until May 2012. From 1993 to 1997, Mr. Buckley served as the Chief Technology Officer for the Motors, Drives, and Appliance Component Division of Emerson Electric Company. Later, he served as President of its U.S. Electric Motors Division. In 1997, he joined the Brunswick Corporation as a Vice President, became Senior Vice President in 1999, and became Executive Vice President in 2000. Mr. Buckley was elected President and Chief Operating Officer of Brunswick in April 2000 and Chairman and Chief Executive Officer in June 2000. As noted above, he was elected Chairman, President and Chief Executive Officer of 3M Company in December 2005. Mr. Buckley serves as Chairman of Smiths Group plc, and a director of Hitachi Ltd. Within the last five years, Mr. Buckley has served on the board of PepsiCo, Inc.

Mr. Buckley is 74 years old and is our Chairman of the Board. He also serves as Chair of the Executive Committee and is a member of the Audit Committee and the Compensation and Talent Development Committee.

As the former Chairman, President and Chief Executive Officer of 3M Company, Mr. Buckley provides the Board with the expertise and knowledge of managing a large, multi-national corporation. This knowledge, combined with his prior experience as the Chief Executive Officer of Brunswick Corporation and his expertise related to technology-driven manufacturing, provides a valuable resource to the Board and management.

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PATRICK D. CAMPBELL, retired Senior Vice President and Chief Financial Officer of 3M Company, has been a director of the Company since October 2008.

Mr. Campbell served as Senior Vice President and Chief Financial Officer of 3M Company from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell had been Vice President of International and Europe for General Motors Corporation where he served in various finance-related positions during his 25-year career with that company. Mr. Campbell is currently Chairman of the Board of Directors of Newell Brands Inc. and Herc Holdings, Inc. and a director of SPX Flow, Inc.; within the past five years, he has served as a director of SPX Corporation.

Mr. Campbell is 68 years old and is Chair of the Audit Committee, as well as a member of the Compensation and Talent Development Committee and the Executive Committee.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. Before he joined 3M Company, Mr. Campbell worked at General Motors in various capacities, including the role of Chief Financial Officer and Vice President of General Motors International Operations, based in Switzerland, for five years. This experience gives Mr. Campbell a perspective that he is able to use to help the Board understand the issues management confronts on a daily basis and to serve as a valuable resource for the Board and management.

CARLOS M. CARDOSO, Principal, CMPC Advisors LLC, has been a director of the Company since October 2007.

Mr. Cardoso joined CMPC Advisors LLC in January 2015. Prior to that, he served as Chairman of Kennametal, Inc. from January 2008 until December 2014 and as President and Chief Executive Officer of Kennametal from January 2006 until December 2014. Mr. Cardoso joined Kennametal in 2003 and served as Vice President, Metalworking Solutions and Services Group and then as Executive Vice President and Chief Operating Officer before he became President and Chief Executive Officer. Prior to his tenure with Kennametal, Mr. Cardoso was President of the Pump Division of Flowserve Corporation from 2001 to 2003. Mr. Cardoso is currently Chairman of the Board of Directors for Garrett Motion Inc., and also serves as a director of Hubbell Incorporated.

Mr. Cardoso is 63 years old and is Chair of the Corporate Governance Committee and a member of the Finance and Pension Committee and the Executive Committee.

As Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc., Mr. Cardoso faced the challenge of managing a complex company on a daily basis. This experience, combined with the skills Mr. Cardoso acquired in his leadership roles at Kennametal, Inc. and Flowserve Corporation, make him a valuable resource for the Board and management.

ROBERT B. COUTTS, retired Executive Vice President, Electronic Systems of Lockheed Martin Corporation, has been a director of the Company since July 2007.

Mr. Coutts served as an Executive Vice President of Lockheed Martin Corporation from 1999 through 2008, first as Executive Vice President, Systems Integration from 1999 to 2003, and then as Executive Vice President, Electronic Systems from 2003 to 2008. While at Lockheed Martin, Mr. Coutts also served as Chairman of Sandia National Laboratories. Prior to his tenure with Lockheed Martin, Mr. Coutts held senior management positions over a 20-year period with the General Electric Company. In addition, he is a director of Hovnanian Enterprises, Inc., and of Siemens Government Technologies, Inc. Within the past five years, Mr. Coutts has served on the board of Pall Corporation.

Mr. Coutts is 71 years old and is a member of the Compensation and Talent Development Committee and the Corporate Governance Committee.

Mr. Coutts’ long experience in senior management of Lockheed Martin and General Electric Company has led him to develop expertise in manufacturing, program management, supply chain management, technology and government contracting that is of value to the Board as the Company continues to improve its global manufacturing operations and sourcing. He also has cyber technology experience through many of the contracts he managed for and with the United States Government, which makes him a valuable resource for the Board and management.

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DEBRA A. CREW, President, North America and Global Supply, Diageo plc, has been a director of the Company since December 2013.

Ms. Crew has served as President, North America and Global Supply, Diageo plc, a global leader in beverage alcohol, since July 2020. From January 2017 to December 2017, she served as President and Chief Executive Officer of Reynolds American Inc. Prior to that, she served as President and Chief Commercial Officer of R. J. Reynolds Tobacco Co. from October 2014 to October 2015 and as President and Chief Operating Officer of the company effective October 2015 to December 2016. Before joining R.J. Reynolds Tobacco, Ms. Crew served as President and General Manager, PepsiCo North America Nutrition from August 2014 to September 2014, as President, PepsiCo Americas Beverages from August 2012 through August 2014 and as President, Western European Region of PepsiCo Europe from April 2010 through August 2012. Prior to her tenure with PepsiCo, Ms. Crew held positions of increasing responsibility at Kraft Foods, Nestlé S.A. and Mars, Inc. from 1997 to 2010. From 1993 to 1997, Ms. Crew served as a captain in the United States Army, in military intelligence. Ms. Crew served as a director of Reynolds American from January 2017 until July 2017, when Reynolds American became an indirect, wholly-owned subsidiary of British American Tobacco p.l.c. Ms. Crew also serves as a director of Mondelez International, Inc. Within the past five years, Ms. Crew has served on the boards of Diageo plc and Newell Brands, Inc.

Ms. Crew is 50 years old and is a member of the Compensation and Talent Development Committee and the Finance and Pension Committee.

Ms. Crew brings to the Board an impressive record of success with leading global consumer products companies as well as a broad range of experience in marketing, operations and strategy. Ms. Crew’s global perspective, combined with proven commercial capabilities and exposure to world-class innovation planning processes, make her a valuable resource for the Board and management.

MICHAEL D. HANKIN, President and Chief Executive Officer, Brown Advisory Incorporated, has been a director of the Company since April 2016.

Mr. Hankin has served as Chief Executive Officer of Brown Advisory Incorporated since 1998, when the firm was acquired from Alex Brown Incorporated by a group of employees. From 1993 to 1998, Mr. Hankin served as Executive Vice President and Chief Operating Officer of Alex Brown Investment Advisory & Trust Company, a subsidiary of Alex Brown Incorporated, where he helped create the business that became Brown Advisory. Prior to that, Mr. Hankin was a partner at Piper & Marbury (now DLA Piper) where he specialized in business and tax law. Mr. Hankin is a director of Brown Advisory Incorporated and its affiliated companies, including Brown Advisory Funds.

During Mr. Hankin’s tenure as Chief Executive Officer of Brown Advisory Incorporated, the firm has grown from a company with approximately $1.5 billion in client assets to a company with over $84 billion in client assets and has expanded its operations throughout the United States and in the U.K., Europe, South America and Asia.

Mr. Hankin is 63 years old and is Chair of the Finance and Pension Committee, and a member of the Audit Committee and the Executive Committee.

Mr. Hankin’s experience building and running a successful, complex and diverse global financial company, his familiarity with financial and investment planning and analysis, his understanding of capital structure and valuation issues, and his experience with cybersecurity make him a valuable resource for the Board and management.

4

JAMES M. LOREE, Chief Executive Officer of the Company, has been a director of the Company since July 2016.

Mr. Loree joined the Company in July 1999 as Vice President, Finance and Chief Financial Officer. He was named Executive Vice President and Chief Financial Officer in September 2002, Executive Vice President and Chief Operating Officer in January 2009, President and Chief Operating Officer in January 2013, President and Chief Executive Officer of the Company in July 2016, and Chief Executive Officer in February 2021. Before he joined the Company, Mr. Loree held positions of increasing responsibility in financial and operating management in industrial businesses, corporate and financial services at General Electric from 1980 to 1999. Mr. Loree served on the board of Harsco Corporation from 2010 to 2016 and as Chair of Harsco’s Audit Committee for three years during that period. Mr. Loree currently serves on the board of Whirlpool Corporation.

Mr. Loree is 62 years old and is a member of the Executive Committee.

As the Chief Executive Officer of the Company, Mr. Loree provides the Board with knowledge of the daily workings of the Company and also with the essential experience and expertise that can be provided only by a person who is intimately involved in running the Company. Mr. Loree’s service on the Board and as Chief Executive Officer of the Company provides seamless continuity of leadership for the Board and management.

JANE M. PALMIERI, President, Industrial Intermediates & Infrastructure, Dow Inc., has been a director of the Company since February 2021.

Ms. Palmieri oversees an industry-leading portfolio of businesses, including Polyurethanes, Chlor-Alkali & Vinyl, Construction Chemicals and Industrial Solutions. In addition, she has executive oversight for Dow business in Asia Pacific.

Ms. Palmieri has more than 20 years of experience with Dow. Prior to her current responsibilities, Ms. Palmieri held the role of business president, Dow Building & Construction. She has also held a variety of business roles throughout her career, spanning marketing, sales, new business development and business operations in several Dow businesses, including Dow Automotive, Dow Specialty Chemicals, Dow Coating Solutions, and Dow Solar.

Ms. Palmieri is 51 years old and is a member of the Corporate Governance Committee and the Finance and Pension Committee.

Ms. Palmieri brings to the Board a demonstrated record of leading global industrial operating segments as well as a broad range of experience in sales, digital marketing innovation, M&A and operations. In addition, Ms. Palmieri’s background as an engineer and her strengths in product design and engineering with a focus on sustainability and energy efficiency, make her a valuable resource for the Board and management.

5

MOJDEH POUL, Executive Vice President, Health Care Business Group, 3M Company, has been a director of the Company since February 2021.

Ms. Poul leads 3M’s Health Care Business Group, which serves the global healthcare industry and includes medical solutions, oral care, separation and purification sciences, health information systems, drug delivery systems, and food safety. Ms. Poul’s 3M career began in 2011 when she joined the Health Care Business Group as the Global Marketing Leader for the Critical and Chronic Care Solutions Division. In the years following, she held global leadership roles in the Food Safety and Infection Prevention businesses before being named President and General Manager of 3M Canada in 2016, then executive vice president of 3M’s Safety & Graphics Business Group in 2018.

Prior to 3M, Ms. Poul held several leadership roles of increasing responsibility with Medtronic and Boston Scientific. She has led teams across different functions, businesses, and geographies, including in highly regulated industries and businesses requiring strong market development expertise.

Ms. Poul is 58 years old and is a member of the Audit Committee and the Corporate Governance Committee.

Ms. Poul’s wide range of experience spanning from product engineering and development, sales and marketing, M&A and corporate strategy to government relations make her a valuable resource for the Board and management.

DMITRI L. STOCKTON, former Chairman, President & Chief Executive Officer of GE Asset Management, has been a director of the Company since July 2018.

Mr. Stockton was previously with GE Asset Management, a global asset management firm with nearly $120 billion in assets under management focused on private equity, real estate, fixed income, active equities and hedge fund investing. He retired from GE after the successful sale of GE Asset Management to State Street.

Mr. Stockton spent a total of 30 years with GE and was one of approximately 20 Corporate Senior Vice Presidents that served on the Company’s Corporate Executive Council. During his tenure, he lived and worked abroad for a decade of his career in three different countries. He led businesses across 26 global markets with approximately 40,000 employees in his final assignment internationally.

Mr. Stockton currently serves as a director on the boards of Deere & Company, Ryder Systems Inc., and Target Corporation.

Mr. Stockton is 57 years old and is a member of the Audit Committee and the Corporate Governance Committee.

Mr. Stockton’s global experience, his familiarity with financial planning and analysis, real estate and investment strategy, as well as his understanding of capital structures, make him a valuable resource for the Board and management.

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IRVING TAN, Chairman, Asia-Pacific Japan & China, Cisco Systems Inc., has been a director of the Company since February 2020.

Mr. Tan is responsible for setting the strategic business direction and engaging in key customer relationships to drive sustainable growth for Cisco’s Asia-Pacific and China region. He has worked for Cisco since 2009. Prior to his current role, he was Executive Vice President and Chief of Operations where he was responsible for the development and implementation of Cisco’s operating strategy, targeting growth through productivity improvements and innovation across all core business functions. He also led Cisco’s transformation to an end-to-end digital company. Prior to that role, Mr. Tan held positions of increasing responsibility, including serving as the leader of Cisco Asia-Pacific and Japan (APJ), leader of Cisco ASEAN, leader of Cisco Singapore and Brunei, and senior manager in both Enterprise Sales Operations and Managed Services. Before joining Cisco, Mr. Tan was a principal at A.T. Kearney, a management consultancy firm specializing in mergers and acquisitions and merger integration in IT and communications. He also worked at Hewlett-Packard as business-unit leader for the APJ Communications and Media Solutions Group.

Mr. Tan is 51 years old and is a member of the Audit Committee and Corporate Governance Committee.

The Company is focused on accelerating its innovation efforts to enhance its track record of delivering top-quartile financial performance. Mr. Tan’s expertise in digitization and innovation is of tremendous value to supporting this strategy. Mr. Tan’s global perspective and deep knowledge of Asian markets and his expertise in operating strategy is a valuable resource to the Board and management.

Board of Directors

Nomination Process. All candidates for Board membership are evaluated by the Corporate Governance Committee. In evaluating candidates, including existing Board members, the Corporate Governance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the composition of the Board, including diversity, and the challenges and needs of the Company in an effort to ensure that the Board is comprised of a diverse group of members who are positioned to best serve the needs of the Company and its shareholders. In addition to recommendations from directors, management, and shareholders, the Corporate Governance Committee may also consider recommendations from third-party search firms retained for this purpose, whose function is to assist in identifying qualified candidates. We engaged a third-party search firm to assist us in identifying Mojdeh Poul and Jane M. Palmieri, whom we welcomed to the Board in February 2021. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Corporate Governance Committee considers a potential nominee or director’s:

●	integrity and demonstrated high ethical standards;

●	experience with business administration processes and principles and risk management;

●	ability to express opinions, raise difficult questions, and make informed, independent judgments;

●	knowledge, experience, and skills in one or more specialty areas (such as accounting or finance, legal, regulatory or governmental affairs, human capital management, product development, manufacturing, technology, digitization and cybersecurity, global operations, real estate or corporate strategy, among others);

●	ability to devote sufficient time to prepare for and attend Board meetings;

●	willingness and ability to work with other members of the Board in an open and constructive manner;

●	ability to communicate clearly and persuasively; and

●	diversity with respect to other characteristics, which may include, gender, age, ethnicity, race, nationality, skills and experience.

Shareholder Nominations and Recommendations of Candidates. Shareholders who wish to submit names to be considered by the Corporate Governance Committee may do so by contacting us through the Corporate Secretary, Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, CT 06053.

All shareholder recommendations for director candidates are evaluated in the same manner as other director candidates.

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Shareholders wishing to nominate a director should follow the specific procedures and requirements set forth in Article II, Section 3 of the Company’s Bylaws.

Proxy Access. The Company’s Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding common stock of the Company continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the procedures and requirements specified in Article II, Section 6, of the Company’s Bylaws.

Qualifications of Directors and Nominees. The Board is committed to maintaining a diverse and well-rounded membership, complete with qualifications, skills and experience that support not only the Company’s business needs, but that also provide independent and objective oversight of the Company’s strategy and business model. Over the years, the Board has developed a deep and varied skill set, with a membership that reflects a comprehensive spectrum of both professional and personal experiences. The Board continues to focus its efforts on identifying candidates that add to, or otherwise complement, the skills and qualifications of its existing members.

The Board is committed to diversity and inclusion at the Board level and throughout the Company, and its leadership. Specifically, the Corporate Governance Committee will take reasonable steps to include diverse candidates with respect to gender, ethnicity, race, nationality, age, skills and experience in the context of the needs of the Board in the pool of potential candidates under consideration.

The Corporate Governance Committee and the Board carefully considered the qualifications, skills and experience of each nominee when concluding that this year’s nominees should serve on the Board. The chart below highlights certain of the diverse sets of skills, knowledge, background and experience that are represented on our Board:

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Stanley Black & Decker, Inc.

Board of Directors Experience Matrix

	Andrea J. Ayers	George W. Buckley	Patrick D. Campbell	Carlos M. Cardoso	Robert B. Coutts	Debra A. Crew	Michael D. Hankin	James M. Loree	Dmitri L. Stockton	Jane M. Palmieri	Mojdeh Poul	Irving Tan
Skills and Experience
Active Executive experience provides current insight into the best practices and challenges of leading a complex organization.						X	X	X		X	X	X
CEO experience provides insight into leading a complex organization like ours with transparency and integrity.	X	X		X		X	X	X	X
Public Company/Corporate Governance furthers our goals of transparency, protection of shareholder interests and implementation of best practices in corporate governance.	X	X	X	X	X	X	X	X	X	X	X	X
Corporate Social Responsibility experience is important in managing risk and furthering long-term value creation for shareholders by operating in a sustainable and responsible manner.	X	X					X	X		X	X	X
Digital experience is relevant to understanding and evaluating the Company’s efforts in areas such as e-commerce and data and analytics.	X				X			X		X	X	X
Finance/Capital Allocation experience enables effective monitoring of the Company’s financial reporting and control environment, assessment of its financial performance; oversight of mergers and acquisitions; and ensuring appropriate shareholder return.	X	X	X	X	X		X	X	X			X
Legal/Regulatory/Government Affairs experience enhances understanding of legal matters and public policy issues.						X	X				X	X
Human Capital experience is relevant to effective review of our efforts to recruit, retain and develop top talent.	X	X	X	X	X	X	X	X	X	X	X	X
Product Development experience provides insight into ideation, research and development, and commercialization of products and services.		X	X	X	X	X		X	X	X	X
Manufacturing/Logistics/Supply Chain experience enhances the Board’s ability to oversee cost-effective, technology-driven manufacturing and logistics processes.		X	X	X	X	X		X		X	X	X
Global Operations experience facilitates assessment of the Company’s complex, international operations.	X	X	X	X	X	X	X	X	X	X	X	X
M&A and Corporate Strategy experience provides insight into assessing M&A opportunities for a strategic fit, strong value creation potential and clear execution capacity.	X	X	X	X	X	X	X	X	X	X	X	X
Risk Management experience is important to the identification and mitigation of significant risks.	X	X	X	X	X	X	X	X	X	X	X
Innovation/Technology/Cybersecurity experience enhances the Board’s ability to appraise our progress in executing the strategy of becoming known as one of the world’s leading innovators.	X	X	X	X	X	X	X	X		X	X	X
Sales/Marketing/Brand Management experience provides insights into the sales and marketing process and increasing the perceived value of our brands in the marketplace.			X	X		X		X	X	X	X	X
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Director Tenure and Age and Board Refreshment. The tenure of our Board members ranges from less than a year to more than 10 years, and the Board believes maintaining varying lengths of service provides a balance between new ideas and long-standing Company knowledge and valuable insight. Our Board members reflect a wide age range, providing a range of experience and expertise. See more information below:*

*	Data includes years of service on the Board of The Black & Decker Corporation for George W. Buckley.

Corporate Governance

Board Leadership Structure. Effective January 1, 2017, the Company eliminated the position of Lead Independent Director and appointed George W. Buckley, an independent director, as Chairman. Under the terms of the Company’s Bylaws and Corporate Governance Guidelines, the Chairman presides at all meetings of the Board and, jointly with the Chief Executive Officer, establishes a schedule of agenda subjects to be discussed during the year at the beginning of each year and the agenda for each Board meeting. If the Chairman is not present, the directors present will designate a person to preside.

The Board believes this is currently the best leadership structure for the Company.

Stock Ownership Policy for Non-Employee Directors and Executive Officers. The Company’s Bylaws require directors to be shareholders. The Board maintains a Stock Ownership Policy for Non-Employee Directors, a copy of which can be found on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which

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appears under the “Investors” heading and the “Governance Highlights” subheading). Pursuant to that policy, non-employee directors are required to acquire shares having a value equal to 500% of the annual cash retainer within five years of becoming a director and are expected to maintain such ownership level during their tenure in accordance with the policy. Directors are expected to defer their fees in the form of Company common stock until they have met this requirement and may opt to continue to defer their fees even after they have acquired the minimum share value. For more information about the stock ownership policy for executive officers, please see the “Executive Officer Stock Ownership Policy” section of this Proxy Statement beginning on page 42.

Meetings. The Board of Directors met 8 times during 2020. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Executive	1
Audit	5
Corporate Governance	5
Finance and Pension	3
Compensation and Talent Development	4

The members of the Board serve on the committees described in their biographical material on pages 2-6 (see also the summary chart on page x). In 2020, no incumbent director attended fewer than 94% the aggregate of the total number of Board of Director meetings and committees on which the incumbent director served. Although the Company has no formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings, all of the members then serving attended the 2020 Annual Meeting.

Director Independence. The Board of Directors has adopted Director Independence Guidelines which are available free of charge on the “Corporate Governance” section of the Company’s website (which appears under the “Investors” heading and the “Governance Highlights” subheading) at www.stanleyblackanddecker.com. The Board of Directors has made the determination that all Director nominees standing for election, except Mr. Loree, are independent according to the Director Independence Standards, the applicable rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, Corporate Governance, Compensation and Talent Development and Finance and Pension Committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance Highlights” subheading) or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations. Changes to any committee charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

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Our Board administers its strategic planning and risk oversight function as a whole and through its Board committees. The following describes the role of our Board committees:

Executive Committee	Exercises the delegated powers of the Board of Directors during intervals between meetings of the Board; however, does not have the power to declare dividends or to take actions reserved by law to the Board of Directors.
Audit Committee	Has sole authority to appoint or replace the Company’s independent auditing firm and is directly responsible for the compensation, terms of engagement, oversight and evaluation of the work of the Company’s independent auditing firm for the purpose of preparing or issuing an audit report or related work. The Audit Committee also:
	●	reviews the scope of the audit with the independent auditors and the internal auditing department;
	●	approves in advance audit and non-audit services;
	●	reviews with the independent auditors and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies;
	●	considers periodic rotation of the Company’s independent auditing firm and reviews and evaluates the lead partner;
	●	meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Audit Committee;
	●	reviews related party transactions; and
	●	oversees the Company’s compliance and risk oversight function.

The Board of Directors has determined that Patrick D. Campbell, Michael D. Hankin and Dmitri L. Stockton all meet the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members are financially literate under the current New York Stock Exchange listing standards.

Ernst & Young LLP (“Ernst & Young”) is the Company’s independent auditing firm. The Audit Committee reviewed its relationship with Ernst & Young, considered Ernst & Young’s independence, including whether there exist any potential conflicts of interest, and determined that the continued engagement of Ernst & Young did not raise any conflict of interest or other concerns that would adversely impact Ernst & Young’s independence.

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Corporate Governance Committee	Considers candidates and makes recommendations to the Board of Directors as to Board membership, as well as:
	●	seeks individuals qualified to become Board members, including through evaluating input from shareholders and third-party search firms if retained and engaged, concerning potential candidates;
	●	recommends directors for re-nomination to the Board, Board committee membership and committee chairs, and recommends director compensation;
	●	leads the review and assessment of and recommends any changes to the Company’s Corporate Governance Guidelines;
	●	oversees the annual evaluation of Board performance;
	●	reviews shareholder proposals and annual shareholder engagement feedback, and makes recommendations to the Board;
	●	reviews the Company’s policies, objectives and practices with respect to environmental management, sustainability, corporate social responsibility and related public communications; and
	●	approves policy guidelines on charitable contributions.
The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of director compensation are described below under the heading “Director Compensation.”
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Compensation and Talent Development Committee (“Compensation Committee”)	Has overall responsibility for the Company’s compensation strategy, plans, policies and programs, including:
	●	conducting, with the assistance of its independent compensation consultant and other advisors, on-going evaluations of existing executive compensation programs;
	●	evaluating and making recommendations to the Board regarding compensation plans, policies and programs of the Company as they affect the CEO and the other executive officers;
	●	reviewing the operation and structure as well as administering the Company’s executive compensation plans, policies and programs; and
	●	overseeing the Company’s talent development strategy and succession planning.
No management employees participated in executive sessions relating to compensation arrangements for our Chief Executive Officer. The procedures and processes followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described on page 24 under the heading “Compensation Discussion & Analysis”.
The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) as an independent compensation consultant to advise the Compensation Committee. A representative of Pay Governance was present at all of the meetings of the Compensation Committee in 2020. The Compensation Committee reviewed its relationship with Pay Governance, considered Pay Governance’s independence, including whether there exist any potential conflicts of interest, and determined that the engagement of Pay Governance did not raise any conflict of interest or other concerns that would adversely impact Pay Governance’s independence. In reaching this conclusion the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards regarding compensation advisor conflicts of interest and independence. The Compensation Committee has sole authority to retain or terminate Pay Governance as its independent compensation consultant and to approve its fees and other terms of engagement.
Finance and Pension Committee	Advises in major areas concerning the finances of the Company, including:
	●	reviewing the financial condition of the Company;
	●	reviewing management’s administration of retirement plans and approving amendments to retirement plans and related trusts;
	●	analyzing and advising on fundamental corporate changes in capital structure;
	●	advising and assisting in matters such as short-term investments, credit liabilities, interest rate hedges, swaps and other similar transactions; and
	●	reviewing the Company’s enterprise risk management process.
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Executive Sessions of the Board. Pursuant to the Corporate Governance Guidelines, the non-management directors meet in executive session at each Board meeting. The Chairman presides over these meetings.

Communicating with the Board. Shareholders or others wishing to communicate with the Chairman, the Board generally, or any specific member of the Board of Directors may do so by mail addressed to Stanley Black & Decker, Inc., c/o Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

Code of Business Ethics. The Company has adopted a Code of Business Ethics applicable to all of its directors, officers and employees worldwide and a Code of Ethics for the Chief Executive Officer and senior financial officers. Copies of these documents are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading). The information on the Company’s website is not, and is not intended to be, part of this Proxy Statement and is not incorporated into this Proxy Statement by reference. Copies are also available upon written request addressed to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Talent Development and Succession Planning. Pursuant to its charter, the Compensation Committee provides strategic oversight of talent strategy and direction to ensure the Company seeks, develops and retains the right talent for the Company’s needs. The Compensation Committee works with senior management on developing and cultivating succession planning. In addition, the full Board is responsible for succession planning, including nominating and evaluating senior management successors. The CEO is also involved in the succession planning process, including through making recommendations and reviewing development plans of individuals.

Board and Committee Self-Evaluation. Each year, each Committee and the Board undertake a rigorous self-evaluation process using various methodologies that may include written questionnaires and interviews. The Corporate Governance Committee reviews the feedback received and annually provides the Board and its Committees with an assessment of their performance. Based on the feedback received in the evaluation process, the Board develops areas of focus which it believes would benefit from improvement.

Director Continuing Education. Pursuant to the Corporate Governance Guidelines, the Company regularly provides directors with continuing education on a variety of topics by outside speakers and management. In 2020, subjects covered with Board members included, among other topics, current trends in pandemic response plans, corporate governance, cybersecurity, geopolitics, technology and social responsibility. In addition, the Company provides all directors with a subscription to Agenda, a weekly corporate publication that focuses on governance issues of interest to directors of public companies. The Corporate Governance Committee encourages directors to periodically attend outside workshops and seminars regarding corporate governance and other topics.

Risk Oversight

As required by our Corporate Governance Guidelines, during the orientation process for new directors, each director receives a presentation from the Company’s senior management that describes the Company’s risk management policies and procedures. Our Audit Committee routinely discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including cybersecurity risk, the Company’s risk assessment and compliance policies. Our Finance and Pension Committee reviews our enterprise risk management process. Our Compensation Committee oversees the operation of the Company’s compensation programs to ensure that they do not encourage unnecessary or excessive risk-taking. In addition, the full Board reviews the Company’s risk management program and its efforts to mitigate risks to the Company from extraordinary liabilities or losses on at least an annual basis. The Board is committed to having individuals experienced in risk management on the Audit Committee and the Finance & Pension Committee, as well as on the full Board.

Related Person Transactions

Pursuant to the Company’s Code of Business Ethics, employees, officers and directors are required to bring any potential conflict of interest to the attention of the General Counsel. The Board has also approved a written Related Party Transactions Policy under which any proposed related party transaction involving directors, officers, nominees for directors or a 5% shareholder of the Company, or an otherwise “related person” as that term is defined in Item 404(a) of Regulation S-K (“Related Person”), shall be brought to the attention of the Company and reviewed by the General Counsel. The General Counsel obtains the facts to determine whether a conflict or potential conflict exists and determines whether the transaction or relationship constitutes a Related Party Transaction or should otherwise be reviewed by the Audit Committee. The Audit Committee is responsible for the review, approval or ratification of Related Party Transactions and may, in its discretion, approve, ratify or take other action with respect to a transaction.

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The Company maintains a business relationship with Replacement Parts, Inc. (“RPI”), which purchased approximately $164,000 in products and services from one of the Company’s subsidiaries in 2020. In April 2018, Mr. Robert Raff, President of STANLEY Security, became an executive officer of the Company. In November 2018, jointly with his siblings, Mr. Raff inherited interests in a trust holding equity of RPI. These interests, together with Mr. Raff’s direct ownership in RPI, constitute an ownership interest of approximately 14% of the equity of RPI. Mr. Raff is also an independent director of RPI.

The Company’s relationship with RPI began in the ordinary course of business prior to Mr. Raff’s becoming an executive officer of the Company and is, and will continue to be, conducted on arm’s-length terms and conditions.

Environmental, Social and Governance (ESG) Commitments

Our responsibility and business strategies are interdependent. Both support our progress on ESG and are an area of significant Board focus. We view ESG through a holistic lens and believe our biggest impacts can come by (1) implementing a strong human capital management strategy with emphasis on creating a diverse and inclusive culture; (2) advancing a bold Corporate Social Responsibility (CSR) strategy that addresses climate change and our Company’s role in society; and (3) fostering an environment of strong governance that includes a commitment to maintain a diverse and inclusive Board. Through these strategies, we aim to become a leading purpose-driven company recognized for inspiring makers and innovators to create a more sustainable world. This focus will drive innovation with impact and support us in delivering strong performance going forward.

The Corporate Governance Committee oversees the Company’s policies, objectives and practices regarding environmental management, sustainability and corporate social responsibility, and the full Board reviews our long-term Corporate Social Responsibility strategy and goals. The full Board also regularly reviews our human capital management strategy, focusing on areas such as culture; diversity, equity and inclusion; and talent acquisition, retention and development.

A commitment to Corporate Social Responsibility is critical for attracting and retaining top talent and customers, maintaining operations in varied and diverse markets and enabling the Company to achieve sustained long-term success. With this in mind, we work, design, manufacture, market, sell and transport in a way that embraces sustainable practices in our operations, our products and our communities.

Our Corporate Social Responsibility strategy includes 2030 commitments in three areas: Empower Makers, Innovate with Purpose, and Create a More Sustainable World. We are working to empower 10 million makers and creators to adapt to a changing world and workforce through STEAM education, vocational and trade skills, Makerspaces and promoting employee career mobility. We are working to enhance 500 million lives by developing innovative products that address unmet societal needs and contribute toward the Company’s revenues, improve product impacts through circular design, and reduce supply chain emissions by tasking two-thirds of our supply chain by spend to set science-based Scope 1 and Scope 2 targets by 2025. We are endeavoring to help create a more sustainable world by becoming carbon-positive, eliminating landfilling, and reducing water use in water-stressed and scarce areas. This holistic approach considers all life-cycle stages including material procurement from supply chain partners, product design, manufacturing, distribution and transportation, product use, product service and end-of-life.

In 2020, we made progress on all elements of our CSR strategy. Progress included the empowerment of over one million makers throughout the year thanks to our programming around employee career mobility, STEAM education, vocational and trade skills, and makerspace training. This programming occurred within the Company by giving employees access to learning platforms as well as externally through collaborations with organizations such as Discovery Education. Progress also included over five million lives improved through our Products with Purpose, based on our internal categorization and tracking described below. Each Product with Purpose contributes to the U.N. Sustainable Development Goals, addresses an unmet societal need, and is innovative. An internal governance committee approves Products with Purpose and we track social impact through sales data. Examples of Products with Purpose from this year included products supporting the pandemic response such as the Ford/3M/DeWALT Battery Powered Air Purifying Respirator, and electrification products such as the Cordless Roofing Nailer which eliminates the emissions from a gas compressor and eliminates trip-hazard hoses on-site. This year we reduced our emissions by approximately 20,000 metric tons CO2e through emissions reductions projects implemented at our sites, as well as a reduction in mobile Scope 1 and stationary Scope 1 emissions. These reductions keep us well on our glide path to our 2030 Science-Based Target of reducing our operational carbon emissions to zero. We believe we have set achievable goals that will enable us to meet our targets by or before 2030 and plan to continue to report our progress as we accelerate our strategy. You can find updates on our accomplishments at https://www.stanleyblackanddecker.com/social-responsibility.

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In 2016 we set our ECOSMART™ 5-year commitment to reduce our energy consumption, carbon emissions, waste generation and water consumption by 20% against our 2015 baseline year by year 2020. In June of 2020, we achieved those environmental impact reduction targets and then quickly set and launched our new interim 2023 targets. You can find details on our success at https://www.stanleyblackanddecker.com/social-responsibility/performance-metrics.

Last year, the Company continued to accrue reputational gains for industry leadership. The Company has been recognized for its sustainability progress through its inclusion in the Dow Jones Sustainability North America Index for ten consecutive years, and in 2020, for the third time, was included in the Dow Jones World Index. The Company has been designated as a global leader by CDP, an environmental impact nonprofit, for eight consecutive years in the leadership bracket for Climate, and five consecutive years in the leadership bracket for Water. In 2019, the Company received the Social Innovation Award from the American Innovation Index. The Company was ranked first in our industry by Fortune’s The World’s Most Admired Companies, and won a Reuters Responsible Business Award for Business Transformation. For the first time, the Company was recognized by Fast Company on its list of The 100 Best Workplaces for Innovators, and ranked first in our category by Forbes America’s Best Employers for Women. The Company also earned a top-score from Corporate Equality Index as a Best Place to Work for LGBTQ Equality. The Company has provided disclosures that align with standardized sustainability reporting provided by the Global Reporting Initiative (GRI) principles. These disclosures were prepared to support the Company’s transparency and disclosure efforts within its CSR 2030 Strategy and have also been mapped to the Sustainability Accounting Standards Board (SASB) standards for our industry.

To learn more about our sustainability efforts, please visit our website and view our annual sustainability reports at https://www.stanleyblackanddecker.com/social-responsibility/annual-sustainability-reports.

As explained in the reports, our goals make a number of assumptions and there are no assurances that those assumptions will be correct. The website and the reports are not deemed part of, or incorporated by reference in, this Proxy Statement.

Human Capital Management

The Company’s purpose is For Those Who Make the World, which puts employees, customers, and communities at the heart of its human capital strategies and practices. The Company defines success as delivering value for all stakeholders. The Company believes its commitment to quality, safety and sustainability enables its vision to be the type of uniquely human-centered global industrial company that strives to keep every stakeholder in mind and the Company’s values, operating model and oversight of its human capital support this purpose.

As of January 2, 2021, the Company had approximately 53,100 employees in over 60 countries, approximately one-third of whom were employed in the U.S. In addition, the Company had approximately 10,500 temporary contractors globally, primarily in operations. The workforce is comprised of approximately 68% hourly-paid employees, principally in manufacturing, distribution center and security monitoring operations, and 32% salaried employees. Nearly 1,400 U.S. employees are covered by collective bargaining agreements dispersed among 28 different local labor unions, and a majority of European employees are represented by workers councils. The Company strives to maintain a positive relationship with all its employees, as well as the unions and workers councils representing them where applicable. There have been no significant interruptions of the Company’s operations in recent years due to labor disputes.

Governance and Oversight

The CEO and the management Executive Committee are entrusted with developing and advancing the Company’s key human capital strategy which is reviewed with the Board of Directors. The Chief Human Resource Officer is charged with the development and stewardship of this strategy on an enterprise-wide basis. This incorporates a broad range of dimensions, including culture, values, labor and employee relations, leadership capabilities, performance management and total rewards. Diversity, equity and inclusion are key to successfully achieving business and organizational objectives. Key processes include ongoing performance and development feedback, quarterly diversity, equity and inclusion reviews, and periodic engagement surveys that are reviewed by the management Executive Committee and Board of Directors. Code of Business Ethics, Workplace Harassment Prevention, and Managing Unconscious Bias trainings are provided to employees and the content is regularly reviewed for applicability and improvement, and updated as needed. All employees have access to the INTEGRITY@SBD platform where support, guidance and resources are available on topics regarding integrity, code of ethics, diversity, compliance, and workplace harassment. Employees are encouraged to address any concerns through multiple channels, including anonymously whenever possible, without fear of retaliation or retribution.

Diversity, Equity & Inclusion

The Company’s management Executive Committee, Board of Directors and workforce are dedicated to diversity, equity and inclusion and work to ensure that all employees feel valued, heard and are positioned to succeed. As of January 2, 2021, the Company’s CEO and his direct staff reside in the U.S. and are comprised of 27% women and 20% of the CEO and his

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direct staff are racially or ethnically diverse. Women represent approximately 31% of the global workforce. As stated in the Company’s Equal Employment Opportunity reporting to the U.S. government, in the U.S., approximately 33% of employees are racially or ethnically diverse.

The Company strives to create a culture of equality that unlocks human potential and uncovers the key drivers of a workplace in which everyone can advance and thrive. The Company is executing initiatives across the global workforce designed to foster an inclusive workplace and facilitate equitable career development opportunities. The Company has nine employee resource groups (“ERGs”) with more than 90 local chapters across the globe. These ERGs are formed around various dimensions of diversity and participation across groups is encouraged. The ERGs include Abilities (including cognitive, social-emotional, and physical abilities), African Ancestry, Asian Heritage, Hispanic/Latinx, Developing Professionals, Pride & Allies (LGBTQ+), Veterans, Women, and Working Parents. Company leaders actively participate in, sponsor and engage with the ERGs. Management monitors hiring, retention, promotion and continued progress toward achieving the Company’s diversity goals. The Company also prioritizes investing in its communities by supporting individuals and organizations that advance these goals across cities and regions in which it operates. In 2020, the management Executive Committee prioritized a focus on gender and racial/ethnic diversity across the Company. The Company launched an equity campaign designed to reach, inspire, support and engage (“RISE”) women and people of color. Through RISE, the Company has supported ten actions to confront racism and social injustice throughout its communities and across the world, which includes specific goals across culture, career, and community focus areas. In 2019, the Company became a signatory of Paradigm for Parity, committing to addressing the gender gap in corporate leadership. The Company has also participated in the Business Roundtable Diversity & Inclusion Index, where the largest U.S.-based employers are committed to building a more inclusive environment. The Company’s CEO was among the signatories of the CEO Action for Diversity & Inclusion.

Lifelong Learning

The Company believes a sustainable competitive advantage is achieved through lifelong learning. The employees’ rate of learning, resilience, and adaptive performance enables the Company to innovate, operate with excellence, and deliver value to customers and shareholders. Employee learning and development is a key enabler to engage, motivate and inspire the Company’s workforce and is supported internally through the Stanley Black & Decker University and externally with key partners. Tailored programs address career advancement, leadership development, and skill development needs of the workforce across the Company. Employees consumed more than 25,000 hours of online voluntary learning in 2020. As a leader in advanced manufacturing, the Company also strives to provide meaningful training and development for critical skills, new skills, and ways of working with technology to its labor and factory workforce. This includes new operational skills, maintenance, digital, and management skills. The Company utilizes a broad range of capabilities, modes of learning, and platforms, including the use of artificial intelligence and data analytics to achieve its lifelong learning and advanced manufacturing objectives.

Talent Attraction, Advancement and Retention

The diversity of skills, ways of working, and adaptability of the Company’s operating model continue to increase and are reflected in all aspects of its talent management practices. Approximately 35% of global new hires in 2020 were women, and in the U.S. approximately 47% of new employees were racially or ethnically diverse. Internal talent reviews are conducted annually to manage talent and leadership performance. The Company utilizes feedback provided by employees through multiple channels, including internal social platforms, listening sessions, and periodic surveys to improve the employee experience, and aspires to be the employer of choice. Development and succession plans are managed in partnership with Human Resources and business segments. Employee compensation and benefits are globally managed and locally adjusted to maintain market and skill competitiveness to attract and retain talent.

Employee Wellness, Health and Safety

The Company is committed to providing competitive benefits to attract and retain talent, that vary by country, including benefits and programs to support healthy lifestyles, mental health, and retirement readiness. In 2020, the Company’s commitment to ensuring the health and safety of its employees and supply chain partners was demonstrated through its agile and adaptive response to the ongoing novel coronavirus (COVID-19) pandemic. The Company was able to sustain business operations by implementing critical safety measures and wellness policies, oversight and systems. These actions proved to be highly effective in protecting critical manufacturing and operating employees in site locations and field operations. The Company also quickly transitioned its office employees around the globe to a nearly complete virtual workforce, providing the necessary technical and collaboration support to enable these employees to adjust to a virtual working environment. The Company believes the adopted hybrid work policies are likely to be a lasting result of the pandemic and will be a key enabler to support the broad needs of critical on-site to fully virtual employees. Additional information regarding the Company’s response to COVID-19 is available in the “Our 2020 Highlights” section on page i.

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The Company’s Environmental, Health, and Safety (“EHS”) Management System Plan describes the core elements of health and safety responsibility and accountability, including policies and procedures, designed in alignment with global standards, the Company’s Code of Business Ethics, applicable law and individual facility needs. Health and safety requirements apply to all employees and operating unit locations worldwide, including all manufacturing facilities, distribution centers, warehouses, field service centers, retail, office locations and mobile units, as well as to the Company’s subsidiaries and joint ventures (in which the Company exercises decision-making control over operations). Legal requirements may vary in different countries in which the Company’s facilities are located. Primary measures of safety performance include Total Recordable Incident Rate (“TRIR”) and the Lost Time Incident Rate (“LTIR”) based upon the number of incidents per 100 employees (or per 200,000 work hours). Through December 2020, the Company reported a TRIR of 0.48, a LTIR of 0.17 and zero work-related fatalities. Reported total workforce numbers include employees and supervised contractors.

Additional information regarding the Company’s Human Capital programs and initiatives is available in the Company’s Annual Sustainability Report located under the Social Responsibility section of the Company’s website. The information on the Company’s website is not, and is not intended to be, part of this Proxy Statement and is not incorporated into this Proxy Statement by reference.

Director Compensation

The Corporate Governance Committee is responsible for recommending the compensation program for our non-employee directors to the Board for approval. The Corporate Governance Committee periodically reviews director compensation against market data. Based on that review, the Corporate Governance Committee considers whether any changes in the amount or manner in which the Company compensates its non-employee directors is appropriate and provides its recommendation to the full Board. During 2020, the Corporate Governance Committee reviewed an analysis of director compensation provided by Pay Governance and determined that non-employee director pay is currently aligned with the market median. The Company’s executive officers do not determine or recommend the amount or form of director compensation and the Corporate Governance Committee has not delegated its responsibility to recommend director compensation.

The annual compensation paid by the Company to its non-employee directors consists of:

●	a cash retainer of $125,000;

●	a grant of Restricted Stock Units (“RSUs”) pursuant to the Company’s Restricted Stock Unit Deferral Plan for Non-Employee Directors with a grant date fair value of $160,000; and

●	an allowance of up to $10,000 per year for Company products.

The Company pays additional fees to the non-employee directors who chair the Board and Committees as follows:

●	Chairman of the Board: quarterly grants of RSUs, each with a grant date fair value of $50,000, as well as installation of a home security system with a value of up to $50,000 and annual security monitoring with a value of up to $3,000;

●	Audit Committee and Compensation Committee Chairs: annual fee of $20,000; and

●	Corporate Governance Committee and the Finance and Pension Committee Chairs: annual fee of $15,000.

In April 2020, in light of the changed economic circumstances facing the Company in 2020, the Board decided to voluntarily undertake a 20% reduction to the annual cash retainers for Board service paid to non-employee directors for the remainder of fiscal year 2020 from $125,000 to $100,000. The Board’s full cash retainers were restored effective January 1, 2021.

In 2018, the Board and our shareholders approved a cap of $750,000 as the maximum total compensation (including the grant date fair value of equity awards, as well as cash retainer fees) that may be paid to any non-employee director in any single fiscal year. The purpose of approving this cap was to establish clear guidelines as to the maximum value of compensation that can be paid to non-employee directors during any single fiscal year, although no changes have been made to our non-employee director compensation program as a result of establishing this cap. The cap does not represent an increase in non-employee director compensation pay opportunities and the Board intends to continue to provide compensation to our non-employee directors that is consistent with market norms and peer group companies.

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At the end of fiscal year 2019, the Company’s Board of Directors adopted a new Restricted Stock Unit Deferral Plan for Non-Employee Directors in order to (i) provide for the stock-settlement of deferred stock unit awards (as opposed to cash settlement), and (ii) provide that deferred stock unit awards will be settled on or about the 90th day following the non-employee director’s separation from service (either in a lump sum on such date or in specified annual installments). In addition, any dividends that accrue in respect of deferred stock unit awards will be reinvested in shares of the Company and paid out at the time the underlying award is settled. The Board approved these changes in order to better align non-employee directors’ deferral opportunities with current market practices. The Restricted Stock Unit Deferral Plan for Non-Employee Directors only applies to prospective awards and does not affect the terms of the cash-settled RSUs granted under the previous plan.

Non-employee directors may defer any or all of their fees in the form of Company common stock or as cash accruing interest at the five-year Treasury bill rate under the Company’s Deferred Compensation Plan for Non-Employee Directors.

Director Compensation Table

The compensation paid to each of the Company’s non-employee directors during 2020 is as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Andrea J. Ayers	126,250	160,000	0	0	0	9,369	295,619
George W. Buckley	106,250	360,000	0	0	0	44,996	511,246
Patrick D. Campbell	126,250	160,000	0	0	0	1,762	288,012
Carlos M. Cardoso	121,250	160,000	0	0	0	24,301	305,551
Robert B. Coutts	106,250	160,000	0	0	0	49,650	315,900
Debra A. Crew	106,250	160,000	0	0	0	25,433	291,683
Michael D. Hankin	121,250	160,000	0	0	0	9,449	290,699
James H. Scholefield	36,729	0	0	0	0	0	36,729
Dmitri L. Stockton	106,250	160,000	0	0	0	20,000	286,250
Irving Tan	89,041	160,000	0	0	0	0	249,041

Footnote to Column (b) of Director Compensation Table:

The amounts shown in this column include cash amounts that have been deferred pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors and reflects the 20% reduction in the annual cash retainer for Board service from April through December 2020. Mr. Buckley defers his fees in the form of cash. Seven of the directors defer their fees in the form of Company common stock, as listed below. The grant date fair value associated with shares deposited to directors’ deferred compensation accounts during 2020 pursuant to their deferral elections, determined in accordance with FASB Codification Topic 718—Stock Compensation, was as follows: Ms. Ayers, $126,250; Mr. Campbell, $126,250; Ms. Crew, $106,250; Mr. Hankin, $121,250; Mr. Scholefield, $36,729; Mr. Stockton, $106,250; and Mr. Tan, $89,041, since he joined the Board on February 20, 2020. Mr. Scholefield did not stand for reelection in 2020 and, accordingly the amounts in this column include fees earned and paid in cash in 2020 through the date of our 2020 Annual Meeting of Shareholders.

Footnote to Column (c) of Director Compensation Table:

The amounts set forth in column (c) reflect the grant date fair value of 1,425 RSUs, with dividend equivalent rights, which were granted to each director on April 17, 2020, the date of our 2020 Annual Meeting of Shareholders. In the case of Mr. Buckley, the figure also reflects additional quarterly RSU grants with a grant date fair value of $50,000 each for his service as Chairman. These RSUs are fully vested at the time of grant and entitle each recipient to a cash payment equal to the market value of a share of Company common stock at the time of settlement plus accrued dividends from the date of grant. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to ten equal annual installments, at the election of the director. The aggregate grant date fair value associated with the 2020 equity awards determined in accordance with FASB Codification Topic 718—Stock Compensation was $1,640,000. Mr. Scholefield did not receive an award for 2020.

Footnote to Column (g) of Director Compensation Table:

The amounts set forth in column (g) reflect: (i) the incremental cost to the Company of providing products to the directors under the Directors Product Program, and (ii) amounts the Company contributed under its Matching Gift Program to match charitable contributions made by directors. Matching Gift payments made by the Company during 2020 were attributable as follows: Mr. Buckley, $40,000; Mr. Cardoso, $20,000; Mr. Coutts, $40,000; Ms. Crew, $20,000; and Mr. Stockton, $20,000. The Company’s Matching Gift Program applies to all employees, retirees and directors of the Company; pursuant to that Program, the Company matches up to $20,000 of total gifts made by a participant to qualified charitable organizations in respect of a fiscal year. The match amount is reported in the proxy statement in the year in which the Company actually disburses the funds, so the Company match reflected in the proxy may exceed $20,000 in a particular fiscal year. Please note that the Company introduced a temporary $2:$1 Company match from May 2020 through December 31, 2020, in order to express continued support for impacted communities during the pandemic, which if applicable, is reflected in the totals.

20

Director Equity Award Table

The aggregate number of RSUs outstanding at fiscal year-end for each non-employee director is as follows:

Name	Aggregate RSU Awards Outstanding (#)
Andrea J. Ayers	6,939
George W. Buckley	20,885
Patrick D. Campbell	17,173
Carlos M. Cardoso	19,173
Robert B. Coutts	19,173
Debra A. Crew	8,515
Michael D. Hankin	5,648
Dmitri L. Stockton	2,544
Irving Tan	1,444

Footnote to Director Equity Award Table:

The Aggregate Stock-Related Awards reported in the table above reflect both cash-settled RSUs awarded under the Company’s legacy Restricted Stock Unit Plan for Non-Employee Directors and the stock-settled RSUs awarded under the Restricted Stock Unit Deferral Plan for Non-Employee Directors. The terms of stock-settled RSU awards are described above in footnote (c) to the Director Compensation Table.

Security Ownership of Certain Beneficial Owners

No person or group, to the knowledge of the Company, owned beneficially more than five percent of the outstanding common stock of the Company as of March 11, 2021, except as shown in this table.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership		(4) Percent of class
Common Stock $2.50 par value	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,896,863	(0 sole voting power; 255,722 shared voting power; 12,206,413 sole dispositive power; 690,450 shared dispositive power)	8.05%

Common Stock $2.50 par value	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,993,162	(9,569,099 sole voting power; 0 shared voting power; 10,993,162 sole dispositive power; 0 shared dispositive power)	6.8%

Common Stock $2.50 par value	Capital Research Global Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	10,452,773	(10,446,572 sole voting power; 0 shared voting power; 10,452,773 sole dispositive power; 0 shared dispositive power)	6.5%

Common Stock $2.50 par value	JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179	13,470,291	(12,572,319 sole voting power; 52,383 shared voting power; 13,354,762 sole dispositive power; 108,715 shared dispositive power)	8.3%

*	The information in the foregoing table is drawn from Schedule 13G reports filed with the Securities and Exchange Commission on or before March 11, 2021.

Security Ownership of Directors and Officers

Except as reflected in the table below, no director, nominee, or executive officer owns more than 1% of the outstanding common stock of the Company. As of March 1, 2021, the executive officers, nominees, and directors as a group owned beneficially .93% of the outstanding common stock. The following table sets forth information regarding beneficial ownership as of March 1, 2021, with respect to the shareholdings of the directors, nominees for director, each of the executive officers named in the table on page 24, and all directors, nominees for director, and executive officers as a group. Except as noted below, the named individual has sole voting and investment power with respect to the shares shown.

	Common Shares		Percent of
Name	Owned		Class Owned
Donald Allan, Jr.	230,694	(1)(2)(5)	*
Jeffery D. Ansell	53,212	(1)(4)	*
Andrea J. Ayers	6,528	(3)	*
George W. Buckley	15,351		*
Patrick D. Campbell	20,805	(3)	*
Carlos M. Cardoso	15,126	(3)	*
Robert B. Coutts	19,431	(3)	*
Debra A. Crew	7,892	(3)	*
Michael D. Hankin	6,746	(3)	*
James M. Loree	782,853	(1)(2)(4)(6)	*
Jane M. Palmieri	0	(7)	*
Mojdeh Poul	0	(7)	*
Jaime A. Ramirez	78,039	(1)(4)	*
Graham N. Robinson	8,907		*
Dmitri L. Stockton	2,179	(3)	*
Irving Tan	490	(3)	*
Directors, nominees and executive officers as a group (18 persons)	1,501,162	(1)–(6)	0.93%

*	Less than 1%
(1)	Includes shares that may be acquired through the exercise of stock options on or before April 30, 2021 as follows: Mr. Allan, 82,500; Mr. Ansell, 37,500; Mr. Loree, 416,699; Mr. Ramirez, 52,500; and all executive officers as a group, 706,074. Includes net after-tax shares delivered on February 26, 2021, pursuant to the Company’s 2018–2020 LTIP performance award program as follows: Mr. Allan, 2,904; Mr. Ansell, 2,809; Mr. Loree, 8,239; Mr. Ramirez, 1,284; and all executive officers as a group, 19,004. Includes estimated net after-tax shares to be delivered on or about March 17, 2021, pursuant to the Company’s 2020 MICP performance award program as follows: Mr. Allan, 6,165; Mr. Ansell, 6,265; Mr. Loree, 14,400; Mr. Ramirez, 4,936; and all executive officers as a group, 46,229.
(2)	Includes stock options that would vest upon retirement prior to April 30, 2021 as follows: Mr. Allan, 56,250; Mr. Loree, 187,500; and all executive officers as a group, 299,375. Includes RSUs that would vest upon retirement prior to April 30, 2021 as follows: Mr. Allan, 8,876; Mr. Loree, 24,562; and all executive officers as a group, 62,328.
(3)	Includes the share accounts maintained by the Company for those of its directors who have deferred director fees in the form of Company common stock as follows: Ms. Ayers, 6,528; Mr. Campbell, 20,805; Mr. Cardoso, 15,126; Mr. Coutts, 19,431; Ms. Crew, 7,892; Mr. Hankin 4,589; Mr. Stockton, 2,179; Mr. Tan, 490; and all directors as a group, 77,040. Does not include share-settled annual RSU grants under the Restricted Stock Unit Deferral Plan for Non-Employee Directors, which shares will be settled on or about the 90th day following the director’s separation from service.
(4)	Includes shares held as of March 1, 2021 under the Company’s savings plan (the Stanley Black & Decker Retirement Account Plan), as follows: Mr. Ansell, 1,425; Mr. Loree, 763; Mr. Ramirez, 5; and all executive officers as a group, 2,194.
(5)	Includes RSU accounts maintained by the Company as follows: Mr. Allan, 4,000; and all executive officers as a group, 4,000.
(6)	Includes 17,561 shares owned by The Jim and Rebecca Loree Foundation.
(7)	Ms. Palmieri and Ms. Poul were elected to the Board on February 18, 2021, and, as such, had no holdings as of this record date.

Audit Committee Report

In connection with the financial statements for the fiscal year ending January 2, 2021, the Audit Committee: reviewed and discussed the audited financial statements with management; discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence; has considered the compatibility of non-audit services with Ernst & Young’s independence; and has discussed Ernst & Young’s independence with Ernst & Young, including whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Committee

Patrick D. Campbell (Chair)
George W. Buckley
Michael D. Hankin
Dmitri L. Stockton
Irving Tan

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into its Annual Report on Form 10-K.

Compensation and Talent Development Committee

Andrea J. Ayers (Chair)
George W. Buckley
Patrick D. Campbell
Robert B. Coutts

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act or the Exchange Act.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) provides an overview and explanation of:

●	our compensation programs and policies for our 2020 named executive officers; and

●	the material compensation decisions made by the Compensation Committee under those programs and policies.

For the fiscal year ending January 2, 2021, our “named executive officers” are:

Officer	Title
James M. Loree (1)	Chief Executive Officer (“CEO”)
Donald Allan, Jr. (1)	President & Chief Financial Officer (“CFO”)
Jeffery D. Ansell (2)	Executive Vice President, Stanley Black & Decker
Jaime A. Ramirez (3)	Executive Vice President & President, Tools & Storage
Graham N. Robinson (4)	Senior Vice President & President, Stanley Industrial

(1)	On February 23, 2021, the Company announced that Mr. Allan. assumed the role of President and Chief Financial Officer. Mr. Loree will continue to serve as the Company’s Chief Executive Officer.
(2)	On July 1, 2020, Mr. Ansell transitioned from his previous role as Executive Vice President & President, Tools & Storage, to the role of Executive Vice President, Stanley Black & Decker.
(3)	Effective July 1, 2020, Mr. Ramirez was promoted from his role of Senior Vice President & Chief Operating Officer, Tools & Storage to Executive Vice President & President, Tools & Storage.
(4)	Mr. Robinson was hired in April 2020.

EXECUTIVE SUMMARY

Fiscal 2020 Business Highlights

●	The Company responded to COVID-19 by establishing four priorities for the organization to navigate through the uncertain period and position our businesses for long-term success:

●	ensuring the health and safety of our employees and supply chain partners;

●	maintaining business continuity and financial strength and stability;

●	serving our customers as they provide essential products and services to the world; and

●	doing our part to help mitigate the impact of the virus across the globe.

●	The Company implemented a cost and efficiency program that delivered approximately $500 million of cost savings in 2020.

●	Total revenue was $14.5 billion, up 1% versus the prior year, as 10% second-half organic growth* and acquisitions more than offset first-half pandemic-related market impacts.

●	In 2020, the gross margin rate was 34.2% and the operating margin rate was 12.9%. Excluding acquisition-related and other charges, the gross margin rate was 34.7%, up 120 basis points versus the prior year and the operating margin rate was 14.6%, up 110 basis points versus the prior year. This performance was achieved as the Company implemented cost control measures in response to COVID-19 and technology-driven margin resiliency initiatives, realized the benefits of price increases and leveraged growth in the second half of the year.**

●	The Company achieved GAAP diluted EPS of $7.77 in 2020 compared to $6.35 in 2019. Both periods include acquisition-related and other charges. Excluding these amounts, adjusted diluted EPS was $9.04 in 2020 versus $8.40 in 2019, which represents an expansion of 8% versus the prior year, reflecting a strong performance as the Company successfully navigated market and operational impacts from the pandemic.**

●	Free cash flow*** was a record $1.7 billion supported by the strong operational performance and a continued focus on working capital turns which improved to 10.4, up 0.6 turns versus the prior year.

●	We have produced above-market organic growth and an ~8% CAGR adjusted diluted EPS expansion over the past four years despite absorbing approximately $1 billion in commodities, tariff and currency-related cost inflation.**

●	Reflecting these actions, the Company delivered a strong TSR of approximately 9% for the 2020 fiscal year and has a track record of long-term performance with 5- and 10-year annualized TSR returns of approximately 12%.

*	Organic growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts.
**	See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
***	Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide return to shareholders. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items.

Performance Over the Last Three Years

*	See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

Our Pay for Performance Philosophy

Our compensation programs are designed to incentivize our employees to achieve or exceed pre-established, objective financial goals for the Company and deliver superior returns to our shareholders. As depicted in the charts below, 81–89% of our executives’ target compensation opportunity for 2020 was variable and tied directly to the achievement of financial goals or share price performance. The result of this compensation philosophy has been strong pay for performance alignment as described below.

The incentive compensation earned by our executives in 2020, and historically, reflects our financial performance and achievement relative to our pre-established goals, and is aligned with our pay for performance philosophy:

●	Pay Opportunity: Total compensation opportunity, and the individual components thereof, for our named executive officers, are generally targeted to and reasonably aligned with the 50th percentile of our Compensation Peer Group (as defined on page 29). Individual total compensation opportunities may exceed or trail the median for a variety of reasons, including performance considerations, experience level, length of service in current position, additional responsibilities, value to the Company beyond the core job description, or retention risk as assessed by the Compensation Committee.

●	Pay and Performance: Considering all elements of compensation (salary, annual incentives, performance units, time-vesting stock options and RSUs, and an annualized portion of any long-term retention grants), our executives’ pay is aligned with our compensation philosophy as well as our operational and TSR performance, measured relative to our Compensation Peer Group.

●	An October 2020 analysis of our CEO’s realizable pay,* as a percentage of targeted pay opportunity and reflecting results for the most recently available three-year period (2017–2019), showed reasonable alignment with our pro-forma composite financial performance (determined by averaging TSR, EPS growth, cash flow multiple and cash flow return on investment) as described below.

●	In that 2017–2019 three-year period, our pro-forma composite financial performance and TSR were both at the 33rd percentile of our Compensation Peer Group, while our CEO’s realizable pay was at the 47th percentile of our Compensation Peer Group.

*	Realizable pay is defined as the sum of the base salary, actual bonus paid, and long-term incentive payouts over the three-year measurement period, plus the value of outstanding equity awards at the closing stock price on the last day of the measurement period.

Incentive Compensation

Below is a description of the incentive-based elements of our executive compensation program:

Compensation Element	Awards	Page Reference
Annual Incentive Compensation – Management Incentive Compensation Plan (“MICP”) Awards	Weighted goal achievement ranges from 47.4% to 167.9% of target bonus opportunity for named executive officers*	Page 36
Long-Term Incentives – Performance Units	Weighted average goal achievement across all measures of 63.3% of target for the 2018–2020 performance cycle*	Page 40
Long-Term Incentives: Time- Based Stock Awards (RSUs) and Stock Options	RSU and stock option grants represent, on average, one third of annual total compensation opportunity for named executive officers	Pages 38-39

*	We made no COVID-19 related adjustments to either our 2020 MICP goals or the 2018–2020 performance cycle goals, and the Compensation Committee applied no positive discretion in determining performance and payouts for our named executive officers.

Strong Governance Practices

Our Compensation Committee has implemented executive compensation policies and practices that align with market-leading best practices:

✓	Robust stock ownership guidelines of 6x base salary for our Chief Executive Officer, 5x for our Chief Financial Officer, and 3x for all other executive officers
✓	“Hold Until Met” stock ownership policy requires 100% retention of shares (net of applicable taxes) until minimum stock ownership levels are met to further align executive ownership with shareholder returns
✓	No excise tax gross-ups under change in control agreements and no tax gross-ups on perquisites
✓	Double trigger vesting provisions requiring both the occurrence of a change in control of the Company and qualifying termination of employment in order for awards to vest under our 2018 Omnibus Award Plan and in order for severance to be paid under the change in control agreements
✓	Compensation program risk assessment conducted annually and reviewed by the Compensation Committee
✓	Policy regarding forfeiture of incentive awards in the event of a financial restatement under certain circumstances
✓	Policies against hedging or pledging of Company stock
✓	Executive total compensation opportunity is benchmarked at the 50th percentile of our Compensation Peer Group
✓	CEO long-term incentive compensation mix is at least 50% performance units
✓	Dividend equivalents are paid on equity compensation awards only to the extent the underlying award is earned or vested
✓	2018 Omnibus Award Plan expressly prohibits option re-pricing and cash buyouts of “out-of-the-money” options without shareholder approval
✓	Realizable pay analysis is conducted to demonstrate the impact of performance on actual realizable pay for our named executive officers

Shareholder Engagement

We place a high priority on regular, year-round proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally. During 2020, we reached out to shareholders representing approximately 65% of our outstanding shares to engage with us on a broad range of corporate governance matters including board composition and structure, risk management, diversity and inclusion, sustainability, innovation, the Company’s response to COVID-19, and strategy, as well as our executive compensation program.

The feedback we received from shareholders was evaluated by management and shared with the Board and the input we received has enabled us to better understand our shareholders’ priorities and evaluate and improve our governance practices. We continually incorporate shareholder feedback into the review of our governance practices, and we have clarified certain disclosures related to our compensation program, among other matters, as a result of our engagement process. As reflected by the 94.0% average of our Say on Pay vote results over the past three years, shareholders are generally supportive of our executive compensation programs. The overall feedback this year was again supportive of our current programs and policies and raised no significant concerns.

Say on Pay Advisory Vote Outcome

In addition to reviewing corporate governance best practices and incorporating feedback received through our shareholder engagement, the Compensation Committee considers the results of the Say on Pay advisory vote, among other factors, in making compensation decisions for the following year. The Board reviewed the results of our Say on Pay votes, which reflect an average of 94.0% of shareholder votes cast in support of our executive compensation program over the past three years. The Board believes that this substantial majority of votes cast affirms shareholders’ recognition of our strong alignment of pay with performance and did not make significant changes to our executive compensation program as a direct result of last year’s Say on Pay advisory vote.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Our Compensation Philosophy and Goals

The philosophy underlying our executive compensation program is to provide a competitive, performance-based compensation package that allows us to attract, motivate and retain high caliber executives who drive the Company’s success. The primary tenets of our executive compensation philosophy are:

●	Competitive Pay Position. Total target compensation, and the individual components thereof, for our named executive officers, are generally aligned with competitive median levels using Compensation Peer Group data and published surveys. Focusing on the market median, but providing the Compensation Committee the flexibility to set individual executive compensation opportunities consistent with individual circumstances and providing executives the opportunity to earn more (or less) than this target amount based on Company performance, helps to ensure that the Company can attract and retain the high caliber executive talent it seeks and pay these executives commensurately with the value that they provide to the Company.

●	Pay for Performance. A significant portion of annual and long-term compensation is variable, dependent on and directly linked to Company financial performance, including achievement relative to our Compensation Peer Group. The annual incentive plan goals align with our earnings guidance while the three-year performance plan goals are linked to our strategic framework and long-term financial objectives.

●	Alignment with Shareholder Interests. Our executives’ interests are aligned with the long-term interests of our shareholders through stock-based compensation, stock ownership requirements, and performance metrics that drive shareholder value.

●	Pay Mix. Base salaries are determined according to market conditions and each executive’s level of responsibility, talent and experience. The mix of compensation among base salary, annual incentive compensation and long-term incentive compensation is designed to focus our executives on both short and long-term objectives as prioritized by the Board.

Use of Peer Companies and Benchmarking

In 2020, the Compensation Committee reviewed market data and other information presented by Pay Governance, its independent compensation consultant. Pay Governance’s role in the executive compensation-setting process is described in greater detail under the heading “Role of Independent Compensation Consultant” on page 31. In addition, management engaged Willis Towers Watson to provide actuarial services and compile Compensation Peer Group and market survey data that are shared with the Compensation Committee and Pay Governance for use in their analyses.

Our Compensation Committee, in consultation with Pay Governance, determines which companies should be included in our peer group for compensation-setting and design purposes (the “Compensation Peer Group”) based on several criteria, including industry, revenue, market capitalization and labor market. For 2020, we removed Pentair plc due to its relatively lower revenue, kept Ingersoll-Rand, Inc. (formerly denoted as Ingersoll Rand plc), which was formed by the merger between Gardner Denver Holdings and Ingersoll-Rand plc’s industrial segment spin off in 2020, and added Johnson Controls International plc.

The data derived from the Compensation Peer Group informs ranges of compensation that the Compensation Committee then considers in setting executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives. The published survey benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.

The Compensation Committee annually reviews market survey data compiled by Willis Towers Watson to ensure that compensation levels are in line with the Compensation Peer Group. The Compensation Committee found that, on average, annual compensation (at target opportunity) for our named executive officers was aligned with the intended median positioning level of the Compensation Peer Group.

The median 2020 revenue of the 2020 Compensation Peer Group was $15.2 billion, and the median market cap of the 2020 Compensation Peer Group as of the end of 2020 was $27.7 billion, as compared to 2020 revenue for the Company of $14.5 billion and market cap for the Company at the end of 2020 of $28.1 billion.

Compensation Peer Group
Company	2019	2020
3M Company	✓	✓
Cummins, Inc.	✓	✓
Danaher Corp.	✓	✓
Dover Corp.	✓	✓
Eaton Corporation plc	✓	✓
Emerson Electric Co.	✓	✓
Fortive Corporation	✓	✓
Honeywell International, Inc.	✓	✓
Illinois Tool Works, Inc.	✓	✓
Ingersoll-Rand Inc.	✓	✓
Johnson Controls International plc		✓
Masco Corp.	✓	✓
Parker Hannifin Corporation	✓	✓
Pentair plc	✓
Rockwell Automation, Inc.	✓	✓
The Sherwin-Williams Company	✓	✓
Textron Inc.	✓	✓
W.W. Grainger, Inc.	✓	✓
Whirlpool Corp.	✓	✓

Role and Process of the Compensation Committee

In developing and maintaining appropriate compensation programs and target compensation levels for our executive officers, including our named executive officers, the Compensation Committee:

Annually reviews and evaluates detailed compensation data for each named executive officer, including:

●    annual compensation and benefit values;

●    the value of all outstanding equity awards;

●    the accrued value of retirement benefits; and

●    the amount of the Company’s obligations in the event the executive’s employment terminates under various circumstances.

Annually Monitors and Evaluates Executive Compensation	→

Annually reviews actual compensation received by the named executive officers and compensation realizable by our named executive officers in relation to Company performance during the same time periods.

Based on the results of this assessment and within the broader framework of the Company’s annual and long-term financial results, assesses, in consultation with Pay Governance, whether the Company’s incentive programs are appropriately paying for performance.

Annually Reviews the Company’s Pay and Financial Performance Alignment	→

Regularly discusses compensation matters, other than those pertaining to the Chief Executive Officer, with our Chief Executive Officer and other management representatives.

Meets in executive session with Pay Governance, without management present, to evaluate management’s input.

Solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

Regularly Discusses Compensation Matters	→

Annually establishes performance goals for our performance-based award programs, taking into account:

●    recommendations from management based on the Company’s historical performance, strategic direction, and anticipated future operating budget;

●    the Company’s strategic business plan and operating budget, including alignment with long-term financial objectives; and

●    the anticipated degree of difficulty in achieving the performance goals.

Approves goals, in consultation with the Board, once satisfied that performance goals are set at reasonable but appropriately challenging levels.

In Consultation with the Board, Establishes Performance Goals for the Company’s Short-Term and Long-Term Performance-Based Award Programs	→

Role of Independent Compensation Consultant

To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee has retained Pay Governance, an independent compensation consultant, to advise on executive compensation issues since October 2011.

As an independent advisor to the Compensation Committee, Pay Governance:

●	reviews the total compensation strategy and pay levels for the Company’s named executive officers;

●	examines all aspects of the Company’s executive compensation programs to ensure the programs continue to support the Company’s business strategy;

●	informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs; and

●	provides general advice to the Compensation Committee with respect to compensation decisions pertaining to the Chief Executive Officer and senior executives.

In addition to the services provided to the Compensation Committee, Pay Governance periodically provides information and advice to the Corporate Governance Committee regarding the compensation of the Company’s non-employee directors. Pay Governance provides no other services to the Company. As described in more detail on page 14, the Compensation Committee has determined that Pay Governance is independent and that there is no conflict of interest between Pay Governance and the Compensation Committee or the Company.

DISCUSSION OF OUR 2020 EXECUTIVE COMPENSATION PROGRAM

Elements of Compensation

The purpose of our executive compensation program is to attract and retain talent and to reward our executives for performance that benefits the Company and its shareholders. To that end, we seek to compensate our executives in a manner that:

●	is competitive;

●	rewards performance that creates shareholder value and aligns with our strategic framework, while maintaining an appropriate balance between profitability and operational stability; and

●	encourages executives to drive efficiencies by using capital judiciously.

The Compensation Committee believes that a significant portion of each executive officer’s compensation opportunity should be variable in order to ensure that median or above median compensation is delivered only when business results are strong and we have created value for our shareholders.

Compensation Element	Link to Philosophy	Key Features
Base Salary	Rewards the skill and expertise that our executive officers contribute to the Company on a day-to-day basis

Aligned with median market levels

Individual salaries may exceed or trail the median for a variety of reasons, including performance considerations, level of experience, length of service in current position, additional responsibilities, geographic location, value to the Company beyond the core job description, and retention risk

Compensation Element	Link to Philosophy	Key Features
Annual Incentive Compensation under MICP	Balances the complementary short-term goals of profitability and operational stability	Target awards set as a percentage of each officer’s base salary in effect at the beginning of the performance period

(For 2020, MICP will be stock-settled over three (3) years (“MICP PSUs”) as described more fully on page 34)	Encourages our executives to maximize profitability, growth and efficiency

Payouts vary from 0% to 200% of target bonus opportunity depending on actual performance during the performance period

Metrics and weights established by the Compensation Committee at the beginning of the performance period

2020 Corporate Metrics:

●    Adjusted diluted EPS (“EPS”)* weighted at 40%

●    Cash flow multiple (operating cash flow less capital expenditures, divided by net earnings) weighted at 20%

●    Organic sales growth (sales growth excluding foreign exchange and acquisition/divestiture impacts) weighted at 20%

●    Gross margin rate weighted at 20%

Payouts for executives with responsibility for specific business units based on business unit performance metrics, as well as corporate metrics

No payout for a particular MICP metric if actual performance falls below threshold level

*      See Appendix A for a reconciliation of GAAP to Non- GAAP measures used in this Proxy Statement

Long-Term Incentive Compensation (Equity)	Incentivizes executives to achieve sustainable performance results and maximize growth, efficiency and long-term shareholder value creation	Mix of stock options, RSUs and performance units places a substantial portion of compensation at risk and effectively links equity compensation to shareholder value creation and financial results
Stock Options & Restricted Stock Units (“RSUs”)	Stock options and time-based RSUs reward management for successful share price appreciation, align their interests with shareholders and bolster retention

Stock options have an exercise price equal to fair market value at the time of grant and expire 10 years from the grant date

RSUs vest in four equal installments on each of the first four anniversaries of the grant date

Compensation Element	Link to Philosophy	Key Features
Performance Units (“LTIP PSUs”)	Performance units link pay with financial performance and align management’s interests with the Company’s strategic initiatives

Earned or forfeited following the conclusion of a three-year performance cycle based on the achievement of the following pre-established goals:

●    Cash flow return on investment (“CFROI”) weighted at 40%;

●    EPS weighted at 35%; and

●    Relative TSR (measured against LTIP Peer Group as defined on page 37) weighted at 25% (“TSR”)

CFROI and EPS goals are weighted as indicated above for each of the three years of the performance cycle

TSR measured based on three-year cumulative goal versus LTIP Peer Group

Program design recognizes that stock returns typically take longer to develop than earnings and that TSR, while an important assessment of long-term performance, is less directly influenced by our management team

See page 37 for a discussion of these calculations

Base Salary

The table below sets forth the base salaries of our named executive officers as of January 2, 2021. During 2020, all of our named executive officers voluntarily agreed to, and the Board approved, a 20% reduction in their base salaries effective May 1, 2020 in light of the changed economic circumstances facing the Company in 2020 as a result of COVID-19. The base salaries for Messrs. Ansell and Robinson were reinstated effective October 1, 2020 and the base salaries for Messrs. Loree, Allan and Ramirez were reinstated effective January 1, 2021.

Officer	2020 Base Salary	2020 Base Salary Received(4)
James M. Loree	$1,304,000	$1,130,133
Donald Allan, Jr.(1)	$833,000	$721,933
Jeffery D. Ansell	$763,000	$679,417
Jaime A. Ramirez(2)	$650,000	$516,667
Graham N. Robinson(3)	$500,000	$328,205

(1)	Mr. Allan received a $100,000 salary increase effective January 1, 2020 in recognition of his expanded responsibilities beyond finance.
(2)	Mr. Ramirez received a $50,000 salary increase effective January 1, 2020 in connection with his promotion to Senior Vice President & Chief Operating Officer, Tools & Storage and an additional salary increase of $100,000 on July 1, 2020 when he was promoted to Executive Vice President & President, Tools & Storage.
(3)	Mr. Robinson was hired in April 2020.
(4)	Represents base salary received in 2020 as disclosed in the Summary Compensation Table inclusive of the aforementioned voluntary salary reductions.

MICP Targets and Performance

In early 2020, the Compensation Committee conducted a review of the Company’s existing incentive compensation arrangements and, in connection with this review, approved a modification to the MICP for 2020. The Compensation Committee elected to allocate 20% weight to a new gross margin rate metric to focus on our margin resiliency initiative. While the Company has been able to stabilize operating margin rate performance, there has been pressure on gross margin rates since 2017 due to external headwinds and other factors. The Compensation Committee believes that adding this new metric will further incentivize management to focus attention on gross margin rates.

Like the 2019 MICP, the 2020 MICP for executive officers was granted as stock-settled performance share units (“MICP PSUs”), with a three-year vesting schedule, rather than cash-settled awards. The plan design remained consistent with the 2019 MICP design except for the addition of gross margin rate as a performance goal and performance was measured based on a one-year performance period. The Compensation Committee believes this stock-settled annual incentive plan design is appropriate in light of the Company’s proactive effort to preserve cash in light of the economic climate in 2020, and will further align executive officers’ interests with shareholder interests over the extended three-year vesting period. The Compensation Committee expects the 2021 MICP will revert to annual cash settlement.

The number of shares earned based on performance was determined following the end of the 2020 performance period after which, the MICP PSUs will be settled in three equal installments. One-third will be settled in March 2021, and the second and last third will be settled in March 2022 and March 2023, respectively. In general, participants must be active employees of the Company until the applicable settlement date to receive the earned shares, subject to certain exceptions for death, disability or retirement.

The named executive officer target bonus opportunities (as a percentage of base salary) and target MICP PSUs are indicated in the table below:

Officer	Target Bonus (% of Base Salary)	Target MICP PSUs (#/$)
James M. Loree	150%	20,901
Donald Allan, Jr.	100%	8,901
Jeffery D. Ansell	100%	7,833
Jaime A. Ramirez	75%	4,408
Graham N. Robinson*	75%	$375,000

*	Mr. Robinson was hired in April 2020 after the 2020 MICP PSU grant and, accordingly, his MICP is a cash-settled bonus, rather than MICP PSUs.

The corporate performance goals and results applicable to the MICP award program for the 2020 performance period are illustrated below:

				2020 Actual
	Threshold	Target	Maximum	Result
EPS*	$8.23	$8.90	$9.57	$9.04*
Cash Flow Multiple	80%	95%	110%	136%
Organic Sales Growth	1.6%	3.1%	4.6%	(0.6)%
Gross Margin Rate*	33.8%	34.0%	34.5%	34.7%*

*	See Appendix A on page 80 for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

The target organic sales growth goal for 2020 was established at 3.1%, slightly below the 3.2% actual organic sales growth achieved in 2019, primarily due to expected slowing and, in some cases, declining end markets, such as industrial, automotive and emerging markets. The 2020 organic sales growth goals were established to be challenging and above key market growth projections. The 2020 EPS goals were set higher than the respective 2019 goals, and the 2020 Cash Flow Multiple goals were consistent with the 2019 goals. The Gross Margin Rate target was established based on the 2020 operating plan with the objective to improve over 2019 as part of our margin resiliency initiative.

The weighting applied to each of these measures, the potential bonus payouts and the amounts attained based on performance by each of our named executive officers for 2020 performance are set forth in the table below. The amounts attained by Mr. Ansell and Mr. Ramirez are based on the corporate results set forth above and the results of the Tools & Storage business, weighted as indicated in the table below. The Tools & Storage business achieved results above the target goals on all division metrics. The bonus earned by Mr. Robinson is based on the corporate results and the Industrial business, weighted as reflected in the table below. The specific divisional operating margin, working capital, organic sales percent, and gross margin rate goals and results are not disclosed, as the disclosure of such information would result in competitive harm to the Company and would be of limited additional use to investors. The Company generally does not disclose goals and results for specific divisions.

	Weighting of Measures								Potential Bonus Payouts**			Weighted Avg.
	Corporate				Division							Actual Payout
				Gross				Gross				Based
		Cash	Organic	Margin	Operating	Working	Organic	Margin				on All Measures	Total # Actual
	EPS	Flow	Sales	Rate	Margin	Capital	Sales	Rate	Threshold	Target	Maximum	(% of target)	MICP PSUs
James M. Loree	40%	20%	20%	20%	0%	0%	0%	0%	$978,000	$1,955,999	$3,911,998	128.4%	26,837
Donald Allan, Jr.	40%	20%	20%	20%	0%	0%	0%	0%	$416,496	$832,991	$1,665,982	128.4%	11,429
Jeffery D. Ansell	20%	10%	10%	10%	13.3%	10%	13.3%	13.3%	$366,522	$733,043	$1,466,087	154.7%	12,118
Jaime A. Ramirez	10%	5%	5%	5%	20%	15%	20%	20%	$206,259	$412,518	$825,037	167.9%	7,401
Graham N. Robinson*	10%	5%	5%	5%	20%	15%	20%	20%	$187,500	$375,000	$825,000	47.4%	$177,750

*	Mr. Robinson was hired in April 2020 and received his full year MICP cash bonus in 2021 based on performance results of 47.4% of target.
**	See the “Summary Compensation Table” on page 45 and “Grants of Plan-Based Awards Table” on page 48 for further details.

The potential bonus payouts set forth in the table above correspond to the grant date fair value of the MICP PSUs. Due to the stock settlement of the 2020 MICP, as required by the SEC rules the target value of the MICP PSUs on the date of grant is reported in the Summary Compensation Table on page 45 under column (e) “Stock Awards,” rather than under column (g) “Non-Equity Incentive Plan Compensation.” Because these awards constitute stock awards, the target value of the MICP PSUs on the date of grant is required to be reported rather than the value of the actual MICP PSUs determined based on actual performance under the plan. Mr. Robinson’s MICP bonus was paid in cash and is reported under column (g): “Non-Equity Incentive Plan Compensation.”

No Changes to Metrics, Goals or Discretionary Increases to Incentive Plan Payouts for COVID-19 Pandemic Impacts

The Company took swift and decisive actions to overcome adverse market and operational impacts related to the pandemic. Despite an extraordinarily challenging year, the Company achieved an organic sales increase of 10% in the second half of 2020, and on a full year basis delivered 14.6% adjusted operating profit and $9.04 adjusted EPS*, up 8% versus 2019. The Company achieved these results by taking early actions to adjust its cost structure, while demonstrating exceptional operational agility to meet an acceleration of demand to record levels in the Tools & Storage business as the year progressed. Further, the Company has embraced opportunities presented by the pandemic to accelerate product innovation in its various businesses and bolster its strong e-commerce position. The Board of Directors and the Compensation Committee believe the Company managed the significant challenges of the pandemic in a highly effective manner, with a consistent focus on protecting employee health, providing assistance in the communities in which we operate, and meeting customer demand. Given the Company’s relatively strong performance under the challenging conditions of this ongoing pandemic, the Compensation Committee believes it is appropriate for the payouts under the MICP and LTIP PSU incentive plans to align with the originally established goals. As described above, the 2020 MICP attainment was above target for Messrs. Loree, Allan, Ansell and Ramirez, and was 47.4% of target for Mr. Robinson, reflecting the more challenging market conditions in the Industrial segment. Notwithstanding the strong second half 2020 sales performance, as detailed on page 35, the Company had a slight decrease in full year 2020 organic sales due to the pandemic and, accordingly, there was no payout on that MICP metric; however, the Tools & Storage business achieved above target organic sales growth and Mr. Ramirez and Mr. Ansell each received a payout on the divisional organic sales metric. As discussed on page 40, the results achieved for the 2018–2020 LTIP performance cycle represented 63.3% of target.

*	See Appendix A on page 80 for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

How We Determine Performance Criteria

Under our annual incentive award program, MICP awards are typically earned or forfeited at the end of the performance year depending on the achievement of pre-established EPS, cash flow multiple, organic sales growth and for 2020, gross margin rate performance goals; bonus opportunities for the leaders of our different business units also reflect divisional operating margin, working capital, organic sales and gross margin rate percentage goals.

Under our long-term incentive performance award program, LTIP PSUs are earned or forfeited following the conclusion of a three-year performance cycle depending on the achievement of EPS and CFROI performance goals, pre-established at the inception of the plan, for each year in the cycle and a three-year relative cumulative TSR goal. The TSR goal measures our performance against a group of approximately 23 industry peers (the “LTIP Peer Group”). The LTIP Peer Group is intended to reflect a broader spectrum of peers than our Compensation Peer Group, including in certain industries such as security that do not compete across all of the Company’s business segments.

The Compensation Committee includes adjusted EPS as a performance goal in both the annual incentive and long-term performance award program because it believes EPS is a critical driver of shareholder value that must be balanced over both near- and longer-term time horizons.

●	The Compensation Committee does not want managers pursuing short- or long-term goals without considering the effect of such actions on EPS.

●	The Compensation Committee also believes that using EPS as one of the goals in annual incentives provides the Compensation Committee with flexibility to adjust short-term goals to reflect existing market conditions without losing the motivational and retentive value of the LTIP PSUs.

●	Because each of the annual EPS goals contained in a given three-year long-term performance cycle is established early in the first year of the cycle and the EPS goal for MICP is established each year, the target EPS goals for the second and third years of the long-term performance cycle are not likely to be the same as the target EPS goals for the corresponding years’ MICP programs.

●	Even in the first year of a cycle, when target EPS goals will match, the threshold and maximum EPS metrics will not be the same for annual and long-term awards because the range below and above target annual EPS is narrower for MICP awards than for LTIP PSUs. The Compensation Committee believes that the tighter range below and above target EPS for the MICP program is appropriate primarily due to the one-year time horizon.

The EPS computation for the MICP bonus typically utilizes adjusted diluted EPS (see Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement).The EPS computation for the LTIP PSU 2018–2020 performance cycle reflects the same earnings numerator as for the MICP bonus EPS computation but the denominator utilizes fixed shares outstanding at the inception of the performance cycle.

The CFROI computation is defined as cash from operations plus after-tax interest expense, divided by the two-point average of debt plus equity. Including this measure helps align performance goals with the Company’s objectives by encouraging participants to give greater weight to the projected cash flow return in relation to the cost of capital when considering investments. For the 2018–2020 performance cycle, the numerator and denominator of CFROI in each year are adjusted for the cash flow and equity impacts, as applicable, pertaining to the adjustments in calculating EPS, for comparability to the originally established goals.

The TSR calculation is based on an annualized rate of return reflecting share price appreciation and dividends paid during the measurement period with starting and ending prices measured as 20-day averages to account for daily trading volatility.

While we may re-evaluate the measures used in the LTIP PSU program in the future, or the weighting of those measures, we believe that EPS, CFROI, and TSR currently provide effective tools for measuring the value we create and sustain, assessing our achievement of strategic goals, and evaluating our long-term performance and potential.

How We Determine Target LTI Values

The allocation of the long-term incentive values among stock options, RSUs and performance units varies by named executive officer. Our most senior officers have a greater percentage of their long-term incentive awards allocated to LTIP PSUs than do other officers and employees because our most senior officers have the greatest ability to influence the financial measures underlying the program. For Mr. Loree and our other named executive officers, this equity mix has resulted in a significant portion of the total long-term incentive value delivered in LTIP PSUs. The Compensation Committee establishes long-term incentive values considering market data and internal peer comparisons.

The following table shows the 2020 and 2019 fair value allocation of regular long-term incentive awards for our named executive officers:

	2020			2019
	Stock		Performance	Stock		Performance
	Options	RSUs	Units	Options	RSUs	Units
James M. Loree	40%	9%	51%	25%	24%	51%
Donald Allan, Jr.	34%	19%	47%	31%	25%	44%
Jeffery D. Ansell	36%	20%	44%	31%	25%	44%
Jaime A. Ramirez*	47%	25%	28%	35%	27%	38%
Graham N. Robinson**	65%	35%	—%	NA	NA	NA

The MICP PSUs granted in lieu of the cash-settled annual bonus plan, as discussed on page 34, are excluded from the above table of long-term incentive plan awards.

*	The value of Mr. Ramirez’ Performance Units grant in February 2020 was based on his Senior Vice President level prior to his July 1, 2020 promotion to Executive Vice President & President, Tools & Storage. The value of his Stock Option and RSU grants in December 2020 was based on his current Executive Vice President level and is consistent with the grant values for Messrs. Allan and Ansell.
**	Mr. Robinson was hired in April 2020 after the LTIP PSU grant date and, accordingly, received a cash LTIP grant in lieu of PSUs which is not included in the table. Mr. Robinson’s cash LTIP grant is subject to the same performance conditions as the LTIP PSUs. In addition, the table above does not reflect Mr. Robinson’s new-hire RSU grants described below under “New Hire Awards”.

Performance Under Long-Term Incentive Compensation Programs

The goals for the 2019–2021 and 2020–2022 performance cycles exclude the estimated impact of acquisition-related charges and other items described in Appendix A. EPS for these cycles will be computed based on a budgeted share count established at the grant date such that any share repurchases not reflected in that budget will not affect executive compensation. EPS goals reflect substantial expansion consistent with the Company’s long-term financial objectives of 10–12% EPS growth inclusive of acquisitions, or 7–9% excluding acquisitions, in each case aside from acquisition-related and other charges. CFROI goals are aligned with the Company’s 12–15% long-term financial objective and reflect the challenge of integrating acquisitions and improving their working capital efficiency while simultaneously driving sales growth. The threshold and maximum performance goals for the 2019–2021 and 2020–2022 performance cycles are as follows:

			EPS				CFROI			TSR
		Threshold	Target	Maximum		Threshold	Target	Maximum	Threshold	Target	Maximum
2019–2021	Year 1	$7.70	$8.55	$9.40	Year 1	12.6%	13.6%	14.6%
Performance	Year 2	$8.19	$9.10	$10.01	Year 2	13.0%	14.0%	15.0%	25th	50th	75th
Cycle	Year 3	$8.91	$9.90	$10.89	Year 3	13.0%	14.0%	15.0%	percentile	percentile	percentile

			EPS				CFROI			TSR
		Threshold	Target	Maximum		Threshold	Target	Maximum	Threshold	Target	Maximum
2020–2022	Year 1	$8.01	$8.90	$9.79	Year 1	12.0%	13.0%	14.0%
Performance	Year 2	$8.58	$9.53	$10.48	Year 2	12.0%	13.0%	14.0%	25th	50th	75th
Cycle	Year 3	$9.38	$10.42	$11.46	Year 3	12.0%	13.0%	14.0%	percentile	percentile	percentile

Rigorous goals are established at the beginning of each respective three-year cycle, based on our strategic plan and annual operating plan, and are aligned with our long-term financial objectives. For each of the 2019–2021 and 2020–2022 performance cycles, 35% of the award is contingent on the achievement of EPS, 40% is contingent on the achievement of CFROI, and 25% is contingent on TSR.

The 2020–2022 performance cycle EPS and CFROI goals were established in alignment with the 2020 annual operating plan and three-year strategic plan outlook. The EPS and CFROI goals in the 2020–2022 performance cycle for the years 2020 and 2021 are lower than the goals in the 2019–2021 performance cycle in light of the earnings pressure from tariffs, commodity inflation and currency.

The individual award opportunities associated with the 2019–2021 performance cycle are set forth in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 4, 2020 on page 35. The following table illustrates the individual award opportunities associated with the 2020–2022 performance cycle.

2020–2022 Performance Cycle

	Potential LTIP PSUs to Be Earned			Target LTIP PSUs
	Threshold	Target	Maximum	% of Salary	$
James M. Loree	14,211	28,422	56,844	337%	$4,400,000
Donald Allan, Jr.	3,850	7,699	15,398	150%	$1,249,500
Jeffery D. Ansell	3,388	6,775	13,550	150%	$1,099,500
Jaime A. Ramirez	1,695	3,389	6,778	100%	$550,000
Graham N. Robinson*	N/A	N/A	N/A	100%	$500,000

*	Mr. Robinson was hired in April 2020 after the grant date and, accordingly, received a cash LTIP grant in lieu of PSUs, with a threshold of 50% of target and a maximum of 200% of target consistent with the plan structure for other participants.

2018–2020 Performance Cycle

The goals, actual performance results and payouts associated with the recently completed 2018–2020 performance cycle are illustrated in the following two tables. The results achieved for the 2018–2020 performance cycle resulted in a weighted average goal achievement across all measures of 63.3% of target.*

							Goals
	EPS					CFROI				TSR
	Threshold	Target	Maximum	Achieved		Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved
Y 1	$7.56	$8.40	$9.24	$7.98	Y 1	14.0%	15.0%	16.0%	12.2%	25th percentile	50th percentile	75th percentile	31.8th percentile
Y 2	$8.46	$9.40	$10.34	$8.17	Y 2	14.0%	15.0%	16.0%	14.8%
Y 3	$9.18	$10.20	$11.22	$9.10	Y 3	14.0%	15.0%	16.0%	16.2%

*	In determining whether the 2020 EPS and CFROI performance goals were met for the 2018–2020 performance cycle, actual results in 2018, 2019 and 2020 were adjusted, consistent with the terms of grant, to exclude the impact of the acquisition-related charges and other items described in Appendix A. The results shown in the foregoing table reflect these adjustments for comparability to the original goals. The $9.10 2020 EPS for the 2018–2020 Performance Cycle differs from the $9.04 EPS for the MICP bonus discussed on page 35 due to the effect of computing EPS with the fixed shares outstanding established at the 2018 inception.

					Weighted
	Potential LTIP PSUs			Actual Payout	Average Payout
	Threshold	Target	Maximum	(shares)	(% of target)
James M. Loree	12,134	24,267	48,534	15,361	63.3%
Donald Allan, Jr.	3,330	6,660	13,320	4,216	63.3%
Jeffery D. Ansell	3,330	6,660	13,320	4,216	63.3%
Jaime A. Ramirez	1,531	3,062	6,124	1,938	63.3%
Graham N. Robinson*	—	—	—	—	—%

*	Mr. Robinson was hired in April 2020 and did not receive a 2018–2020 LTIP.

New Hire Awards

In connection with his hire, Mr. Robinson received (i) a one-time RSU grant with a grant date fair value of $1 million, vesting 50% per year over two years and (ii) a one-time RSU grant with a grant date fair value of $1.5 million vesting 1/3 per year over three years. The purpose of the one-time grants was primarily to replace forfeited equity from his prior employer. Mr. Robinson also received regular long-term incentive awards as described above.

On joining the Company, Mr. Robinson received a sign-on bonus of $250,000 and will receive an additional $150,000 by April 2021. If Mr. Robinson voluntarily terminates his employment or is involuntarily terminated by the Company for violation of the Company’s rules or misconduct within two years of his start date, Mr. Robinson will be required to repay the aggregate sign-on bonuses.

Benefits and Perquisites

Retirement Benefits

The Compensation Committee believes that offering a full complement of compensation and benefit programs commensurate to those typically extended to senior executive officers at comparable companies is crucial to the attraction and retention of high caliber executive talent. To that end, the Company currently offers defined contribution retirement programs to its executive officers under two plans: the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan, which are more fully described on page 54. Prior to 2007, when the program was closed to new participants, the Company provided supplemental retirement benefits to certain executives pursuant to The Stanley Works Supplemental Executive Retirement Program (now known as the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program). Mr. Loree, who was a participant in the program prior to 2007, retains this benefit. This program is described on page 53.

Employment Agreements

The Company is party to employment agreements with each of Mr. Loree, Mr. Ansell and Mr. Robinson. Detailed descriptions of these agreements are set forth under the heading “Executive Officer Agreements” on pages 55-56.

Change in Control Agreements and Severance Agreements

The Compensation Committee has determined that to be competitive with prevailing market practices, to enhance the stability of the executive team, and to minimize turnover costs associated with a corporate change in control, it is important to extend special severance protection for termination of employment as a result of a change in corporate control to certain key employees. Therefore, the Company has entered into change in control agreements with certain members of senior management, including the named executive officers. Severance protections for each of our named executive officers were established based on prevailing market practices when these agreements were put in place. The severance benefits that would have been payable at January 2, 2021 to named executive officers in the event of termination following a change in control are set forth under the heading “Termination and Change in Control Provisions” beginning on page 57.

Effective as of December 2018, golden parachute excise tax gross-ups have been eliminated from all existing change in control agreements with executive officers and will not be included in any new change in control or severance agreement or arrangement.

Perquisites and Other Benefits

The Company provides certain perquisites to its executive officers as part of its overall compensation program. These perquisites do not constitute a significant percentage of any executive’s total compensation package and are comparable to perquisites offered by the companies with whom the Company competes for talent. The perquisites provided in 2020 were: financial planning services, life and long-term disability insurance, home security system services, executive medical exams, personal use of corporate aircraft and up to $5,000 of Company products for executive officers (with the exception of James M. Loree, who receives up to $10,000 of Company products as a result of his director role), as more fully set forth on page 47. In addition, Mr. Ramirez received a monthly housing allowance aggregating to $120,000 in 2020 pertaining to his relocation as he assumed leadership of the Tools & Storage business, as well as $10,370 of other relocation benefits. Mr. Robinson received relocation benefits of $197,887 for his relocation from Texas to Connecticut.

The Compensation Committee reviews perquisites periodically. The provision of financial planning services, life and long-term disability insurance, and executive medical exams is consistent with general market practice and, the Compensation Committee believes, provides a benefit to the Company by encouraging the Company’s executives to maintain their health and financial well-being. The Company product programs are designed to encourage Company executives to use, and encourage others to use, Company products. The Company provides home security systems and services to executives to help ensure their safety and that of their families and to increase their familiarity with the Company’s security offerings. The Company also permits limited personal use of corporate aircraft by certain executives. The Company does not provide tax gross-ups on perquisites.

OTHER COMPENSATION POLICIES AND CONSIDERATIONS

Executive Officer Stock Ownership Policy

In furtherance of the Company’s objective to create an ownership culture and because the Compensation Committee believes the meaningful investment in the Company by executive officers better aligns their interests with those of the Company’s shareholders, the Company maintains a Stock Ownership Policy for Executive Officers. This policy requires our executive officers to reach the minimum levels of stock ownership laid out in the table below within a five-year period commencing on the date of hire or promotion to a senior management position.

A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance Highlights” subheading).

Minimum Ownership
CEO	6x of base salary
CFO	5x of base salary
Other Executive Officers	3x of base salary

Hedging; Pledging

The Board has adopted a policy prohibiting hedging transactions and disallowing pledging transactions subject to narrow exceptions as further described below. Pursuant to this policy, hedging of any type by officers, directors and employees is prohibited, including entry into any prepaid variable forward contracts, equity swaps, collars, exchange funds or other transactions involving Company securities that could be used to hedge or offset any decrease in the value of the Company’s stock. Officers, directors and employees are also prohibited from maintaining Company securities in a margin account. Any officer, director or employee who wishes to pledge shares as collateral for a loan must demonstrate that he or she has the financial capability to repay the loan without resorting to the pledged securities and obtain the prior written approval of the General Counsel. This policy is included in the Company’s Code of Business Ethics, which is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance Highlights” subheading).

Clawback of Awards in the Event of Restatement

The Board has adopted a “recoupment” or “clawback” policy relating to unearned equity and cash incentive compensation of all executive officers. Pursuant to this policy, in the event the Board or an appropriate committee thereof determines that any fraud, negligence or intentional misconduct by an executive officer was a significant contributing factor to the Company having to restate any of its financial statements, the Board (or a committee thereof) will take such action as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. Such actions may include requiring reimbursement of bonuses or incentive compensation paid to the officer after January 1, 2007, requiring reimbursement of gains realized upon the exercise of stock options, and cancellation of restricted or deferred stock awards and outstanding stock options. In determining what actions are appropriate, the Board (or committee thereof) will take into account all relevant factors, including whether the restatement was the result of fraud, negligence or intentional misconduct. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance Highlights” subheading).

Timing of Stock Option and RSU Grants

Annual grants of stock options and RSUs to executive officers are usually made at a regularly scheduled meeting of the Compensation Committee held during the fourth quarter of each year. The grant date of stock option and RSU awards is the date of the Board meeting held during the fourth quarter (typically the day after the Compensation Committee meeting) and grants to other eligible employees typically are approved on the same date. The exercise price for all stock option grants is the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant.

The Compensation Committee may occasionally make off-cycle grants during the year. Such off-cycle grants are typically associated with promotions, hiring, acquisitions, or other significant business events that have a meaningful impact on our ability to acquire or retain management talent. The Compensation Committee has delegated authority to the Company’s Chief Executive Officer to make annual grants and occasional off-cycle grants to employees who are not executive officers of the Company. The grant date for any grants made by the Company’s Chief Executive Officer is either the date the grant authorization is signed by the Chief Executive Officer or a later date specified in the grant authorization.

Tax Deductibility Under Section 162(m)

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code” and Section 162(m) of the Code, “Section 162(m)”), the Company is prohibited from deducting compensation in excess of $1,000,000 paid in a year to each of the Chief Executive Officer and the other “covered employees” as defined in Section 162(m). An exception to this $1,000,000 deduction limitation was historically available with respect to compensation that qualified as “performance-based compensation” under Section 162(m), which required compliance with certain requirements set forth in Section 162(m) and the applicable regulations. As a result of tax legislation that went into effect on December 22, 2017, this exception for performance-based compensation will not be available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transition relief contemplated in the 2017 tax legislation. While the Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, the Compensation Committee may award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible.

Assessment of Risk Arising from Compensation Policies and Practices

The Compensation Committee reviews, on a periodic basis, the operation and structure of the Company’s compensation programs and has considered whether its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Committee has concluded that the Company’s compensation practices and policies do not create such risks based on the following considerations:

As discussed on page 32, under the MICP, each participant has an opportunity to earn a threshold, target or maximum bonus amount that is contingent on achieving established performance goals. MICP goals generally fall into two categories:

corporate goals, consisting of adjusted diluted EPS, organic sales growth, cash flow multiple (operating cash flow less capital expenditures divided by net earnings) and gross margin rate; and

divisional goals, such as divisional operating margin, working capital management and group organic sales percent.

Divisional goals are established with overall corporate objectives in mind and do not conflict with corporate goals. To further minimize the risk that any employee or group of employees would pursue achievement of divisional goals in a manner that would have an adverse impact on the overall corporate goals, at least 20% of the annual bonus opportunity for all managers is based on achievement of the corporate goals. In addition to divisional goals, managers other than named executive officers may be assigned individual performance goal targets as a component of their MICP award. Any such individual achievement goals account for a small percentage of the total bonus opportunity and, accordingly, it is unlikely that any individual would pursue achievement of an individual goal in a manner that would jeopardize performance of his or her division as a whole or the Company as a whole.

The Company’s long-term incentive programs are similarly unlikely to create risks that are reasonably likely to have a material adverse effect on the Company. As discussed above on pages 32-33, there are two elements to the Company’s long-term incentive programs:

(i)	grants of stock options and/or RSUs that vest over time (typically four years); and

(ii)	grants of performance units that vest based on performance over a specified performance cycle (typically three years).

The RSU and stock option grants align recipients’ interests with those of the Company’s shareholders in maintaining or increasing share value, making it against the interests of award recipients to pursue behaviors that create a material risk to the Company. Performance unit grants generally are earned based on achievement of corporate performance goals. A portion of each performance unit grant is contingent on achieving stated levels in diluted EPS during the performance period, a portion is based on targets relating to CFROI, and a portion is contingent on achieving TSR relative to a peer group. The Company believes that using diluted EPS and CFROI as performance measures provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and reinforce the Company’s quest for continued growth. Similarly, the Company believes that including three-year TSR as a performance measure encourages management to continuously benchmark Company performance against that of a broadly defined group of comparable companies, further supporting the Company’s quest for growth. In determining whether diluted EPS and CFROI goals have been met, the Compensation Committee retains the discretion to adjust the manner in which achieved EPS and CFROI are determined to take into account certain nonrecurring events (such as significant acquisitions or divestitures). Providing the Compensation Committee this discretion allows the Compensation Committee to ensure the results are comparable to the originally intended targets. It also has the effect of reducing any incentive to take a particular action in order to increase the bonus that would be distributed at the end of the applicable performance period.

The Company has occasionally granted long-term incentive awards to employees to encourage them to reach goals different from those above, such as working capital turnover and inventory turnover objectives. Typically, such programs are designed to incentivize employees to improve the overall performance of the Company, or a particular business, by requiring improvement in processes and, as such, are expected to be unlikely to encourage behavior that would have a material adverse effect on the Company.

Other incentive programs that may be available are common in companies in durable goods and services businesses, such as commissions on sales for sales representatives. None of these programs accounts for a significant percentage of the relevant business unit’s revenues, and no one business unit carries a significant portion of the Company’s risk profile.

In addition, our compensation programs contain many design features that mitigate the likelihood of encouraging excessive or inappropriate risk-taking behavior. These features include robust stock ownership guidelines, a policy against hedging or pledging of Company stock and a “recoupment” or “clawback” policy in the event of a financial restatement as described on page 42.

2020 EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned by our named executive officers for each of the last three fiscal years during which they served as executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James M. Loree,	2020	1,130,133	0	7,328,996	3,627,000	0	3,779,245	405,250	16,270,624
CEO	2019	1,250,000	0	8,605,044	2,256,750	0	6,180,244	395,511	18,687,549
	2018	1,250,000	0	6,009,512	1,990,500	1,785,000	2,044,304	484,088	13,563,404

Donald Allan, Jr.,	2020	721,933	0	2,573,447	906,750	0	0	171,447	4,373,577
President and CFO	2019	732,333	0	2,379,640	752,250	0	0	152,822	4,017,045
	2018	725,000	0	1,793,927	663,500	690,200	0	161,601	4,034,228

Jeffery D. Ansell,	2020	679,417	0	2,323,952	906,750	0	0	133,843	4,043,962
Executive Vice President,	2019	725,667	0	2,379,640	752,250	0	0	174,584	4,032,141
Stanley Black & Decker	2018	725,000	0	1,793,927	663,500	772,850	0	171,281	4,126,558

Jaime A. Ramirez	2020	516,667	0	1,455,413	906,750	0	46,633	206,286	3,131,749
Executive Vice President &	2019	500,000	0	1,218,384	451,350	0	46,301	179,564	2,395,599
President, Tools & Storage	2018	500,000	0	922,348	398,100	425,250	0	553,140	2,798,838

Graham N. Robinson	2020	328,205	250,000	2,872,846	689,469	177,750	0	257,151	4,575,421
Senior Vice President &	2019	—	—	—	—	—	—	—	—
President, Stanley Industrial	2018	—	—	—	—	—	—	—	—

Footnote to Column (c) of Summary Compensation Table

For 2020, this column reflects a 20% reduction in the base salaries of our named executive officers, effective May 1, 2020 in connection with the COVID-19 pandemic. The base salaries for Messrs. Ansell and Robinson were reinstated effective October 1, 2020 and the base salaries for Messrs. Loree, Allan and Ramirez were reinstated effective January 1, 2021.

Footnote to Column (d) of Summary Compensation Table

This column reflects a $250,000 sign-on bonus paid to Mr. Robinson when he joined the Company in April 2020.

Footnote to Column (e) of Summary Compensation Table

This column reflects the aggregate grant date fair value of all RSUs and performance awards (inclusive of 2019 and 2020 MICP PSUs) granted during the fiscal years ended January 2, 2021, December 28, 2019, and December 29, 2018, respectively, in accordance with Financial Accounting Standards Board (“FASB”) Codification Topic 718-Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures. In addition, Mr. Robinson received a one-time RSU grant with a grant date fair value of $1 million, vesting 50% per year over two years and a one-time RSU grant with a grant date fair value of $1.5 million vesting 1/3 per year over three years in connection with his election as Senior Vice President & President, Stanley Industrial. The valuation of performance awards shown in the table is based on the probable outcome at the grant date. The value of the performance award grants included in this column at the grant date for fiscal year 2020, assuming performance at maximum is as follows: Mr. Loree, $9,200,045 for LTIP PSUs and $3,911,998 for MICP PSUs; Mr. Allan, $2,492,124 for LTIP PSUs and $1,665,982 for MICP PSUs; Mr. Ansell, $2,193,030 for LTIP PSUs and $1,466,087 for MICP PSUs; Mr. Ramirez, $1,097,001 for LTIP PSUs and $825,037 for MICP PSUs. Mr. Robinson’s 2020 MICP bonus was paid in cash and is reported in column (g) of the Summary Compensation Table.

The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. In 2020 and 2019, as discussed on pages 34-36, the MICP bonus plan grants for each of our named executive officers, except Mr. Robinson, were made in the form of equity-settled MICP PSUs, and accordingly the target value on the grant date is included in this column (e) rather than column (g) where the actual annual cash-settled MICP bonuses were reported for fiscal year 2018 and prior years. Actual 2020 MICP PSU awards vest ratably on March 15 of 2021, 2022, and 2023.

Footnote to Column (f) of Summary Compensation Table

This column reflects the aggregate grant date fair value of all stock options granted during the fiscal years ended January 2, 2021, December 28, 2019, and December 29, 2018, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Summary Compensation Table

The dollar amounts set forth in this column reflect incentive compensation earned pursuant to the Company’s MICP in respect of, for Mr. Robinson, the 2020 fiscal year and the 2018 fiscal year for all of our other named executive officers. In 2020, as discussed on pages 34-36, Mr. Robinson’s MICP bonus was paid in cash and is reflected in this column (g) of the Summary Compensation Table, and for all of our other named executive officers, the MICP bonus plan grants were made in the form of equity-settled MICP PSUs, and accordingly the target value on the grant date is included in column (e) of the Summary Compensation Table. Actual awards earned based on performance in relation to plan metrics are set forth on page 35.

Footnote to Column (h) of Summary Compensation Table

For Mr. Loree’s benefit under the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program, the change in the present value of the benefit can be attributed to the passage of time, benefits accrued, and changes in certain assumptions.

The change in the present value of Mr. Ramirez’s benefits under the plans in which he is a participant can be attributed to the passage of time and changes in certain assumptions.

See the footnote to Column (d) of the Pension Benefits Table on page 53 for the assumptions used in the calculations for fiscal year 2020.

Footnote to Column (i) of Summary Compensation Table

This column reflects (i) Company contributions and allocations in 2020 for Messrs. Loree, Allan, Ansell, Ramirez, and Robinson under the Stanley Black & Decker Retirement Account Plan (matching and Core Account (as defined below) and the Stanley Black & Decker Supplemental Retirement Account Plan (supplemental matching and supplemental Core); and (ii) Company costs related to life and disability insurance premiums, financial planning services, annual physicals, products acquired through the Company’s Product Programs, installation and maintenance of home security systems, personal use of corporate aircraft and costs associated with relocation for Messrs. Ramirez and Robinson.

Contributions and Allocations under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan

The Company contributions and allocations under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan included in Column (i) of the Summary Compensation Table are set forth below. Certain contributions and allocations under these Plans for Mr. Loree will offset pension benefits as described on page 53.

Defined
Contribution
Plans
Name	($)
James M. Loree	281,993
Donald Allan, Jr.	126,063
Jeffery D. Ansell	93,866
Jaime A. Ramirez	45,408
Graham N. Robinson	0

The Stanley Black & Decker Retirement Account Plan, an Internal Revenue Code Section 401(k) retirement plan that covers certain employees of the Company and its U.S. affiliates who are subject to the income tax laws of the United States, features two accounts, a Choice Account, and a Core Account.

The Choice Account offers eligible participants the opportunity for tax-deferred savings and a choice of investment options. For the 2018 and 2019 calendar years, and through April 30th of the 2020 calendar year, a 50% matching allocation was provided in the Stanley Black & Decker Retirement Account Plan on the first 7% of pay contributed by a participant on a pre-tax basis for the year. No matching allocations were credited to the Stanley Black & Decker Retirement Account Plan for the period from May 1, 2020, through December 31, 2020. Pay ordinarily includes salary, management incentive bonuses paid in cash, certain other taxable compensation and elective contributions by a participant to the Stanley Black & Decker Retirement Account Plan or another plan sponsored by Stanley Black & Decker (or one of its wholly-owned subsidiaries) that meets the requirements of Section 125 or 401(k) of the Code. Annual pay and the amount of elective contributions are subject to limits set forth in the tax law. Participants are permitted to direct the investment of all funds credited to their Choice Accounts. Matching allocations are vested upon the earlier of a participant’s completion of one year of service or his/her attainment of age 55 while employed by the Company or one of its wholly-owned subsidiaries. Vesting is accelerated in certain circumstances, as described below.

The Core Account provides a retirement benefit for certain participants. This account is 100% funded by separate allocations that are not dependent on contributions by participants. The Core Account is subject to investment direction by a participant. Regular allocations to a Core Account for a calendar year are based on the participant’s age as of the last day of the year and pay for each calendar quarter during the year, as described above, and are subject to the limits of the tax law, with allocations for a calendar quarter contingent upon a participant having employment status on the last day of the calendar quarter, as follows:

Age	Allocation Amount (% of Pay)
Less than 40	2%
40–54	4%
55 and older	6%

Allocations to a participant’s Core Account become 100% vested upon completing three years of service, except as described below. Effective January 1, 2011, a participant becomes fully vested in the matching allocations to the Choice Account and the allocations credited to the Core Account in accordance with these same rules, except that full vesting also applies upon reaching age 55 while employed by the Company or if, while employed by the Company, the participant dies or becomes disabled. No Core Account allocations were made to the Stanley Black & Decker Retirement Account Plan for the period from April 1, 2020, through December 31, 2020.

The vested accounts are payable to a participant in a lump sum upon termination of employment and, effective January 1, 2011, if payments are made after a participant reaches age 70-½, the participant may elect instead to receive annual installment payments equal to the minimum required distributions under the tax law. If a participant dies, the total vested value of the participant’s accounts (including amounts that became vested upon death while employed by the Company) is payable in a lump sum to his or her beneficiary.

The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program is described on page 53 under the heading “Pension Benefits.” The Stanley Black & Decker Supplemental Retirement Account Plan is described on pages 54-55 under the heading “Non-Qualified Defined Contribution and Deferred Compensation Plans.”

Company Cost of Perquisites

Name	Life Insurance ($) (a)	Disability Insurance ($)	Financial Planning ($)	Annual Physical ($)	Product Program ($)	Home Security System ($)	Personal Use of Aircraft ($) (b)	Perquisite Total ($)
James M. Loree	45,087	8,590	15,000	2,500	3,544	48,536	0	123,257
Donald Allan, Jr.	17,156	7,571	15,000	2,500	3,157	0	0	45,384
Jeffery D. Ansell	12,161	6,362	15,000	5,000	1,454	0	0	39,977
Jaime A. Ramirez	8,435	7,073	15,000	0	0	0	0	30,508
Graham N. Robinson	2,025	5,425	3,138	5,000	41	0	43,635	59,264

(a)	Represents the incremental cost of life insurance premiums paid by the Company for the benefit of the named executive officers.

(b)	Represents the incremental cost to the Company for Mr. Robinson’s personal use of the corporate aircraft for relocation during the COVID-19 pandemic.

Other Benefits

Mr. Ramirez received a monthly housing allowance aggregating to $120,000 in 2020 pertaining to his relocation as he assumed leadership of the Tools & Storage business, in addition to $10,370 of other relocation benefits. Mr. Robinson received relocation benefits of $197,887 for his relocation from Texas to Connecticut.

GRANTS OF PLAN-BASED AWARDS TABLE – 2020 GRANTS

This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended January 2, 2021, granted under the MICP and the 2018 Omnibus Award Plan (the “2018 Plan”), as well as the range of estimated future payouts under the Company’s non-equity incentive programs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price at Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
James M. Loree	LTIP PSU	February 20, 2020				14,211	28,422	56,844					$4,600,023
	MICP PSU	March 27, 2020				10,451	20,901	41,802					$1,955,999
	RSU	December 3, 2020							4,298				$772,974
	NQSO	December 3, 2020								75,000	$179.85	$179.02	$3,627,000

Donald Allan, Jr.	LTIP PSU	February 20, 2020				3,850	7,699	15,398					$1,246,062
	MICP PSU	March 27, 2020				4,451	8,901	17,802					$832,991
	RSU	December 3, 2020							2,749				$494,394
	NQSO	December 3, 2020								18,750	$179.85	$179.02	$906,750

Jeffery D. Ansell	LTIP PSU	February 20, 2020				3,388	6,775	13,550					$1,096,515
	MICP PSU	March 27, 2020				3,917	7,833	15,666					$733,043
	RSU	December 3, 2020							2,749				$494,394
	NQSO	December 3, 2020								18,750	$179.85	$179.02	$906,750

Jaime A. Ramirez	LTIP PSU	February 20, 2020				1,695	3,389	6,778					$548,500
	MICP PSU	March 27, 2020				2,204	4,408	8,816					$412,518
	RSU	December 3, 2020							2,749				$494,394
	NQSO	December 3, 2020								18,750	$179.85	$179.02	$906,750

Graham N. Robinson	MICP	April 9, 2020	$250,000	$500,000	$1,000,000
	RSU	April 17, 2020							8,907				$1,000,033
	RSU	April 17, 2020							13,360				$1,499,994
	LTIP	April 27, 2020	$187,500	$375,000	$825,000
	RSU	December 3, 2020							2,073				$372,819
	NQSO	December 3, 2020								14,257	$179.85	$179.02	$689,469

Footnote to Columns (c), (d) and (e) of Grants of Plan-Based Awards Table

In 2020, as discussed on pages 34-36, except for Mr. Robinson who received his MICP bonus in cash, the MICP bonus plan grants were made in the form of equity-settled MICP PSUs. MICP PSUs earned in respect of the fiscal year 2020 performance period will vest ratably on March 15 of 2021, 2022 and 2023, subject to satisfaction of the applicable service conditions. The threshold, target and maximum MICP PSUs granted on March 27, 2020, are reflected in columns (f), (g) and (h), respectively, of this table. Mr. Robinson also received his LTIP in cash. Both his MICP and LTIP threshold, target and maximum are reflected in Columns (c), (d), and (e).

Footnote to Columns (f), (g) and (h) of Grants of Plan-Based Awards Table

The performance awards identified in columns (f), (g) and (h) consist of LTIP and MICP PSUs. The LTIP PSUs were awarded by the Board on February 20, 2020, and cover a performance period that commenced at the beginning of the Company’s 2020 fiscal year and expires at the end of the Company’s 2022 fiscal year. Each LTIP PSU represents the right to receive the number of Company shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards. If the participant’s employment terminates as a result of Retirement (age 55 and 10 or more years of service), death or disability within the first year of the performance period, awards will be pro-rated but if the participant’s employment terminates after the first year, the award will be fully settled without pro-ration, to the extent performance goals are met. Thirty-five percent of the potential award is contingent on the achievement of earnings per share growth, 40% is contingent on the achievement of cash flow return on investment, and 25% is contingent on total shareholder return relative to the LTIP peer group.

The MICP PSUs were awarded by the Board on March 27, 2020, and cover a one-year performance period consisting of the Company’s 2020 fiscal year. MICP PSUs earned in respect of the performance period will vest ratably on March 15 of 2021, 2022 and 2023. Each MICP PSU represents the right to receive the number of Company shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards. If the participant’s employment terminates as a result of retirement, death or disability following March 15, 2021, the participant’s earned MICP PSUs will immediately vest and be settled. If the participant’s employment terminates as a result of death or disability on or before March 15, 2021, the participant will be eligible to vest in a prorated portion of his or her earned MICP PSUs. For 2020, 40% of the potential award is contingent on the achievement of earnings per share growth, 20% is contingent on the achievement of free cash flow, 20% is contingent on organic sales growth and 20% is contingent on gross margin rate, as more fully discussed on page 32.

Footnote to Column (i) of Grants of Plan-Based Awards Table

The stock awards identified in this column are RSUs awarded on December 3, 2020, that will vest in four equal installments on the first four anniversaries of the date of grant (“annual RSU awards”). An award recipient must generally remain employed until the time of vesting of annual RSU awards, but such awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability. In addition, Mr. Robinson received two RSU awards on April 17, 2020; 8,907 RSUs vesting 50% per year and 13,360 RSUs vesting 33% per year over three years in connection with his election as Senior Vice President & President, Stanley Industrial.

Footnote to Column (j) of Grants of Plan-Based Awards Table

The stock options identified in this column are stock options granted on December 3, 2020, that will vest in four equal installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to Column (k) of Grants of Plan-Based Awards Table

All stock option grants were made pursuant to the Company’s 2018 Plan. The 2018 Plan, which has been approved by the Company’s shareholders, provides that the exercise price per share purchasable under an option may not be less than the Fair Market Value of a share on the date of grant. The 2018 Plan defines the “Fair Market Value” of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which Fair Market Value is to be determined. The exercise price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth in the column immediately adjacent to column (k).

Footnote to Column (l) of Grants of Plan-Based Awards Table

This column reflects the grant date fair value computed in accordance with FASB Codification Topic 718, Stock Compensation of the stock option grants, RSU grants and performance awards identified in this table. The valuation of performance awards is based on the probable outcome at the grant date. See footnote J of the Company’s report on Form 10-K for additional assumptions used in the valuation of these awards and related disclosures. The value of performance award grants included in this column for the 2020 MICP PSUs and the 2020–2022 LTIP PSUs at the grant date, assuming performance at maximum, is as follows: Mr. Loree, $3,911,998 and $9,200,045, respectively; Mr. Allan, $1,665,982 and $2,492,124, respectively; Mr. Ansell, $1,466,087 and $2,193,030, respectively; and Mr. Ramirez, $825,037 and $1,097,001, respectively. Mr. Robinson received his 2020 MICP and 2020–2022 LTIP grants with cash settlement because he was hired in April 2020 after the PSU grant dates.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options and stock awards held by the named executive officers on January 2, 2021.

	Option Awards					Stock Awards
Name (a)	Number of Shares Underlying Unexercised Options (#) Exercisable (b)	Number of Shares Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
James M. Loree	50,000	—	—	$79.70	12/5/2023	113,278	$20,226,907
	50,000	—	—	$95.18	12/5/2024			35,528	$6,343,790
	50,000	—	—	$109.25	12/4/2025			26,828	$4,790,318
	129,199	—	—	$121.63	8/1/2026
	75,000	—	—	$118.66	12/2/2026
	56,250	18,750	—	$168.78	12/7/2027
	37,500	37,500	—	$130.88	12/4/2028
	18,750	56,250	—	$150.70	12/3/2029
	—	75,000	—	$179.85	12/3/2030

Donald Allan, Jr.	20,000	—	—	$109.25	12/4/2025	37,407	$6,679,317
	25,000	—	—	$118.66	12/2/2026			9,624	$1,718,417
	18,750	6,250	—	$168.78	12/7/2027			6,235	$1,113,277
	12,500	12,500	—	$130.88	12/4/2028
	6,250	18,750	—	$150.70	12/3/2029
	—	18,750	—	$179.85	12/3/2030

Jeffery D. Ansell	18,750	6,250	—	$168.78	12/7/2027	35,660	$6,367,472
	12,500	12,500	—	$130.88	12/4/2028			8,469	$1,512,180
	6,250	18,750	—	$150.70	12/3/2029			6,235	$1,113,277
	—	18,750	—	$179.85	12/3/2030

Jaime A. Ramirez	15,000	—	—	$109.25	12/4/2025	25,127	$4,486,746
	15,000	—	—	$118.66	12/2/2026			4,236	$756,425
	11,250	3,750	—	$168.78	12/7/2027			2,867	$511,842
	7,500	7,500	—	$130.88	12/4/2028
	3,750	11,250	—	$150.70	12/3/2029
		18,750	—	$179.85	12/3/2030

Graham N. Robinson	—	14,257	—	$179.85	12/3/2030	24,340	$4,346,151

Footnote to columns (b) and (c)

All of the options identified in columns (b) and (c) expire 10 years from the date of grant; the grant date therefore can be determined by subtracting 10 years from the expiration date set forth in column (f). All of the option grants identified in column (c) vest in four equal annual installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Footnote to column (g)

The awards identified in this column include (i) time-vesting RSUs that have not yet vested; (ii) the performance awards for the 2018–2020 LTIP performance program, which vested upon settlement in the first quarter of 2021 based on achievement of performance goals as set forth in the Compensation Discussion and Analysis on page 40; (iii) a portion of the performance awards for the 2019–2021 LTIP performance program, which will vest following the end of the applicable performance period; (iv) a portion of the performance awards for the 2020–2022 LTIP performance program, which will vest following the end of the applicable performance period; (v) the MICP PSUs for the 2020 MICP performance program, which will vest in three equal installments following the end of the applicable performance period; and (vi) a portion of the MICP PSUs for the 2019 MICP performance program that will vest in 2021 and 2022. For Mr. Robinson, the awards in this column include only time-vesting RSUs.

The number of shares not yet vested attributable to the 2019–2021 and 2020–2022 LTIP performance programs reflect achievement of annual goals included in the programs as follows:

	EPS Goals Achieved	CFROI Goals Achieved
2019–2021 Performance Award	2019: between threshold and target	2019: between target and maximum
	2020: between target and maximum	2020: maximum

2020–2022 Performance Award	2020: between target and maximum	2020: maximum

The number of shares not yet vested attributable to the 2020 MICP performance program reflect actual achievement of annual goals as described on page 35.

The number of time-vesting RSUs granted to each executive that had not vested as of January 2, 2021, is as set forth in the table below. Unless otherwise indicated, awards vest in four equal installments on the first four anniversaries of the grant date.

Grantee	Grant Date	Vesting Schedule	Number of Units not yet vested
James M. Loree	December 7, 2017		2,499
	December 4, 2018		7,677
	December 3, 2019		10,269
	December 3, 2020		4,117

Donald Allan, Jr.	December 7, 2017		763
	December 4, 2018		2,660
	December 3, 2019		2,820
	December 3, 2020		2,633

Jeffery D. Ansell	December 7, 2017		763
	December 4, 2018		2,660
	December 3, 2019		2,930
	December 3, 2020		2,749

Jaime A. Ramirez	December 2, 2016		5,000
	December 7, 2017		458
	December 4, 2018		1,596
	December 3, 2019		1,758
	December 3, 2020		2,749

Graham N. Robinson	April 17, 2020	Vests in two equal installments on April 17, 2021 and April 17, 2022	8,907
	April 17, 2020	Vests in three equal installments on April 17, 2021, April 17, 2022 and April 17, 2023	13,360
	December 3, 2020		2,073

Footnote to column (i)

The shares identified in this column are the number of shares that may be issued pursuant to the 2019–2021 and 2020–2022 performance awards that are not included in column (g) above. Because 2020 EPS performance exceeded the target established for the 2020 fiscal year and 2020 CFROI performance exceeded the maximum established for the 2020 fiscal year for the 2020–2022 award, EPS and CFROI performance was assumed at maximum. Because 2020 EPS performance was above target for the 2020 fiscal year and 2020 CFROI performance exceeded the maximum established for the 2020 fiscal year for the 2019–2021 award, EPS and CFROI performance was assumed at maximum. Because the 2018–2020 TSR exceeded the threshold TSR established for the 2019–2021 and 2020–2022 awards, these figures assume performance at target. See summary of assumed performance below:

	EPS Performance Assumed	CFROI Performance Assumed	TSR Performance Assumed
2019–2021 Performance Award	2021: maximum	2021: maximum	target

2020–2022 Performance Award	2021: maximum	2021: maximum	target
	2022: maximum	2022: maximum

The awards for the performance periods ending at the end of fiscal years 2021 and 2022 vest during the first quarter of the fiscal year immediately following the performance period. An award recipient must generally remain employed until the time of settlement of performance awards. In the event employment is terminated by reason of retirement, death or disability, the 2019–2021 awards will be pro-rated; the 2020–2022 awards will be pro-rated if the participant’s employment terminates during the first year, and will be settled without pro-ration thereafter, to the extent performance targets are met.

Option Exercises and Stock Vested During 2020 Fiscal Year

The following table provides information concerning options exercised and shares vested for each named executive officer during the Company’s 2020 fiscal year.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
James M. Loree	50,000	4,768,673	54,649	8,731,241
Donald Allan, Jr.	20,000	1,446,065	15,950	2,523,896
Jeffery D. Ansell	45,000	1,968,758	15,371	2,460,909
Jaime A. Ramirez	15,000	898,677	12,413	2,088,714
Graham N. Robinson	0	0	0	0

Footnote to columns (d) and (e)

Shares acquired reflect time-vesting RSUs that vested during 2020, LTIP PSUs for the 2017–2019 performance period that vested in March 2020, and one third of the 2019 MICP PSUs that vested in 2020. The totals in columns (d) and (e) include shares withheld to cover taxes on RSUs and PSUs. The amounts in column (e) were determined by multiplying the number of shares that vested by the average of the high and low price of a share of Company common stock on the applicable vesting dates.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including years of service credited, under the Company’s non-qualified defined benefit pension plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
James M. Loree	Stanley Black & Decker, Inc.
	Supplemental Executive Retirement Program	21.5	26,960,478	0
Donald Allan, Jr.	N/A	N/A	N/A	N/A
Jeffery D. Ansell	N/A	N/A	N/A	N/A
Jaime A. Ramirez	The Stanley Black & Decker Pension Plan	4.9	122,265	0
	The Black & Decker Supplemental Pension Plan	4.9	139,008	0
Graham N. Robinson	N/A	N/A	N/A	N/A

Footnote to Column (b) of Pension Benefits Table

Stanley Black & Decker Inc. Supplemental Executive Retirement Program

The Stanley Black & Decker, Inc. Supplemental Executive Retirement Program (the “Supplemental Executive Retirement Program”) provides benefits on a non-qualified basis to certain executive officers of the Company. Pursuant to amendments approved in 2007, the Supplemental Executive Retirement Program is closed to new participants. Mr. Loree is the only named executive officer who participates in the Supplemental Executive Retirement Program. Under the Supplemental Executive Retirement Program, a participant will be entitled to receive a supplemental retirement benefit, before offsets, based on the following formula: 3% of average pay for each of the first five years of service; plus 2% of average pay for each of the next 15 years of service; plus 1% of average pay for each of the next five years of service thereafter. For this purpose, average pay is equal to one-third of the participant’s highest total pay (salary and cash-settled management incentive pay) for any consecutive 36-month period. The benefit will be reduced by the Core Account benefits payable under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan. Mr. Loree has elected to receive his benefit in the form of a 100% joint and survivor annuity. Mr. Loree’s benefits are fully vested.

Black & Decker Retirement Plans

The Stanley Black & Decker Pension Plan (known prior to January 1, 2013, as The Black & Decker Pension Plan) is a tax-qualified defined benefit plan that covers most salaried employees of Black & Decker (U.S.) Inc. and its subsidiaries who were employed as of December 31, 2010. All benefit accruals were frozen under the Stanley Black & Decker Pension Plan, effective at the end of 2010. Mr. Ramirez, the only named executive officer who is a participant in this plan, may commence his benefits under this plan after his separation from service, but no earlier than age 55. Mr. Ramirez is also a participant in The Black & Decker Supplemental Pension Plan. All benefit accruals under The Black & Decker Supplemental Pension Plan were frozen, effective at the end of 2010. Benefits under The Black & Decker Supplemental Pension Plan may be forfeited in the event of fraud or willful misconduct or, in the event that following termination of employment, there is an unauthorized disclosure or use of confidential information. Mr. Ramirez will commence his benefits under The Black & Decker Supplemental Pension Plan at the later of separation from service or age 55, provided that benefit payments do not begin until at least six months after his separation from service.

Footnote to Column (d) of Pension Benefits Table

The present value of each accumulated benefit of the named executive officers is based on the following assumptions: (i) that Mr. Loree will receive benefits in a 100% joint and survivor annuity, based on his written election, at his age at the 2020 fiscal year-end, but delayed 5½ years (due to a six-month delay because Mr. Loree is a “specified employee” of the Company within the meaning of Code Section 409A, plus an additional five years in accordance with the applicable provisions of the Stanley Black & Decker Inc. Supplemental Executive Retirement Program and Code Section 409A, because Mr. Loree changed his form of payment election from a lump sum to an annuity in 2013); (ii) that Mr. Ramirez will receive benefits in the normal form at his earliest unreduced retirement age set forth in the Stanley Black & Decker Pension Plan (age 62) and will receive benefits in a 10-year certain and continuous annuity, based on a default election, at his earliest unreduced retirement age set forth in The Black & Decker Supplemental Pension Plan (age 62), plus a six-month delay because Mr. Ramirez is a specified employee; (iii) the named executive officer will not die or withdraw funds before retirement; (iv) adjusted Pre-2012 mortality table and MP-2020 future mortality improvement scale; and (v) a discount rate of 2.69% for the Stanley Black & Decker Inc. Supplemental Executive Retirement Program, a discount rate of 2.37% for the Stanley Black & Decker Pension Plan and a discount rate of 2.00% for The Black & Decker Supplemental Pension Plan, as applicable.

Non-Qualified Defined Contribution and Deferred Compensation Plans

The following table shows the executive contributions, earnings and account balances for fiscal 2020 for each named executive officer participating in the Stanley Black & Decker Supplemental Retirement Account Plan, a non-qualified defined contribution plan and, for Mr. Allan, the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
James M. Loree	30,427	255,143	672,498	0	8,797,649
Donald Allan, Jr.
Supplemental Retirement Account Plan	36,097	104,960	203,034	0	2,411,668
Deferred Compensation Plan	0	0	2,486	0	126,087
Jeffery D. Ansell	47,559	79,097	537,339	0	3,749,630
Jaime A. Ramirez	0	33,492	36,009	0	314,336
Graham N. Robinson	0	0	0	0	0

Footnote to column (a) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

The Company maintains the Stanley Black & Decker Retirement Account Plan, the Stanley Black & Decker Supplemental Retirement Account Plan, and the Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan. The Deferred Compensation Plan for Participants in the Company’s Management Incentive Compensation Plan has been closed to new deferrals. Certain employees, including the Company’s executive officers, may now defer bonuses and other compensation pursuant to the Stanley Black & Decker Supplemental Retirement Account Plan.

The compensation that may be deferred by employees and the amounts that may be credited to their accounts under the Stanley Black & Decker Retirement Account Plan are limited due to certain provisions of the Internal Revenue Code and the regulations. The Stanley Black & Decker Supplemental Retirement Account Plan provides executive officers and certain other employees with benefits that cannot be provided under the Stanley Black & Decker Retirement Account Plan.

An eligible employee can defer up to 50% of base salary and up to 100% of the cash portion of his or her management incentive bonus each year under the Stanley Black & Decker Supplemental Retirement Account Plan. Prior to January 1, 2019, the Company ordinarily made matching contributions under the Stanley Black & Decker Supplemental Retirement Account Plan equal to 50% of the elective deferral contributions from up to 7% of the portion of compensation earned during the year that consists of salary and management incentive bonuses, including elective contributions made from such salary and management incentive bonuses under the Stanley Black & Decker Supplemental Retirement Account Plan or an arrangement described in Internal Revenue Code Section 125 or 401(k), that exceeds the amount of such compensation that may be recognized under the Stanley Black & Decker Retirement Account Plan. Effective January 1, 2019, the Company, at its discretion, determines whether matching contributions will be made for a particular year. If the Company decides to make matching contributions for a year, it will make contributions, in an amount determined in its discretion, that may constitute part or all of or more than the matching contributions that would have been made pursuant to the provisions of the Stanley Black & Decker Supplemental Retirement Account Plan that were in effect prior to 2019.

Effective from January 1, 2011 to December 31, 2018, supplemental Core contributions were made for certain participants in the Stanley Black & Decker Supplemental Retirement Account Plan, determined on the basis of the formulas in the Stanley Black & Decker Retirement Account Plan for Core allocations, as applied to compensation in excess of the compensation recognized under the Stanley Black & Decker Retirement Account Plan. Effective January 1, 2019, the Company, at its discretion, determines whether Core contributions will be made for a particular year. If the Company decides to make Core contributions for a year, it will make contributions, in an amount determined in its discretion, that may constitute part or all of or more than the Core contributions that would have been made pursuant to the provisions of the Stanley Black & Decker Supplemental Retirement Account Plan that were in effect prior to 2019.

Effective January 1, 2011, all matching contributions credited under the Stanley Black & Decker Supplemental Retirement Account Plan, including any supplemental matching contributions that were made prior to 2011, are vested upon completion of one year of service or, if earlier, upon an active employee reaching age 55, becoming disabled, or death. Effective January 1, 2011, all Core contributions credited under the Stanley Black & Decker Supplemental Retirement Account Plan, together with prior supplemental cornerstone contributions, are vested after three years of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.

All of the supplemental accounts that are described above are credited with notional investment earnings or losses, depending upon the investment options selected by the participants, which may be changed on a daily basis by the participants. A participant receives a lump sum distribution, or 2- or 5-year annual installment payments, based on his or her distribution election of the vested supplemental account balances following termination of employment unless he or she has elected a later distribution date. Upon death, prior to commencing his or her distribution, the vested supplemental account balances are payable in a lump sum or installments, based on the participant’s distribution election, to the designated beneficiary of the participant. Mr. Loree’s vested accounts that are credited with funds attributable to his supplemental cornerstone contributions, his supplemental Core contributions, and his supplemental Core Transition Benefit contributions will be distributed at the same time and in the same form as his benefit under the Stanley Black & Decker Supplemental Executive Retirement Program. His vested accounts that are credited with funds attributable to his pre-2016 elective deferral contributions and matching contributions will be distributed in a lump sum upon his separation from service, plus 10 ½ years (on account of the change in election and being a specified employee) or, if earlier, upon his death. Mr. Loree’s vested accounts attributable to elective deferral contributions and matching contributions credited for 2016, 2017, 2018, 2019 and 2020 will be distributed in five annual installments commencing upon his separation from service, plus six months (because he is a specified employee) or, if earlier, upon his death.

Footnote to columns (b) and (c) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

The executive contributions listed in column (b) are reported as compensation in column (c) of the Summary Compensation Table or, to the extent contributions reflect a deferral of MICP bonus payments for the 2019 fiscal year, which were payable in 2020, in column (g) of the Summary Compensation Table for the 2019 year.

The Company contributions listed in column (c) are reported as compensation in column (i) of the Summary Compensation Table.

Footnote to column (d) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

Participants in the Supplemental Retirement Account Plan may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants may elect to change their investment elections at any time by contacting the Retirement Service Center via telephone or Internet. During the plan year ended December 31, 2020, the accounts of the named executive officers under the plan were credited with earnings at the following rates, based on the investment options which they elected: the Stanley Black & Decker Stock Fund 10.05%; Stable Value Fund 2.31%; Fixed Interest Rate Fund 2.52%; Loomis Sayles Core Plus Fixed Income Fund 11.16%; SSgA US Intermediate Government/Credit Bond Index Fund 6.64%; EB DL Non SL Aggregate Bond Index Fund 7.38%; SSgA US Inflation Protected Bond Index Fund 10.83%; EB DL Non SL Stock Index Fund 18.45%; SSgA U.S. Total Market Index Fund 20.73%; SSgA US Extended Market Index Fund 31.67%; SSgA Global Equity ex US Index Fund 10.78%; Neuberger Berman Genesis Fund 25.06%; Dodge & Cox International Stock Fund 2.10%; Blackrock LifePath Index Retirement Fund 11.89%; Blackrock LifePath Index 2025 Fund 12.05%; Blackrock LifePath Index 2030 Fund 12.75%; Blackrock LifePath Index 2035 Fund 13.49%; Blackrock LifePath Index 2040 Fund 14.02%; Blackrock LifePath Index 2045 Fund 14.74%; Blackrock LifePath Index 2050 Fund 15.12%; Blackrock LifePath Index 2055 Fund 15.20%; Blackrock LifePath Index 2060 Fund 15.21%. Mr. Allan’s account under the Deferred Compensation Plan for participants in the Company’s Management Incentive Compensation Plan was credited with earnings at a rate of 2.01%, pursuant to the terms of the Plan. The Company has not included any portion of the earnings listed in column (d) as compensation in the Summary Compensation Table.

Footnote to column (e) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table

The amount set forth in column (e) represents the distribution of funds in the Stanley Black & Decker Supplemental Retirement Account Plan pursuant to the terms of that plan.

Executive Officer Agreements

Agreement with James M. Loree, Chief Executive Officer

In connection with Mr. Loree’s appointment as President and Chief Executive Officer, effective August 1, 2016, the Company and Mr. Loree entered into a letter agreement, dated July 21, 2016, pursuant to which Mr. Loree is employed as the Company’s Chief Executive Officer on an “at will” basis, and became a member of the Board. On February 23, 2021, the Company announced that Mr. Allan assumed the role of President and Chief Financial Officer (from his role as Executive Vice President and Chief Financial Officer), while Mr. Loree will continue to serve as Chief Executive Officer.

Pursuant to the letter agreement, (i) Mr. Loree’s annual base salary was increased to $1,200,000, and (ii) Mr. Loree would receive (1) an annual cash bonus under the Company’s MICP or a successor thereto, with a target bonus opportunity as determined by the Board for fiscal years after 2017; (2) annual grants of equity awards with at least 50% of the grant date value of such awards granted each year beginning in 2017 consisting of performance share units and the balance consisting of a mix of stock options and RSUs or other instruments, as determined by the Board in its sole discretion from time to time; (3) employee benefits and perquisites provided to other senior executives of the Company pursuant to the Company’s compensation and benefit plans and arrangements, which may be amended from time to time; (4) continued participation in the Company’s Supplemental Executive Retirement Plan, as may be amended from time to time; and (5) four weeks of paid time off per year.

In the event that Mr. Loree’s employment is terminated by the Company without “Cause” or by Mr. Loree for “Good Reason” (each, as defined in the letter agreement), Mr. Loree will be eligible to receive certain severance payments and benefits, subject to his executing a release of claims in favor of the Company and complying with certain post-termination restrictive covenants (including two-year post-termination non-competition, employee non-solicitation and customer non-solicitation covenants, as well as a perpetual confidentiality covenant) which will be applicable regardless of the reason for Mr. Loree’s termination of employment. Such severance payments and benefits will consist of (a) a lump sum cash severance payment equal to two times the sum of (i) his base salary at termination and (ii) his target annual cash bonus for the year of termination and (b) continued coverage under the Company’s medical, dental, life, vision and prescription drug plans for up to 24 months after termination of employment. Under the letter agreement, Mr. Loree will be deemed to have given notice to the Board, on the date he attains age 65 that he intends to retire from all positions with the Company and its subsidiaries on the 30th day thereafter and such notice shall automatically become effective on such 30th day (unless, in the case of Mr. Loree’s service on the Board, Mr. Loree and the Board mutually agree that Mr. Loree will continue to serve on the Board). See the “Termination Provisions Summary” table on page 59, and the footnotes thereto, for information regarding payments that would have become payable to Mr. Loree if his employment had been terminated effective January 2, 2021.

Agreement with Graham N. Robinson, Senior Vice President & President, Stanley Industrial

In connection with his employment by the Company, the Company and Mr. Robinson entered into a Letter Agreement dated as of February 26, 2020 (the “Robinson Offer Letter”). Under the terms of the Robinson Offer Letter, Mr. Robinson’s annual base salary is $500,000. Mr. Robinson is entitled to participate in the MICP with an annual target bonus opportunity equal to 75% of his annual base salary, and a maximum potential award equal to 150% of his annual base salary. For 2020, Mr. Robinson was entitled to a full bonus under the MICP without proration to the extent earned in relation to performance metrics. Mr. Robinson also will be eligible to participate in the Company’s annual and long-term equity programs. Mr. Robinson received (i) RSUs with a grant date fair value of $372,819 in accordance with the Company’s annual grant cycle, vesting over four-years, (ii) stock options with a grant date fair value of $689,469 in accordance with the Company’s annual grant cycle, vesting over four-years, (iii) a one-time RSU grant with a grant date fair value of $1 million, vesting 50% per year over two years and (iv) a one-time RSU grant with a grant date fair value of $1.5 million vesting 1/3 per year over three years. The amount and form of awards in subsequent years will be determined by the Compensation Committee. On joining the Company, Mr. Robinson received a sign-on bonus of $400,000 to be delivered over two years, $250,000 of which was paid upon hire and $150,000 which will be paid by April 2021. If Mr. Robinson voluntarily terminates his employment or is involuntarily terminated by the Company for violation of the Company’s rules or misconduct within two years of his start date, Mr. Robinson will be required to repay the sign-on bonus.

Mr. Robinson also is eligible to participate in employee benefit plans generally available to the Company’s executive officers. He received a one-time relocation allowance of $5,000 to defray incidental expenses not otherwise covered by the Company’s relocation policy.

In the event the Company terminates Mr. Robinson’s employment involuntarily, in the absence of his violation of Company rules or misconduct, he will be entitled to one year of base salary as severance during which time life, health and welfare benefits shall continue as if Mr. Robinson were actively employed. In addition, Mr. Robinson would receive a pro-rated annual bonus payout, to the extent earned in relation to the performance metrics, based on the number of complete months of active service during the year of any such involuntary termination without cause. Mr. Robinson also entered into a change in control agreement providing certain severance payments and benefits in the event of an involuntary termination in connection with a change in control.

Agreement with Jeffery D. Ansell, Executive Vice President, Stanley Black & Decker

On January 23, 2020, the Company entered into a letter agreement with Jeffery D. Ansell. Under the terms of the agreement, Mr. Ansell continued in his role as Executive Vice President and President, Global Tools and Storage through June 30, 2020. On July 1, 2020, Mr. Ansell transitioned to the role of Executive Vice President, Stanley Black & Decker in order to oversee a major organic growth program until December 31, 2021 (the “Transition Period”). During the Transition Period, Mr. Ansell will continue to receive base salary at least at the rate in effect on the date of the letter agreement, be eligible for the same bonus opportunities and equity awards as other similarly situated executives of the Company, and continue to be eligible to participate in all employee benefit plans and perquisite programs, including severance programs, offered generally to other senior corporate executives. The Transition Period may be curtailed by the Company in its discretion, or at the election of Mr. Ansell in the event of a material breach by the Company of the foregoing terms.

Thereafter, Mr. Ansell will be employed as strategic advisor to the Company’s Tools Business until January 2, 2024 (the “Advisory Period”). From the commencement of the Advisory Period until December 31, 2022, Mr. Ansell will receive an annual base salary equal to his annual base salary in effect immediately prior to the commencement of the Advisory Period. During the period commencing January 1, 2023 and ending on January 1, 2024, he will receive an annual salary of $600,000. During the Advisory Period, Mr. Ansell will continue to be eligible to participate in the Company’s benefit plans programs other than equity award programs except that in the event that the Company causes the Advisory Period to commence prior to January 1, 2022, Mr. Ansell will be entitled to receive (i) his target annual incentive opportunity in respect of fiscal year 2021 and (ii) he will continue to be eligible to receive equity awards and participate in Company severance programs through the period ending December 31, 2021.

Pursuant to the terms of the letter agreement, the Company may not terminate Mr. Ansell’s employment during the Transition Period or Advisory Period other than for “cause” (as defined in the letter agreement). In the event that Mr. Ansell resigns for “good reason” (as defined in the letter agreement), his then outstanding equity awards will become immediately vested on his date of separation and settled subject to compliance with certain tax provisions. Mr. Ansell will be bound by certain restrictive covenants, including non-competition terms for two years following his separation from employment.

Termination and Change in Control Provisions

Provisions under Company Incentive Plans

The Company’s MICP, its 2009 Long-Term Incentive Plan, the 2013 Long Term Incentive Plan, and the 2018 Omnibus Plan (collectively, the “LTIPs”) and change in control severance agreements with each of Messrs. Loree, Allan, Ansell, Ramirez and Robinson, and with other senior officers of the Company (the “Change in Control Agreements”) include provisions for the acceleration of payments and/or other benefits in connection with a change in control, as such term is defined in the applicable plans and agreements.

Specifically, the MICP and the LTIPs generally provide for a so-called “double trigger” acceleration in connection with a change in control (as defined in the applicable plan). Accordingly, no awards would accelerate if such awards are assumed or replaced with an equivalent award by the resulting entity and the participant does not incur a qualifying termination prior to the end of the applicable performance period in the case of the MICP or within two years following a change in control in the case of awards under the LTIPs.

With respect to awards that are not assumed or replaced by the resulting entity, unless otherwise determined by the Compensation Committee at the time of grant, upon the occurrence of a change in control of the Company, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels and (ii) with respect to awards under the LTIPs, all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms, all performance awards will become payable or distributable, assuming achievement at target, and all restrictions applicable to restricted stock and RSUs will immediately lapse.

A change in control under the MICP, the LTIPs and the Change in Control Agreements is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; (ii) there is a change in the composition of the Board of Directors such that less than a majority of the members were elected, nominated or appointed by at least two-thirds of the incumbent directors; (iii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity other than (a) a merger or consolidation where the voting securities of the Company continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is a consummated agreement for the sale or disposition by the Company of all or substantially all of its assets unless the shareholders of the Company own at least 50% of the acquiring entity in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Change in Control Agreements with Named Executive Officers

On July 21, 2016, in connection with Mr. Loree’s promotion to CEO, the Company entered into a Second Amended and Restated Change in Control Agreement with Mr. Loree.

In December 2018, the Board approved revised Change in Control Agreements for Messrs. Allan and Ansell that went into effect on December 4, 2018. The economic terms and conditions of the new agreements are substantially similar to these executives’ prior change in control agreements, except that no excise tax gross-up provisions were included in the new Change in Control Agreements. The Company also entered into Change in Control Agreements with Messrs. Ramirez and Robinson on August 1, 2013, and September 9, 2020, respectively. None of the named executive officers are currently party to an agreement that contains a tax gross-up provision.

The Change in Control Agreement with Mr. Loree, and the Change in Control Agreements with Messrs. Allan and Ansell, each provide for a one-year term, subject to recurring one-year extensions unless 90 days’ advance notice is given not to extend the term. Further, if a “change in control” (as defined in the applicable Change in Control Agreements) occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the change in control. A qualifying termination of employment will generally occur if the named executive officer’s employment is terminated without “cause” or if the named executive officer resigns for “good reason” within two years following a “change in control” (each, as defined in the applicable Change in Control Agreements). The Change in Control Agreements generally provide for the following upon a qualifying termination:

o	a lump sum cash payment equal to 3 times (for Mr. Loree) and 2.5 times (for Messrs. Allan, Ansell, Ramirez and Robinson) annual base salary;

o	a cash payment equal to 3 times (for Mr. Loree) and 2.5 times (for Messrs. Allan, Ansell, Ramirez and Robinson) average annual bonus over the 3 years prior to termination;

o	continuation of certain health and welfare benefits and perquisites for 3 years (for Mr. Loree) and 2.5 years (for Messrs. Allan, Ansell, Ramirez and Robinson) (or, if shorter, until similar benefits are provided by the executive officer’s new employer);

o	a payment reflecting the actuarial value of an additional 3 years of service credit for retirement pension accrual purposes under any defined benefit or defined contribution plans maintained by the Company (for Mr. Loree) and 2.5 years of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company (for Messrs. Allan, Ansell, Ramirez and Robinson); and

o	outplacement services (with the cost to the Company capped at $50,000).

Set forth on pages 59-64 are tables setting forth the dollar amounts that would have been payable at January 2, 2021, the end of the Company’s fiscal year, under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $178.56, the closing price of Company common stock on December 31, 2020, which was the last trading day of the Company’s 2020 fiscal year, for the purpose of calculating all amounts payable in respect of equity awards.

TERMINATION PROVISIONS SUMMARY

James M. Loree

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$6,520,000	$9,267,000	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$0	$0	$0	$0	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$7,537,300	$0
Supplemental Retirement Account contributions	$0	$0	$0	$322,088	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$90,000	$0	$0	$0
Post-termination life insurance	$116,501	$116,501	$119,957	$121,685	$116,501	$0	$116,501
Post-termination health & welfare	$0	$0	$33,018	$49,527	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$3,538,969	$0	$3,538,969	$3,538,969	$3,538,969	$3,538,969	$3,538,969
Vesting of restricted stock units	$6,381,779	$0	$6,381,779	$6,381,779	$6,381,779	$6,381,779	$6,381,779
Vesting of performance shares	$16,157,765	$0	$19,889,848	$19,527,322	$20,949,780	$20,949,780	$16,157,765
Total	$26,195,014	$116,501	$36,483,571	$39,348,370	$30,987,029	$38,407,828	$26,195,014
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TERMINATION PROVISIONS SUMMARY

Donald Allan, Jr.

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$833,000	$3,808,000	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$0	$0	$0	$0	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$171,459	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$142,541	$142,541	$144,269	$146,861	$142,541	$0	$142,541
Post-termination health & welfare	$0	$0	$13,488	$33,720	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$1,179,656	$0	$1,179,656	$1,179,656	$1,179,656	$1,179,656	$1,179,656
Vesting of restricted stock units	$2,356,680	$0	$2,356,680	$2,356,680	$2,356,680	$2,356,680	$2,356,680
Vesting of performance shares	$4,095,837	$0	$4,095,837	$5,637,675	$6,136,600	$6,136,600	$4,095,837
Total	$7,774,714	$142,541	$8,622,930	$13,446,551	$9,815,477	$9,672,936	$7,774,714
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TERMINATION PROVISIONS SUMMARY

Jeffery D. Ansell

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$763,000	$3,839,625	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$0	$0	$0	$0	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$134,185	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$0	$0	$1,728	$4,320	$0	$0	$0
Post-termination health & welfare	$0	$0	$17,073	$42,683	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$0	$0	$0	$1,179,656	$1,179,656	$1,179,656	$0
Vesting of restricted stock units	$0	$0	$0	$2,315,968	$2,315,968	$2,315,968	$0
Vesting of performance shares	$0	$0	$0	$5,281,983	$6,069,179	$6,069,179	$0
Total	$0	$0	$781,801	$12,910,920	$9,564,803	$9,564,803	$0
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TERMINATION PROVISIONS SUMMARY

Jaime A. Ramirez

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$650,000	$2,688,125	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$0	$0	$0	$0	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$110,925	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$0	$0	$9,731	$24,328	$0	$0	$0
Post-termination health & welfare	$0	$0	$16,580	$41,449	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$0	$0	$0	$707,794	$707,794	$707,794	$0
Vesting of restricted stock units	$0	$0	$0	$2,419,265	$2,419,265	$2,419,265	$0
Vesting of performance shares	$0	$0	$0	$2,621,439	$3,173,567	$3,173,567	$0
Total	$0	$0	$676,311	$8,725,825	$6,300,626	$6,300,626	$0
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TERMINATION PROVISIONS SUMMARY

Graham N. Robinson

	Voluntary Resignation	Involuntary for Cause	Involuntary w/out Cause or Voluntary for Good Reason (no CIC)	Involuntary w/out Cause upon CIC	Disability	Death (Pre-retirement)	Retirement
Severance	$0	$0	$500,000	$1,694,375	$0	$0	$0
Pro rata bonus for year of termination	$0	$0	$177,750	$375,000	$177,750	$177,750	$0
SERP/Retirement Plan	$0	$0	$0	$0	$0	$0	$0
Supplemental Retirement Account contributions	$0	$0	$0	$63,175	$0	$0	$0
Executive benefits & perquisites	$0	$0	$0	$62,500	$0	$0	$0
Post-termination life insurance	$0	$0	$2,716	$6,791	$0	$0	$0
Post-termination health & welfare	$0	$0	$12,000	$29,999	$0	$0	$0
Outplacement	$0	$0	$0	$50,000	$0	$0	$0
Vesting of stock options	$0	$0	$0	$0	$0	$0	$0
Vesting of restricted stock units	$0	$0	$0	$4,346,150	$4,346,150	$4,346,150	$0
Vesting of performance shares	$0	$0	$0	$500,000	$577,154	$577,154	$0
Total	$0	$0	$692,466	$7,127,990	$5,101,054	$5,101,054	$0

Footnotes to Termination Provisions Summary Tables

2020 MICP awards are reflected in the Vesting of Performance Shares row and treated as follows in accordance with plan terms and documentation:

●	Awards assumed to be forfeited and cancelled in the event of the following termination scenarios: Voluntary Resignation, Involuntary For Cause, Involuntary Without Cause (no Change-in-Control) and Retirement, except for Mr. Loree who would earn a target award in the event of Involuntary Without Cause (no Change-in-Control) pursuant to his employment agreement

●	Awards assumed to be earned based on actual achievement during the performance period in the event of Disability or Death

●	Awards assumed to be earned based on target achievement during the performance period in the event of the following termination scenario: Involuntary Without Cause upon a Change-in-Control

For the amount of benefits payable under the SERP/Retirement Plan to Mr. Loree at age 60, see column (d) of the “Pension Benefits Table” on page 53. The amount reported in the “Termination Provisions Summary Table” for Mr. Loree represents the incremental value that would have been payable in the event of a termination at year-end pursuant to the terms of the SERP/Retirement Plan and the Change in Control Agreements in each scenario.

Benefits that Mr. Loree would be entitled to receive if his employment was terminated by the Company without cause or if he was to terminate his employment as a result of a constructive termination of employment are described on page 55 under the heading “Executive Officer Agreements.” In the event the Company terminates Mr. Robinson’s employment involuntarily, in the absence of his violation of Company rules or misconduct, he will be entitled to one year of base salary as severance during which time, life, health and welfare benefits shall continue as if Mr. Robinson were actively employed. In addition, Mr. Robinson would receive a pro-rated annual bonus payout, to the extent earned in relation to the performance metrics, based on the number of complete months of active service during the year of any such involuntary termination without cause. Estimated severance included in the termination tables for Messrs. Allan, Ansell, and Ramirez under the heading “Involuntary w/o Cause or Voluntary for Good Reason (no CIC)” reflect the Company’s past practice. If any of these individuals were involuntarily terminated, the terms of separation would be negotiated at that time and approved by the Compensation & Talent Development Committee.

The standard terms of the Company’s stock option and RSU awards provide that those awards will become fully vested upon retirement, as defined in the terms of grant. Retirement for these purposes is defined as achievement of age 55 and 10 years of service with the Company or any affiliate.

Under the terms of the Change in Control Agreements between the Company and Messrs. Loree, Allan, Ansell, Ramirez and Robinson in effect at fiscal year-end, these executives would be entitled to life, health and accident insurance coverage for a period of 3 years (for Mr. Loree) or 2.5 years (for Messrs. Allan, Ansell, Ramirez and Robinson) upon a termination without cause or for good reason following a change in control. The estimated value of these benefits includes the product of the annual premiums for fully-insured plans and the equivalent costs for self-insured plans paid by the Company for life, health and accident insurance coverage for these executives during 2020 multiplied by the appropriate period of time.

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Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, company products and annual physicals.

The value attributable to the vesting of performance shares has been determined assuming performance at target for terminations following a change in control, consistent with the award terms. For termination upon retirement (age 55 with 10 or more years of service), death or disability, the award provisions specify that distributions would be made in full (not pro-rated) based on the Company’s actual performance during the performance period in respect of the 2019–2021 performance period and the 2020–2022 performance period. The value included for awards for the 2019–2021 and 2020–2022 performance periods reflect the following:

●	2019–2021 Performance Program: Performance in 2019 was between the threshold and target EPS goals and between the target and maximum CFROI goal established for 2019, while performance in 2020 was between the target and maximum EPS goals and above the maximum CFROI goal established for 2020. Performance was estimated at the target EPS and CFROI goals for 2021.

●	2020–2022 Performance Program: Performance was between the target and maximum EPS goals and above the maximum CFROI goal established for 2020 and was estimated at target for 2021 and 2022.

●	The calculations with respect to pro-rated distributions upon retirement, death or disability for the 2019–2021 performance period include the amounts that would have been distributed based on achievement of these goals when distributions are made for these programs had retirement, death or disability occurred on January 2, 2021, as well as a pro-rata portion based on performance at target for the TSR component of the 2019–2021 program. The calculations for the 2018–2020 performance period reflect the actual results for 2020; the amounts at target for years 2021 and 2022; and performance at target for the TSR component.
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CEO PAY RATIO

Our Company seeks to establish fair and competitive employee compensation programs in each local market within our global operations to effectively attract, retain and motivate our talented workforce.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with SEC regulations, we are providing the following information to explain the relationship between the annual total compensation of our estimated median employee and the annual total compensation of our CEO.

Identification of Median Employee

We selected October 1, 2020 as our determination date and used this date to identify the population of employees to be included in our calculations. On October 1, 2020, the Company and its consolidated subsidiaries employed approximately 53,310 individuals, 68% of whom were located outside of the U.S. Under the pay ratio rules, we are permitted to exclude up to 5% of our total employee population, and accordingly we excluded employees from four countries totaling 2,645 employees (approximately 5.0% of our total workforce of 53,310). Employees in the following countries were excluded: Israel (719 employees), Malaysia (225 employees), Taiwan (1,197 employees) and Thailand (504 employees). As a result, we included 50,665 employees in our calculations in order to identify the median employee.

We selected annualized base pay as of our October 1, 2020, determination date as the most appropriate measure of compensation for identifying our median employee and applied this measure consistently across our employee population. For our salaried population, we used annualized salary; for our hourly population, we used the hourly rate of pay multiplied by the number of hours worked exclusive of overtime, bonuses or other earnings, translated to U.S. dollars.

Annual Total Compensation of Median Employee

We calculated the median employee’s annual total compensation for 2020 in accordance with the requirements of Item 402(c)(2) of Regulation S-K (the rules used to calculate the compensation included in the Summary Compensation Table) (the “SCT Compensation”). Consistent with our previous CEO Pay Ratio calculations, in order to more accurately represent our overall compensation programs, we added the estimated value of health and welfare benefits provided to the median employee during 2020. Based on this, our median employee’s total annual compensation, inclusive of benefits, was an estimated $58,362.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the SCT Compensation as reported in the “total” column of our 2020 Summary Compensation Table, and then added the $19,270 estimated value of health and welfare benefits provided to the CEO during 2020 to maintain consistency between the annual total compensation of our CEO and our median employee. Using this calculation, our CEO’s annual total compensation was $16,289,894.

Pay Ratio

Based on our CEO’s annual total compensation compared to the compensation for the estimated median employee, our estimated pay ratio as calculated pursuant to applicable SEC regulations is 279:1. The Company’s estimated pay ratio decreased from 432:1 in 2019 to 279:1 in 2020, which is primarily attributable to higher compensation for the median employee in 2020 and to a lesser extent lower CEO compensation in 2020.

Our estimated pay ratio is influenced by a number of factors, including the geographic distribution of our employees, the mix of hourly versus salaried employees included in our employee population, and compensation trends within our specific industry. As a result of these and other variables, we do not believe comparisons to the pay ratios of other companies, including our competitors, are likely to be meaningful.

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ITEM 2—ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act, and in accordance with the results of the 2017 shareholder advisory vote regarding the frequency of the advisory vote on compensation of our named executive officers, we are asking you to vote on a non-binding, advisory basis on the below resolution at the 2021 Annual Meeting.

This advisory vote, commonly known as a “Say on Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. At the 2017 Annual Meeting, a majority of the Company’s shareholders voted in favor of holding a Say on Pay advisory vote on an annual basis, and, in light of this vote, the Board adopted a policy of holding Say on Pay votes annually. Therefore, unless our Board determines otherwise, we will continue to hold Say on Pay votes on an annual basis, and the next Say on Pay advisory vote following this year’s vote will be held at the 2022 Annual Meeting.

Before you vote, please review the Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee.

We believe you should vote “FOR” our named executive officer compensation program, which we have designed to (1) promote our long-term vision, (2) strengthen the alignment among executive pay, performance and strategy, and (3) encourage our executives to deliver investment returns in line with our shareholders’ expectations.

●	Company Performance in 2020: Company performance in 2020, as discussed in more detail in our Annual Report on Form 10-K, was as follows:

● revenues totaled $14.5 billion, up 1% versus the prior year, as 10% second half organic growth* and acquisitions more than offset first half pandemic-related market impacts;

● GAAP diluted EPS was $7.77; and

● adjusted diluted EPS was $9.04** versus $8.40 in 2019, which represents an expansion of 8%.

●	The Board’s Responsiveness to Shareholders Resulted in a 95.2% Approval in Last Year’s Say on Pay Vote: The Board has reviewed current views on corporate governance best practices and considered the strong shareholder support for our programs as evidenced by last year’s “Say on Pay” vote and determined that our executive compensation programs are designed to reward pay for performance.

●	We Delivered Strong Shareholder Return over the Long Term: Our five- and ten-year annualized total shareholder return was 12.4% and 11.6%, respectively.

●	Long-Term Performance Targets Are Challenging: Over the last five years, none of our long-term incentive programs have paid out at maximum.

●	Pay for Performance Alignment Is Strong: When measured against our peers, our executive compensation programs demonstrate strong alignment between executive pay and Company performance. In the most recently available three-year period (2018–2020), when our TSR and pro-forma composite financial performance (based on EPS growth, cash flow multiple and cash flow return on investment) relative to our Compensation Peer Group were both at the 33rd percentile, CEO realizable pay was at the 47th percentile in our Compensation Peer Group.

●	Target Compensation for Our Named Executive Officers Reflects Market Conditions: We regularly benchmark our compensation program against market norms. Total compensation opportunity for our named executive officers is targeted to and reasonably aligned with the median percentile of our peer group.

*	Organic growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts.

**	See Appendix A for a reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions appearing on pages 24-64 of the Company’s Proxy Statement for the 2021 Annual Meeting.

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For these reasons, the Board of Directors recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narratives and descriptions in this Proxy Statement. The Say on Pay advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2020, as described in this Proxy Statement.

The result of the Say on Pay vote is advisory in nature and will not be binding on the Company or our Board. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering named executive compensation arrangements for future years.

ITEM 3—APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young as the registered independent public accounting firm to audit the financial statements of the Company for the current fiscal year. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year. Because it is difficult and not cost effective to make any change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for 2021 unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors since 1932. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as the Company’s independent auditor is in the best interests of the Company and its investors. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2021 fiscal year.

Fees of Independent Auditors

General. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2020, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2020. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget amount. With respect to non-audit services, the Audit Committee will consider and, if appropriate, give pre-approval to specific sub-categories of such services with related budget amounts. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The Audit Committee approved all of the services described below in accordance with its pre-approval policies and procedures. The aggregate fees billed to the Company by Ernst & Young for professional services in 2019 and 2020 were as follows:

Audit Fees. The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for 2019 and 2020 were approximately $14,282,000 and approximately $13,325,000, respectively.

Audit-Related Fees. The aggregate fees billed by Ernst & Young to the Company in 2019 and 2020 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were approximately $558,000 and approximately $171,000, respectively. Audit-related services generally include fees for audits of companies acquired and sold, pension audits, accounting related consultations, and filings with the Securities and Exchange Commission.

Tax Fees. The aggregate fees billed by Ernst & Young to the Company in 2019 and 2020 for professional services rendered for tax compliance, tax advice and tax planning were approximately $5,217,000 and approximately $5,246,000, respectively. Tax services include domestic and foreign tax compliance and consulting.

All Other Fees. The aggregate fees billed by Ernst & Young to the Company in 2019 and 2020 for services other than audit services, audit-related services and tax services were approximately $7,200 per year for access to their global online resource for accounting and financial reporting literature and thought leadership.

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ITEM 4—AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ALLOW
SHAREHOLDERS TO ACT BY WRITTEN CONSENT

Background. Currently, our Certificate of Incorporation does not permit shareholder action by written consent. We received a shareholder proposal for last year’s annual meeting requesting that the Board take the necessary steps to allow shareholders to act by written consent (the “2020 Proposal”). The 2020 Proposal received the support of a majority of the shares present at the meeting and entitled to vote. After careful consideration of the voting results of the 2020 Proposal and recent shareholder feedback, as well as a comprehensive review of market practice and procedural safeguards adopted by other companies with respect to a shareholder right to act by written consent, the Board has declared it advisable, and is submitting to shareholders for their approval, this Proposal 4 to amend the Certificate of Incorporation which would allow shareholder action by written consent. The proposed amendment addresses shareholder and Board concerns regarding written consent through specific procedural safeguards, described below, that are designed to ensure accountability and a democratic process for all shareholders.

Our Board is committed to strong corporate governance and responsiveness to shareholders, and believes in maintaining policies and practices that serve the best interests of all shareholders. The views of our shareholders play an important role in the development of our corporate governance policies and practices. Given the passing level of support for the 2020 Proposal, we engaged in extensive shareholder outreach to hear directly from our shareholders about their views on shareholder action by written consent, as well as our existing special meeting process. We contacted the holders of approximately 65% of our outstanding shares. Of those we contacted, 18 shareholders spoke with us, representing approximately 38% of our outstanding shares. Our Board has used this feedback to inform boardroom discussions in determining what action to take in response to the support for and shareholder input regarding action by written consent.

Shareholder Engagement and Feedback. Many of the shareholders with whom we engaged expressed the view that the right to act by written consent was unnecessary in light of our existing corporate governance policies and shareholder rights, including the right to call special meetings. These views are reflected in the narrow margin of support that the 2020 Proposal garnered.

Nevertheless, they encouraged us to be responsive to the voting results of the 2020 Proposal.

In that regard, a majority of these shareholders were supportive of the Board’s adoption of a shareholder right to act by written consent. Most expressed concerns that the written consent process could be subject to abuse absent adequate procedural safeguards, and expected that we would adopt such safeguards or were otherwise supportive of us doing so.

Regarding the procedural safeguards, the universal view among the shareholders that supported the Board’s adoption of action by written consent was that we should adopt provisions that are consistent with market practice to prevent abuse and that aligning those provisions with our special meeting right (including the requisite ownership threshold) was an appropriate approach.

Board’s Decision and Rationale. The Board believes that the Company’s existing special meeting right provides shareholders with a meaningful ability to propose actions for shareholder consideration between annual meetings. However, given the support for the 2020 Proposal and the shareholder feedback we received, the Board recognizes that the right of shareholders to act by written consent at an appropriate threshold may provide an effective balance between ensuring the Board’s accountability to shareholders and enabling the Board and management to operate in an effective manner, and may provide a complementary mechanism for shareholders to raise matters between annual meetings. To ensure that the written consent process provides our shareholders with a similarly equitable and transparent manner to raise matters for consideration by shareholders and to address many of our shareholders’ concerns that the written consent process could be subject to abuse absent adequate procedural safeguards, the proposed amendment includes the following safeguards:

●	To ensure that a limited group of shareholders who have limited support for their proposed action do not cause the Company to incur unnecessary expense and disruption by a written consent solicitation, the proposed amendment requires that shareholders seeking to act by written consent must own at least 25% of our outstanding shares of common stock to request that the Board set a record date to determine the shareholders entitled to act by written consent. Similar to the requirement for shareholders to request a special meeting, these shares must be “Owned” by those shareholders, as that term is defined in the Company’s Bylaws, and continuously owned through any consent solicitation. This 25% threshold is the ownership threshold required for shareholders to call a special meeting. The Board believes that the same threshold is appropriate for shareholder action by written consent, so that a limited group of shareholders cannot use written consent to push forward an action that would lack sufficient shareholder support to merit calling a special meeting. The Board believes the 25% threshold strikes a suitable balance between enhancing the ability of shareholders to initiate shareholder action and limiting the risk of subjecting shareholders to numerous written consent solicitations (or special meeting requests) that may only be relevant to particular constituencies.
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●	To protect against shareholder disenfranchisement, shareholders seeking to act by written consent must solicit written consent from all shareholders entitled to vote on the matter to enable all shareholders to consider and act on a proposal. This protection eliminates the possibility that a small group of shareholders could act without a democratic process for determining the merits of any proposed action and without input from all our shareholders.

●	To ensure transparency, shareholders requesting action by written consent must provide the Company with approximately the same information that would be required to propose that action or nominate a candidate at an annual meeting.

●	To provide the Board with a reasonable timeframe to properly evaluate and respond to a shareholder request to set record date for written consent, the proposed amendment requires that the Board must adopt a resolution fixing a record date by the later of (i) 20 days after delivery of the request and (ii) five days after delivery by the shareholder(s) of any additional information required by the Company to determine the validity of the request or to determine whether the proposed action to which the request relates may be effected by written consent. The record date must be no more than ten days after the date on which the Board resolution fixing the record date is adopted and may not be more than 70 days before the action requiring a determination of shareholders. If the Board fails to set a record date by the required date for a request that is valid, properly delivered and relating to an action that may be effected by written consent, the record date will be the first date on which a signed written consent relating to the proposed action is delivered to the Company.

●	To ensure that shareholders have sufficient time to consider the proposal and any statements in opposition, as well as to provide the Board the opportunity to present its views regarding the proposed action, no executed consents may be delivered until 60 days after the delivery of a valid request to set a record date. Consents signed by a sufficient number of shareholders to take action by written consents must be delivered to the Company no later than 120 days after the applicable record date.

●	To ensure that the written consent is in compliance with applicable laws and is not duplicative, the proposed amendment provides that the written consent process would not be available in a limited number of circumstances, including (i) for matters that are not a proper subject for shareholder action, (ii) if the request to set a record date is received by the Company during the period commencing 90 days prior to the first anniversary of the date of the most recent annual meeting and ending on the date of the final adjournment of the next annual meeting, (iii) if an identical or substantially similar item was presented at a shareholder meeting, other than the election of directors, held not more than 12 months before the Company received the request for a record date; (iv) if an identical or substantially similar item was presented at a meeting of shareholders held within 90 days before the Company received the request for a record date, (v) if an identical or substantially similar item is included in our notice for a shareholder meeting that was called, but not yet held, or that is called to be held within 90 days after the Company received the request for a record date and (vi) if the record date request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The nomination, elections and removal of directors are deemed substantially similar items to all actions involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies or newly created directorships resulting from any increase in the number of authorized directorships.

This summary is qualified in its entirety by reference to the complete text of the proposed amendments to the Certificate of Incorporation, which is attached as Appendix B to this Proxy Statement.

Shareholder Approval Required. Adoption of this proposal would require the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against this Proposal 4.

If approved by shareholders, the Company will promptly file with the Connecticut Secretary of the State an amendment to the Certificate of Incorporation, the form of which is attached as Appendix B to this Proxy Statement, incorporating the proposed amendment set forth in Proposal 4. The amendment to the Certificate of Incorporation will become effective on the date the filing is accepted by the Connecticut Secretary of the State. If Proposal 4 is not approved by the requisite vote, the proposed amendment will not be implemented and the current prohibition on shareholder action by written consent will remain. The adoption of Proposal 4 is not contingent on the approval of any other management proposal described in this Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

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ITEM 5—AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE
SUPERMAJORITY VOTE PROVISIONS APPLICABLE TO THE COMPANY UNDER
THE CONNECTICUT BUSINESS CORPORATION ACT (“CBCA”)

Board’s Decision and Rationale. We are asking shareholders to approve amending our Certificate of Incorporation to eliminate the supermajority voting provisions that are applicable to the Company by default under the CBCA. The Board’s proposal is a result of our ongoing review of our corporate governance and feedback from shareholders and, with the advice of management and outside advisors, the Board considered the relative weight of the arguments in favor and opposed to supermajority voting requirements.

The Board recognizes that supermajority voting requirements are intended to protect against self-interested action by some shareholders by requiring broad support for certain types of transactions or governance changes. The Board also recognizes that corporate governance standards have evolved. Some shareholders and commentators argue that supermajority provisions should be eliminated because they could limit the Board’s accountability to shareholders or shareholder participation in corporate governance. The Board notes that while it is important to protect against self-interested action by some shareholders, it is also important for us to be able to respond to shareholder corporate governance concerns.

The Board also considered that certain supermajority voting provisions are applicable to the Company under default standards of the CBCA, which exempts corporations incorporated in Connecticut prior to 1997, like the Company, from having majority voting provisions as the requisite number of shareholders necessary to approve certain actions. On that basis, the Board has determined that it is in the best interests of the Company and our shareholders to eliminate the supermajority voting requirements and amend our Certificate of Incorporation as more particularly described in the proposed amendments below:

●	CBCA Section 33-797(f) provides that an amendment to the certificate of incorporation of a corporation which was incorporated prior to January 1, 1997, and which at the time of any shareholder vote on such a proposed amendment has less than one hundred shareholders of record, shall, unless the certificate of incorporation of such corporation expressly provides otherwise, be approved by the affirmative vote of at least two-thirds of the voting power of each voting group entitled to vote thereon.

●	Section 9(a) of the amended Certificate of Incorporation: The Company expressly elects not to be governed by the provisions of Section 33-797(f) of the CBCA. Amendments to the Certificate of Incorporation shall require the approval of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote thereon.

●	CBCA Section 33-817(13) provides that a plan of merger or share exchange of a corporation which was incorporated prior to January 1, 1997, shall be approved by the affirmative vote of at least two-thirds of the voting power of each voting group entitled to vote thereon unless the certificate of incorporation expressly provides otherwise.

●	Section 9(b) of the amended Certificate of Incorporation: The Company expressly elects not to be governed by the provisions of Section 33-817(13) of the CBCA. Any plan of merger or share exchange required to be approved by shareholders pursuant to Section 33-817 of the CBCA shall require the approval of a majority of the votes entitled to be cast on the plan, and, if any class or series of shares are entitled to vote as a separate group on the plan of merger or share exchange, the approval of each such voting group consisting of a majority of the votes entitled to be cast on the plan of merger or share exchange by that voting group.

●	CBCA Section 33-831(i) provides that a sale or other disposition of assets leaving no significant continuing business activity at a corporation which was incorporated prior to January 1, 1997, shall, unless the certificate of incorporation expressly provides otherwise, be approved by the affirmative vote of at least two-thirds of the voting power of each voting group of such corporation entitled to vote thereon.

●	Section 9(c) of the amended Certificate of Incorporation: The Company expressly elects not to be governed by the provisions of 33-831(i) of the CBCA. Any disposition required to be approved by shareholders pursuant to Section 33-831 of the CBCA shall require the approval of a majority of the votes entitled to be cast on the disposition.

●	CBCA Section 33-881(f) provides that a proposal to dissolve a corporation which was incorporated prior to January 1, 1997, shall, unless the certificate of incorporation expressly provides otherwise, be approved by the affirmative vote of at least two-thirds of the voting power of each voting group entitled to vote thereon.
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●	Section 9(d) of the amended Certificate of Incorporation: The Company expressly elects not to be governed by the provisions of CBCA Section 33-881(f). Any proposal to dissolve to be adopted pursuant to Section 33-881 of the CBCA shall require the approval of a majority of the votes entitled to be cast on that proposal.

●	As a corresponding provision to Section 9(a) of the amended Certificate of Incorporation with respect to the vote required for shareholder approval of amendments of the Certificate of Incorporation, the same requisite vote levels would be necessary for shareholder approval of Bylaws. The Board may at any time adopt amendments to the Bylaws without shareholder approval.

●	The vote required for shareholders to amend or repeal the corporation’s Bylaws pursuant to Section 33-806 of the CBCA shall be the approval of a majority of the votes entitled to be cast on such action.

This summary is qualified in its entirety by reference to the complete text of the proposed amendments to the Certificate of Incorporation, which is attached as Appendix B to this Proxy Statement.

Shareholder Approval Required. Adoption of this proposal requires the approval of at least two-thirds of the voting power of the common shares. Abstentions and broker non-votes will have the effect of a vote against this Proposal 5.

If approved by shareholders, the Company will promptly file with the Connecticut Secretary of the State an amendment to the Certificate of Incorporation, the form of which is attached as Appendix B to this Proxy Statement, incorporating the proposed amendment set forth in Proposal 5. The amendment to the Certificate of Incorporation will become effective on the date the filing is accepted by the Connecticut Secretary of the State. If Proposal 5 is not approved by the requisite vote, the proposed amendment will not be implemented and the current CBCA supermajority provisions described above will continue to be applicable to the Company. The adoption of Proposal 5 is not contingent on the approval of any other management proposal described in this Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

ITEM 6—AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE
SUPERMAJORITY VOTE PROVISIONS OF CAPITAL STOCK RELATED TO APPROVAL
OF BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS AND CLARIFY
WHEN NO SHAREHOLDER VOTE IS REQUIRED

Board’s Decision and Rationale. We are asking shareholders to approve amending our Certificate of Incorporation pertaining to business combinations with interested shareholders. The amendments would (i) eliminate the supermajority voting provisions that are applicable to the Company by default under the CBCA by opting out of certain provisions of the CBCA, (ii) eliminate the supermajority vote provisions of capital stock necessary to approve business combinations in the Certificate of Incorporation and (iii) clarify when no vote is needed in such a business combination. The Board’s proposal is a result of our ongoing review of our corporate governance and feedback from shareholders and, with the advice of management and outside advisors, the Board considered the relative weight of the arguments in favor and opposed to supermajority voting requirements and the necessary clarification regarding the vote.

As described above in Proposal 5, the Board recognizes that supermajority voting requirements are intended to protect against self-interested action by some shareholders by requiring broad support for certain types of transactions or governance changes. Supermajority vote provisions of capital stock to approve business combinations with interested shareholders, defined as a shareholder who owns 10% or more of the Company’s common shares, are designed to protect the Company and its shareholders from entering into transactions with the interested shareholder that may not be fair to all shareholders without a high threshold of approval from the non-interested shareholders. The requirement to obtain the vote of the supermajority of capital stock, not only common stock, presents an additional hurdle.

However, as noted above in Proposal 5, the Board also recognizes that corporate governance standards have evolved. Some shareholders and commentators argue that supermajority provisions should be eliminated because they could limit the Board’s accountability to shareholders or shareholder participation in corporate governance. The Board notes that while it is important to protect against self-interested action by some shareholders, it is also important for us to be able to respond to shareholders’ corporate governance concerns. The Board also considered that certain supermajority voting provisions are applicable to the Company under default standards of the CBCA. On that basis, the Board has determined that it is in the best interests of the company and our shareholders to eliminate the supermajority voting requirements and amend our Certificate of Incorporation as more particularly described in the proposed amendments below:

●	The provisions of Section 33-840 to 33-842 relate to Business Combinations and the application of supermajority voting provisions. CBCA Section 33-840 defines terms for use in CBCA 33-840 to 33-842. CBCA Section 33-841 provides that a business combination shall first be approved by the board of directors and then be approved by the
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affirmative vote of at least (i) the holders of eighty per cent of the voting power of the outstanding shares of the voting stock of the corporation and (ii) the holders of two-thirds of the voting power of the outstanding shares of voting stock of the corporation other than voting stock held by any interested shareholders of the corporation, or any affiliate or associate of the interested shareholder. CBCA Section 33-842 provides exceptions for when the vote required by CBCA 33-841 would not apply.

●	Section 6(g) of the Certificate of Incorporation provides that the Company expressly elects not to be governed by the provisions of Sections 33-840 to 33-842 of the CBCA.

●	Section 6(a) of the Certificate of Incorporation provides that the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Company entitled to vote shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) involving an “Interested Shareholder” (as hereinafter defined), and would be revised as follows:

Section 6(a): The affirmative vote of the holders of not less than ~~80%~~ a majority of the outstanding shares of ~~capital~~ stock of the corporation entitled to vote shall be required for the approval or authorization of any “Business Combination” (as defined) involving an “Interested Shareholder” (as defined).

●	Section 6(f) of the Certificate of Incorporation provides that the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock shall be required to amend, alter, change, or repeal, or adopt any provisions inconsistent with, this Section 6, and would be revised as follows:

Section 6(f): Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of not less than ~~80%~~ a majority of the outstanding shares of ~~capital~~ stock entitled to vote shall be required to amend, alter, change, or repeal, or adopt any provisions inconsistent with, this Section 6.

●	Section 6(a)(2) of the Certificate of Incorporation provides additional conditions for when no vote of shareholders is required for business combinations with interested shareholders, and Section 6(b)(1)(A) defines business combinations for purposes of this Section of the Certificate of Incorporation, and those sections would be revised as follows:

Sections 6(a)(2)(C) and (D) would impose additional circumstances when no vote of shareholders would be required, including that the Company shall not have failed to pay or reduced dividend payments that the interested shareholder has not obtained additional shares and has not derived additional benefits from the Company not available to all shareholders.

●	Section 6(b)(1)(A) would define business combinations with interested shareholder to include affiliates and associates of the interested shareholder.

This summary is qualified in its entirety by reference to the complete text of the proposed amendments to the Certificate of Incorporation, which is attached as Appendix B to this Proxy Statement.

Shareholder Approval Required. The Company does not have any interested shareholders as defined. Adoption of this proposal requires (i) 80% of the outstanding common shares to approve the amendments to Section 6(a) and Section 6(g) and (ii) 80% of the outstanding capital stock to approve the amendment to Section 6(f). Capital stock of the Company includes, in addition to our common stock, 750,000 shares of 5% Series C Cumulative Perpetual Convertible Preferred Stock and 750,000 shares of 0% Series D Cumulative Perpetual Convertible Preferred Stock, and as the approval of Section 6(f) requires a higher standard for approval, 80% of the outstanding capital stock will be required to approve this Proposal 6. Holders of Series C and Series D preferred stock are eligible to only vote on this Proposal. Abstentions and broker non-votes will have the effect of a vote against this Proposal 6.

If approved by shareholders, the Company will promptly file with the Connecticut Secretary of the State an amendment to the Certificate of Incorporation, the form of which is attached as Appendix B to this Proxy Statement, incorporating the proposed amendment set forth in Proposal 6. The amendment to the Certificate of Incorporation will become effective on the date the filing is accepted by the Connecticut Secretary of the State. If Proposal 6 is not approved by the requisite vote, the proposed amendment will not be implemented and the current CBCA supermajority provisions and the supermajority provisions in the Certificate of Incorporation with respect to the approval of business combinations will continue to be applicable to the Company. The adoption of Proposal 6 is not contingent on the approval of any other management proposal described in this Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

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ITEM 7—AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ADOPT A MAJORITY
VOTING STANDARD IN AN UNCONTESTED ELECTION OF DIRECTORS

Board’s Decision and Rationale. The election of the Board of Directors is governed by CBCA Section 33-712, which provides that unless otherwise stated in the certificate of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Article III, Section 1.A. of the Bylaws provides that to be elected, a nominee must have received a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present, provided a nominee who is elected but receives more votes against than for election shall serve as a director for a term that shall terminate on the date that is the earlier of (i) ninety (90) days from the date on which the voting results are determined, or (ii) the date on which an individual is selected by the Board to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board.

While the Board believes that the current voting standard for the election of directors has the same effect and impact as a majority voting standard for the election of directors, particularly given the cessation of the term for directors who receive more votes against than for election, the Company has heard from shareholders a preference for the majority voting standard for election of directors that has been adopted by the majority of other S&P 500 companies.

For that reason, consistent with the Board of Directors’ intent to remain accountable to shareholders, the Company is proposing to amend the Certificate of Incorporation to adopt a majority voting standard in uncontested elections to make clear that nominees must obtain more “For” votes than “Against” votes in order to be elected. A plurality voting standard shall continue to apply in contested director elections where there may be more candidates for election than the number of directors to be elected. On that basis, the Board has determined that it is in the best interests of the Company and our shareholders to adopt majority voting standards for the election of directors in uncontested elections and amend our Certificate of Incorporation as more particularly described in the proposed amendments below:

●	The amendment to the Certificate of Incorporation provides in Section 4 that at any uncontested election of directors, each director of the corporation shall be elected by the vote of the majority of the votes cast with respect to the director nominee at any meeting of the shareholders held for the election of directors at which a quorum is present. A majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director. An incumbent director who fails to receive a majority of the votes cast for his or her election will offer to tender his or her resignation from the Board, which will be evaluated by the Board in accordance with the Bylaws.

Corresponding Bylaw Amendments. If this Proposal 7 is approved by shareholders, the Board will adopt amendments to our Bylaws to add a director resignation policy consistent with the majority voting standard. Under the CBCA, even if an incumbent director does not receive the required vote to be re-elected, that director will continue to serve as a “holdover director” unless a successor is elected and qualified. The amended Bylaws will require that if an incumbent Director fails to achieve a majority of the votes cast at an uncontested election of directors, the Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation, considering all factors that the Board of Directors believes to be relevant, and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results.

This summary is qualified in its entirety by reference to the complete text of the proposed amendments to the Certificate of Incorporation, which is attached as Appendix B to this Proxy Statement.

Shareholder Approval Required. Adoption of this proposal would require the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against this Proposal 7.

If approved by shareholders, the Company will promptly file with the Connecticut Secretary of the State an amendment to the Certificate of Incorporation, the form of which is attached as Appendix B to this Proxy Statement, incorporating the proposed amendment set forth in Proposal 7. The amendment to the Certificate of Incorporation will become effective on the date the filing is accepted by the Connecticut Secretary of the State. If Proposal 7 is not approved by the requisite vote, the proposed amendment will not be implemented and the current standard for the election of directors will continue to be applicable to the Company. The adoption of Proposal 7 is not contingent on the approval of any other management proposal described in this Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

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Corresponding Bylaw Amendments. In connection with the management proposals, the Board of Directors also intends to approve corresponding changes to the Company’s Bylaws, the most significant of which are described below.

Shareholder Rights to Call Special Meetings. Article 1, Section of the Bylaws provide that a special meeting shall be called upon the written request of the holders of not less than 25% of the voting power of all shares entitled to vote on any issue proposed to be considered at such meeting. This is an unfettered right subject to no restrictions or limitations, and any shareholder (or group of shareholders) owning the requisite amount may ask the Board to call a special meeting at any time, even if the Company is about to hold, or has just held, a meeting of shareholders for the same purpose as the special meeting requested by shareholders.

During our recent engagement with our shareholders to discuss the results of the shareholder proposal to adopt a right for shareholders to act by written consent, which we describe at length in Proposal 4 above, we also solicited shareholder feedback on our special meeting right. The majority of shareholders we spoke with indicated that it would be appropriate to provide for similar procedural and information requirements with respect to shareholders’ rights to call special meetings as are being provided for shareholders’ ability to act by written consent. Under our amended Bylaws, a special meeting requested by shareholders will not be required to be called if (i) the request for a special meeting does not comply with the procedural and informational requirements, (ii) the business specified in the special meeting request is not a proper subject for shareholder action under applicable law, (iii) our Board has called or calls for an annual or special meeting of shareholders to be held within 90 days after the Company receives the special meeting request and our Board determines that the business of such meeting includes the business specified in the special meeting request, (iv) the special meeting request is received during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of shareholders and ending on the date of the final adjournment of the next annual meeting of shareholders, (v) an identical or substantially similar item was presented at any meeting of shareholders held within 90 days prior to receipt of the special meeting request or (vi) the special meeting request was made in a manner that violated Regulation 14A under the Exchange Act or other applicable law.

Advance Notice for Nominations and Proposals. Since shareholders must comply with the advance notice provision in the Bylaws to provide information when seeking to act by written consent or by special meeting, the amended Bylaws will also revise the deadline and information requirements for shareholders making nominations and proposing other business. Rather than requiring that such nominations and proposals must be delivered not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the proxy statement was first mailed relating to the immediately preceding annual meeting, the deadline beginning with the submission of nominations and proposals for the 2022 annual meeting will be based of not less than ninety (90) days nor more than one hundred twenty (120) days prior to the immediately preceding annual meeting, as further described on page 79 of this Proxy Statement under “Shareholder Proposals for the 2022 Annual Meeting”.

In addition to the information already required of the nominating shareholder and any nominee under the Bylaws, the amended Bylaws will also require (i) information about the nominee as well as the shareholder making the nominee, (ii) descriptions of any material interest in the nomination or proposal being made, (iii) descriptions of any voting rights, (iv) a description of any derivatives used to mitigate loss or risks to the Company’s share price which decrease the voting or economic interest, (v) representations that the shareholder owns Company stock as of the record date and intends to appear at the meeting to present the nomination or proposal, (vi) a representation whether the group making the nomination or proposal intends to deliver proxy statements or otherwise solicit proxies, (vii) any other information that would be required to be made in a proxy statement in connection with the solicitation and (viii) a representation to disclose any third-party compensation, indemnification or reimbursement arrangements.

Additional administrative changes, such as the ability to hold shareholder meetings remotely if permitted by the CBCA, and corresponding amendments to further the objectives of the management proposals described herein may be made to the Bylaws. Shareholders are not being asked to approve the Bylaw amendments. The Board intends to adopt the Bylaw amendments immediately after the annual meeting and will include a copy of the amended Bylaws when announcing the voting results of the annual meeting on Form 8-K. However, the Board may in its sole discretion determine not to approve and adopt all or any of the Bylaw amendments for any reason.

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VOTING INFORMATION

Only shareholders of record as of March 11, 2021, are entitled to vote

The Company has one class of outstanding common stock, $2.50 par value per share (“common stock”), as well as two series of preferred stock: (i) 5% Series C Cumulative Perpetual Convertible Preferred Stock, without par, with a liquidation preference of $1,000 per share (“Series C Preferred Stock”) and (ii) 0% Series D Cumulative Perpetual Convertible Preferred Stock, without par, with a liquidation preference of $1,000 per share (“Series D Preferred Stock”). Only shareholders of record at the close of business on March 11, 2021, as shown in our records (the record date), will be entitled to vote, or to grant proxies to vote, at the Annual Meeting. On the record date,     shares, consisting of      shares of common stock, 750,000 shares of Series C Preferred Stock and 750,000 shares of Series D Preferred Stock, were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share. The holders of Series C Preferred Stock and Series D Preferred Stock are only eligible to vote on Proposal 6, along with the holders of common stock, as Proposal 6 requires the vote of outstanding capital stock.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken

In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the Annual Meeting. Virtual attendance at the 2021 Annual Meeting constitutes presence in person for purposes of a quorum. If a quorum is not present, a majority of shares that are represented may postpone the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

Vote required for approval

As long as holders representing at least a majority of the shares of Company common stock outstanding as of March 11, 2021, are present at the Annual Meeting in person or by proxy and virtual attendance at the 2021 Annual Meeting constitutes presence in person for this purpose.

Because the election of directors is uncontested, the term of a current director nominee who receives more votes “against” than “for” election will end on the date that is the earlier of (i) ninety (90) days from the date on which the voting results are determined, or (ii) the date on which the Board selects an individual to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board. The Board (excluding such nominee) may select any qualified individual to fill the office held by a director who receives more votes “against” than “for” election. A properly executed proxy marked “abstain” as to any director will not be voted in connection with the election of that director.

Voting Standards for Items 2 through 7 are shown in the table below:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non- Votes”[1]
Item 2: “Say on Pay” Advisory Vote	For, against, or abstain	Votes cast in favor exceed the number of votes against	No Effect	No Effect
Item 3: Approval of Ernst & Young LLP as independent public accounting firm	For, against, or abstain	Votes cast in favor exceed the number of votes against	No Effect	No Effect
Item 4: Allow Action by Written Consent	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon	Treated as Votes Against	Treated as Votes Against
Item 5: Eliminate Supermajority Vote Provisions Applicable to the Company under the CBCA	For, against, or abstain	The affirmative vote of at least two-thirds of the shares of common stock represented at the Annual Meeting and entitled to vote thereon	Treated as Votes Against	Treated as Votes Against
Item 6: Eliminate Supermajority Vote Provisions of Capital Stock Related to Approval of Business Combinations with Interested Shareholders	For, against, or abstain	80% of the outstanding common shares to approve the amendments to Section 6(a) and Section 6(g) and 80% of the outstanding capital stock to approve the amendment to Section 6(f) of Certificate of Incorporation	Treated as Votes Against	Treated as Votes Against
Item 7: Adopt Majority Voting Standard in Uncontested Election of Directors	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon	Treated as Votes Against	Treated as Votes Against

[1]	A broker non-vote generally occurs when a broker is not permitted to vote on a matter without instructions from a customer having beneficial ownership in the securities and has not received such instructions. Broker non-votes will note be counted as shares entitled to vote on the relevant proposal.
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Voting your shares registered in your name or held in “street name”

The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. These instructions also apply to shares of Series C and Series D preferred stock eligible to only vote on Proposal 6.

Shareholders of record may vote by any one of the following methods:

(1)	GO TO THE WEBSITE: www.proxyvote.com to vote over the Internet anytime up to 11:59 p.m. EDT on May 9, 2021, and follow the instructions provided on that site or www.virtualshareholdermeeting.com/SWK2021 to vote during the virtual Annual Meeting.

(2)	CALL 1-800-690-6903 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m. EDT on May 9, 2021, and follow the instructions provided in the recorded message.

(3)	COMPLETE, SIGN, DATE AND MAIL your proxy card in the postage-prepaid envelope provided. Your proxy card must be received by Broadridge at 51 Mercedes Way, Edgewood, NY 11717 prior to the commencement of the Annual Meeting at 11:59 p.m. EDT on May 9, 2021, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan)

If you hold shares in the Company through the Stanley Black & Decker Retirement Account Plan (the “401(k) Plan”), you can instruct the trustee, Wells Fargo Bank, N.A., in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	GO TO THE WEBSITE: www.proxyvote.com to vote over the Internet anytime up to 11:59 p.m. EDT on May 5, 2021, and follow the instructions provided on that site.

(2)	CALL 1-800-690-6903 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m. EDT on May 5, 2021, and follow the instructions provided in the recorded message.

(3)	COMPLETE, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Broadridge at 51 Mercedes Way, Edgewood, NY 11717 no later than 11:59 p.m. EDT on May 5, 2021, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting.

In addition, because only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares personally at the Annual Meeting.

Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

If you are a participant (or beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of common stock outside of your 401(k) Plan account, you should receive a voting card for shares credited to your account in the 401(k) Plan, a separate voting instruction card if you are a record holder of additional shares of Company common

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stock, and a voting instruction card if you hold additional shares of Company common stock through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your shares of Company common stock in order to ensure that all of your shares are voted in accordance with your wishes.

Changing your vote by revoking your proxy

If you have shares registered in your own name:

If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

●	First, you may send a written notice to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the Annual Meeting at 11:59 p.m. EDT on May 9, 2021.

●	Second, you may complete and submit a new later-dated proxy by any of the methods described above under “Voting your shares registered in your name or held in ‘street name’.” The latest dated proxy actually received by the Company in accordance with the instructions for voting set forth in this Proxy Statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

●	Third, you may attend the Annual Meeting virtually and vote electronically at the meeting. Simply attending the meeting, however, will not revoke your proxy. You must vote electronically at the meeting to revoke your proxy.

If a broker holds your shares in “street name”:

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

If you are a 401(k) Plan holder:

There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

●	First, you may send a written notice to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, stating that you would like to revoke your instructions to Wells Fargo Bank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 11:59 p.m. EDT on May 7, 2021, in order to revoke your prior instructions.

●	Second, you may submit new voting instructions under any one of the methods described above under “Voting your shares held in the Stanley Black & Decker Retirement Account Plan”. The latest dated instructions actually received by Wells Fargo Bank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this Proxy Statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

Shares of the common stock represented by proxies received by the Company (whether through the return of a proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted as follows:

●	“FOR” the election of all nominees for the Board of Directors;

●	“FOR” the approval, on an advisory basis, of the compensation of named executive officers;

●	“FOR” the ratification of the appointment of Ernst & Young LLP as the registered independent public accounting firm for the 2021 fiscal year;

●	“FOR” the amendment to the Certificate of Incorporation to allow shareholders to act by written consent;

●	“FOR” the amendment to the Certificate of Incorporation to eliminate supermajority vote provisions applicable to the Company under the CBCA;
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●	“FOR” the amendment to the Certificate of Incorporation to eliminate supermajority vote provisions of capital stock related to approval of business combinations with interested shareholders and clarify when no shareholder vote is required; and

●	“FOR” the amendment to the Certificate of Incorporation to adopt a majority voting standard in an uncontested election of directors.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.

If the shares you own are held in “street name” by a broker or other nominee entity, and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the New York Stock Exchange rules, certain proposals, such as the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, brokers and other nominee entities may not vote unless they have received voting instructions from the beneficial owner. “Non-routine” matters include the election of directors and the “Say on Pay” advisory vote.

A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the New York Stock Exchange rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

Broker non-votes will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold shares in the Company through the 401(k) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

Confidential Voting

All proxies, ballots and tabulations of shareholders will be kept confidential, except where mandated by law and other limited circumstances.

For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the distribution of the proxy material, such solicitation may be made by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. The Company expects the additional expense of D.F. King’s assistance to be approximately $12,000.00. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to deliver proxy materials to beneficial owners. The Company will, upon request, reimburse these institutions for their reasonable expenses in delivering proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at www.proxyvote.com or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

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Householding

In order to reduce printing and mailing costs and associated fees, the Company may deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address in accordance with the Securities and Exchange Commission’s householding procedures. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a copy of this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of these documents. To obtain a copy, shareholders may call the Company’s proxy solicitor, D.F. King & Co., Inc., at tel. (800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Shareholders who currently receive multiple copies of the Proxy Statement and Annual Report, or Notice Regarding the Availability of Proxy Materials, at one address and would like to request “householding” of their communications in future should contact their broker, call the Company’s proxy solicitor, D.F. King & Co., Inc., at tel. (800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Shareholder Proposals for the 2022 Annual Meeting

Shareholder proposals, submitted pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the Company’s 2022 Annual Meeting must be received by the Secretary not later than       for inclusion in the Proxy Statement and form of proxy relating to such meeting.

Under the Company’s current Bylaws, a shareholder who intends to make a nomination or present other business at the Company’s 2022 Annual Meeting must give notice to the Secretary in proper written form, subject to certain exceptions, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Proxy Statement was first distributed relating to the immediately preceding Annual Meeting of Shareholders. Thus, a notice of a shareholder proposal for the 2022 Annual Meeting, submitted other than pursuant to Rule 14a-8, and other than with respect to director nominees through proxy access as described below, will not be timely if received by the Secretary before       or after       . However, as discussed in “Item 7–Amendment of the Certificate of Incorporation to Adopt a Majority Voting Standard in an Uncontested Election of Directors,” if Proposal 7 receives the requisite shareholder approval, the Board intends to amend the Bylaws to provide that a shareholder must give notice to the Secretary in proper written form, subject to certain exceptions, not less than ninety (90) days or more than one hundred twenty (120) days prior to the immediately preceding annual meeting. If the Bylaws are so amended, then a notice of a nomination or shareholder proposal for the 2022 Annual Meeting, submitted other than pursuant to Rule 14a-8, and other than with respect to director nominees through proxy access, must be delivered to us no earlier than       and no later than       .

The Company’s Bylaws include proxy access provisions that permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Under these provisions, a required notice must be received at the Company’s principal executive offices, subject to certain exceptions, at least 120 days but no more than 150 days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting. Thus, a notice with respect to proxy access for the 2022 Annual Meeting will not be timely if received at the Company’s principal executive offices before       or after       .

Questions

If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 967-0261, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., Attention: Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

Janet M. Link
Secretary

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Appendix A

RECONCILIATION OF GAAP TO NON-GAAP MEASURES USED IN THIS PROXY STATEMENT
ADJUSTED DILUTED EARNINGS PER SHARE (EPS) AND ADJUSTED GROSS MARGIN RATE

		Year-to-Date 2020
	GAAP	Acquisition-Related Charges & Other[1]	Adjusted[4]
Gross Margin	$4,967.9	$71.2	$5,039.1
Gross Margin Rate	34.2%		34.7%
Diluted EPS	$7.77	$1.27	$9.04

[1]	Acquisition-related charges and other relate primarily to a cost reduction program, charges related to the extinguishment of debt, a net loss on the sales of businesses, inventory step-up charges, deal costs, Security business transformation and margin resiliency initiatives, partially offset by a release of a contingent consideration liability relating to the CAM acquisition and a one-time tax benefit related to a supply chain reorganization.

		Year-to-Date 2019
	GAAP	Acquisition-Related Charges & Other[2]	Adjusted[4]
Diluted EPS	$6.35	$2.05	$8.40

[2]	Acquisition-related charges and other relates primarily to restructuring, deal and integration costs, charges related to the extinguishment of debt, Security business transformation, margin resiliency initiatives, and a gain on a sale of a business.

		Year-to-Date 2018
	GAAP	Acquisition-Related Charges & Other[3]	Adjusted[4]
Diluted EPS	$3.99	$4.16	$8.15

[3]	Acquisition-related charges and other relates primarily to inventory step-up, integration and consulting costs, a non-cash fair value adjustment, an environmental remediation settlement, a cost reduction program, an incremental freight charge related to a service provider’s bankruptcy, and tax charges related to the enactment of new U.S. tax legislation.

[4]	The adjusted 2020, 2019, and 2018 information, as reconciled to GAAP above, is considered relevant to aid analysis of the Company’s earnings results aside from the material impact of the acquisition-related and other charges.

Adjusted diluted EPS and adjusted gross margin rate are non-GAAP measures of financial performance that exclude acquisition-related and other charges as described above. The Company believes adjusted diluted EPS and adjusted gross margin rate are relevant to aid analysis of the Company’s earnings results aside from the material impact of the acquisition-related and other charges.

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Appendix B

STANLEY BLACK & DECKER, INC.

PROPOSED REVISIONS TO CERTIFICATE OF INCORPORATION

Section 4

Section 4. The stock, property and affairs of said corporation shall be managed by a Board consisting of not less than nine nor more than eighteen directors, the exact number to be determined by the Board of Directors from time to time. At each annual meeting of shareholders each nominee for director shall stand for election to a one-year term expiring at the next annual meeting of shareholders. Each director of the corporation shall be elected by the vote of the majority of the votes cast with respect to the director nominee at any meeting of the shareholders held for the election of directors at which a quorum is present; provided, however, that at any meeting of the shareholders for which the secretary of the corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting, the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director. Votes cast shall include votes “for” and “against” a director nominee and exclude “abstentions” and “broker non-votes” with respect to that director nominee’s election. Any director nominee who is already a director but fails to receive a majority of the votes cast for his or her election shall offer to resign from the Board of Directors, in accordance with Section 2 of Article III of the By-Laws in effect from time to time.

~~Section 4. The stock, property and affairs of said corporation shall be managed by a Board consisting of note less than nine nor more than eighteen directors, the exact number to be determined by the Board of Directors from time to time. Until the 2013 Annual Meeting of Shareholders, the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire Board permits. Commencing with the 2013 Annual Meeting of Shareholders and at each annual meeting of shareholders thereafter, each nominee for director shall stand for election to a one-year term expiring at the next annual meeting of shareholders. Despite the expiration of a director’s term, such director shall continue to serve until either the director’s successor shall have been duly elected and qualified or there is a decrease in the number of directors.~~ The directors may increase the number of directorships by the concurring vote of directors holding a majority of the directorships. Any vacancy on the Board that is created by an increase in the number of directors may be filled for the unexpired term by the concurring vote of directors holding a majority of the directorships, which number of directorships shall be the number prior to the vote on the increase. Any other vacancy which occurs on the Board may be filled for the unexpired term by the concurring vote of a majority of the remaining directors in office, though such remaining directors are less than a quorum, and though such majority is less than a quorum, or by action of the sole remaining director in office. No reduction of the number of directorships shall remove or shorten the term of any director in office.

Any director may be removed from office but only for cause by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by said corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by any terms of this Certificate of Incorporation of said corporation applicable thereto.

In the event of a vacancy among the directors so elected by the holders of preferred stock, the remaining preferred directors may fill the vacancy for the unexpired term.

Section 6

~~. . .~~

Section 6: (a) The affirmative vote of the holders of not less than ~~80%~~a majority of the outstanding shares of ~~capital~~ stock of the corporation entitled to vote shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) involving an “Interested Shareholder” (as hereinafter defined); provided, however, that ~~the 80% voting requirement shall not be applicable~~no such vote shall be required if:

(1)	-The “Continuing Directors” (as hereinafter defined) of the corporation by a two-thirds vote have expressly approved such Business Combination either in advance of or subsequent to such Interested Shareholder’s having become an Interested Shareholder; or
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(2)	-The following conditions are satisfied:

(A)	The aggregate amount of the cash and the “Fair Market Value” (as hereinafter defined) of the property, securities or “Other Consideration” (as hereinafter defined) to be received per share by holders of capital stock of the corporation in the Business Combination, other than the Interested Shareholder involved in the Business Combination, is not less than the “Highest Per Share ~~Pries~~Price” or the “Highest Equivalent Price” (as hereinafter defined) paid by the Interested Shareholder in acquiring any of its holdings of the corporation’s capital stock; ~~and~~

(B)	A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of outstanding shares of capital stock of the corporation other than any Interested Shareholder~~.~~;

(C)	After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding preferred shares of the corporation; (ii) there shall have been no reduction in the annual rate of dividends paid on the outstanding common shares of the corporation, except as necessary to reflect any subdivision of such shares; and an increase in such annual rate of dividends as necessary to reflect any reclassification, including any reverse stock split, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding common shares; and (iii) the Interested Shareholder shall not have become the beneficial owner of any additional shares of stock of the corporation except as part of the transaction which resulted in such Interested Shareholder becoming an Interested Shareholder or by virtue of proportionate stock splits or stock dividends. The provisions of subdivisions (2)(C)(i) and (2)(C)(ii) of this subsection do not apply if no Interested Shareholder or affiliate or associate of the Interested Shareholder voted as a director of the corporation in a manner inconsistent with subdivisions (2)(C)(i) and (2)(C)(ii) and the Interested Shareholder, within ten days after any act or failure to act inconsistent with subdivisions (2)(C)(i) and (2)(C)(ii), notifies the Board of Directors of the corporation in writing that the Interested Shareholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act; and

(D)	After the Interested Shareholder has become an Interested Shareholder, the Interested Shareholder shall not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantee, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation or any of its subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

~~Such 80%~~The majority vote set forth in this subsection (a) shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

(b)	For purposes of this Section 6:

(1)	The term “Business Combination” shall mean

(A)	any merger, consolidation or share exchange of the corporation or a subsidiary of the corporation with or into (i) an Interested Shareholder, ~~in each case~~or (ii) any other domestic or foreign corporation, whether or not itself an Interested Shareholder, which is, or after the merger, consolidation or share exchange would be, an affiliate or associate of an Interested Shareholder prior to the transaction, in the case of each of (i) and (ii) without regard to which entity is the surviving entity;

(B)	any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets of the corporation (including without limitation any voting securities of a subsidiary of the corporation) or a subsidiary of the corporation to an Interested Shareholder (in one transaction or a series of transactions);
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(C)	any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of an Interested Shareholder to the corporation or a subsidiary of the corporation;

(D)	the issuance or transfer of any securities of the corporation or a subsidiary of the corporation by the corporation or any of its subsidiaries to an Interested Shareholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the corporation);

(E)	any recapitalization that would have the effect of increasing the voting power of an Interested Shareholder;

(F) the issuance or transfer by an Interested Shareholder of any securities of such Interested Shareholder to the corporation or a subsidiary of the corporation (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Interested Shareholder);

(G)	the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder; or

(H)	any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(2)	The term “Interested Shareholder” shall mean and include any individual, partnership, corporation or other person or entity which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its “Affiliates” and “Associates” (as defined in Rule ~~2~~12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect ~~at the date of the adoption of this Article by the shareholders of the corporation [~~from time to time (collectively, and as so in effect, the “Exchange Act”~~]~~)), are “Beneficial Owners” (as defined in Rule 3d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class of capital stock of the corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding any provision of Rule 13d-3 to the contrary, an entity shall be deemed to be the Beneficial Owner of any share of capital stock of the corporation that such entity has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

(3)	The term “Substantial Part” shall mean more than 20% of the fair market value, as determined by two-thirds of the Continuing Directors, of the total consolidated assets of the corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

(4)	The term “Other Consideration” shall include, without limitation, Common Stock or other capital stock of the corporation retained by shareholders of the corporation other than the Interested Shareholders or parties to such Business Combination in the event of a Business Combination in which the corporation is the surviving corporation.

(5)	The term “Continuing Director” shall mean a director who is unaffiliated with any Interested Shareholder and either (A) was a member of the Board of Directors of the corporation immediately prior to the time that the Interested Shareholder involved in a Business Combination became an Interested Shareholder or (B) was designated (before his or her initial election or appointment as director) as a Continuing Director by a majority of the then Continuing Directors.

(6)	The terms “Highest Per Share Price” and “Highest Equivalent Price” as used in this Section 6 shall mean the following: if there is only one class of capital stock of the corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Interested Shareholder for any share or shares of that class of capital stock. If there is more than one class of capital stock of the corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the corporation, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the Highest Per Share Price that can be determined to have been paid at any time by the Interested Shareholder for any share or shares of any class of securities of capital stock of the corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Interested Shareholder shall be taken into account regardless of whether the shares were purchased
83

before or after the Interested Shareholder became an Interested Shareholder. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes, soliciting dealers~~'~~’ fees and other expenses paid by the Interested Shareholder with respect to the shares of capital stock of the corporation acquired by the Interested Shareholder. In the case of any Business Combination with an Interested Shareholder the Continuing Directors shall determine the Highest Per Share Price and the Highest Equivalent Price for each class and series of capital stock of the corporation.

(7)	The term “Fair Market Value” shall mean (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the ~~Securities~~ Exchange Act ~~of 1934~~ on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors in good faith; and (B) in the case of property other than stock or cash, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors in good faith.

(c)	The determination of the Continuing Directors as to Fair Market Value, Highest Per Share Price, Highest Equivalent Price, and the existence of an Interested Shareholder or a Business Combination shall be conclusive and binding.

(d)	Nothing contained in this Section 6 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

(e)	The fact that any Business Combination complies with the provisions of paragraph (a) (2) of this Section 6~~.~~ shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

(f)	Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the corporation, the affirmative vote of the holders of not less than ~~80%~~a majority of the outstanding shares of ~~capital~~ stock of the corporation entitled to vote shall be required to amend, alter, change, or repeal, or adopt any provisions inconsistent with, this Section 6.

(g)	The corporation expressly elects not to be governed by the provisions of Sections 33-840 to 33-842, inclusive, of the CBCA (or any successor provisions).

Section 9

Section 9.  ~~. .~~

~~Section 9. (The act validating certain conveyances from the American Tube and Stamping Company to The Stanley Works approved April 12, 1927 and an act validating a conveyance from The Stanley Works to Northeastern Steel Corporation approved April 20, 1955 are both omitted because no longer significant as a part of the Certificate of Incorporation of The Stanley Works.)~~

(a)	The corporation expressly elects not to be governed by the provisions of Section 33-797(f) of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the State of Connecticut prior to January 1, 1997 with respect to approval of an amendment of a certificate of incorporation. Any amendment to the Certificate of Incorporation required to be adopted by the shareholders pursuant to Section 33-797 of the CBCA (or any successor provision) shall require the approval of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote thereon.

(b)	The corporation expressly elects not to be governed by the provisions of Section 33-817(13) of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the State of Connecticut prior to January 1, 1997 with respect to approval of a plan of merger or share exchange. Any plan
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of merger or share exchange required to be approved by the shareholders pursuant to Section 33-817 of the CBCA (or any successor provision) shall require the approval of a majority of the votes entitled to be cast on the plan, and, if any class or series of shares are entitled to vote as a separate group on the plan of merger or share exchange, the approval of each such voting group consisting of a majority of the votes entitled to be cast on the plan of merger or share exchange by that voting group.

(c)	The corporation expressly elects not to be governed by the provisions of Section 33-831(i) of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the State of Connecticut prior to January 1, 1997 with respect to approval of a sale of assets other than in the ordinary course of business. Any disposition required to be approved by the shareholders pursuant to Section 33-831 of the CBCA (or any successor provision) shall require the approval of a majority of the votes entitled to be cast on the disposition.

(d)	The corporation expressly elects not to be governed by the provisions of Section 33-881(f) of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the State of Connecticut prior to January 1, 1997 with respect to approval of a dissolution. Any proposal to dissolve to be adopted pursuant to Section 33-881 of the CBCA (or any successor provision) shall require the approval of a majority of the votes entitled to be cast on that proposal.

(e)	The vote required for shareholders to amend or repeal the corporation’s By-Laws pursuant to Section 33-806 (or any successor provision) of the CBCA shall be the approval of a majority of the votes entitled to be cast on such action.

Section 12

Section 12. Action by Written Consent. (a) Action by Written Consent. Subject to the rights of the holders of any series of preferred shares or any other series or class of shares as set forth in this Certificate of Incorporation to elect directors under specific circumstances, any actions required or permitted by any provision of the CBCA to be taken by the shareholders of the corporation entitled to vote at an annual or special meeting of shareholders of the corporation may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted; provided that no such action may be taken except in accordance with the provisions of this Section 12, the By-Laws of the corporation and the CBCA. Any written consent to take action in lieu of a meeting of shareholders may be revoked by the shareholder who executed such consent prior to the effectiveness of the shareholder action or actions set forth in such written consent by delivery to the corporation of a revocation of such consent.

(b)    Request for Record Date. The record date for determining such shareholders entitled to consent to corporate action in writing without a meeting shall be fixed as set forth in this Section 12, or if not so fixed, then by the Board of Directors.

Any shareholder of the corporation seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall request that a record date be fixed for such purpose, by submitting a written request addressed to the secretary of this corporation and delivered by certified mail, return receipt requested, to the corporation’s principal executive offices. Such request must be signed by one or more shareholders of record (“Record Shareholders”) holding at least 25% of the outstanding common shares of the corporation (the “Requisite Percentage”) at the time such request is delivered. For the written consent to be valid, the Record Shareholders who submitted such request shall not have revoked such request or ceased to be Record Shareholders of not less than the Requisite Percentage through and as of the date of delivery of sufficient consents to take action. The term “Owned” shall have the meaning set forth in Section 6(e) of Article II of the By-Laws. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings, and whether outstanding common shares of the corporation are “Owned” for these purposes shall be determined by the Board of Directors in its sole and absolute discretion, which determination shall be conclusive and binding on the corporation and its shareholders. The written request must contain the information set forth in this Section 12.

Following delivery of the request, the Board of Directors shall, by the later of (i) twenty (20) days after delivery of a valid request to set a record date and (ii) five (5) days after delivery of any information required by the corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be taken by written consent under paragraph (d) of this Section 12, determine the validity of the request and whether the request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose.

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The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, shall not precede the date such resolution is adopted, and, as required under the CBCA, may not be more than seventy (70) days before the action requiring a determination of shareholders.

If a request has been determined to be valid, to have been duly delivered to the secretary of the corporation and to relate to an action that may be taken by written consent pursuant to this Section 12 or if no such determination shall have been made by the date required by this Section 12, and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to this corporation in the manner described in paragraph (c) of this Section 12; provided that, if prior action by the Board of Directors is required under the provisions of the CBCA, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

The Board of Directors may fix a record date to determine the shareholders entitled to deliver written requests, whether or not the corporation has already received one or more written requests pursuant to this Section 12. A request to set a record date for determining the holders of common shares entitled to consent to an action may be revoked by the shareholder who submitted such a request to the corporation at any time prior to the time written requests to set a record date from the holders of 25% of the outstanding common shares, submitted in accordance with this Section 12, are received by the corporation through and as of the date of delivery of sufficient consents to take action.

(c)    Request Requirements. Any request required by paragraph (b) of Section 12 (1) must be executed by each Record Shareholder submitting such request and each beneficial owner, if any, and include documentary evidence of Ownership of the Requisite Percentage as of the date of such written request to the secretary of the corporation; provided, however, that if the Record Shareholders making the request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the secretary of the corporation within ten (10) days after the date on which the request is delivered to the secretary of the corporation) that the beneficial owners on whose behalf the request is made beneficially Own the Requisite Percentage as of the date on which such request is delivered to the secretary of the corporation, (2) must contain an agreement to solicit consents in accordance with this Section 12, (3) must provide a statement of (A) the specific purpose or purposes of the proposal to be taken by written consent of shareholders, (B) the matters proposed to be acted on through the written consent of the shareholders, (C) the reasons for conducting such business through a written consent of shareholders and (D) any material interest in such business of each proposing Record Shareholders, and (4) must contain (A) such information and representations required by Section 5 of Article I or Section 3 of Article II of the By-Laws as though such requesting Record Shareholders are intending to propose other business or nominate a candidate for director for an annual meeting of shareholders, as applicable, and (B) the text of the proposed action to be taken (including the text of any resolutions proposed to be adopted by written consent of shareholders and the language of any proposed amendment to the By-Laws).

The corporation may require the Record Shareholders submitting such request to furnish such other information as may be requested by the corporation to determine whether the request relates to an action that may be effected by written consent under paragraph (d) of this Section 12. In connection with an action or actions proposed to be taken by written consent in accordance with this Section 12, the Record Shareholders seeking such action or actions shall further update and supplement the information previously provided to the corporation in connection therewith, if necessary, as of the record date for determining the shareholders entitled to consent to such action or actions as would be required under the By-Laws as of the record date for a meeting of shareholders if such action were a nomination or other matter proposed to be brought before a meeting of shareholders, pursuant to Section 3 of Article II or Section 5 of Article I of the By-Laws, as applicable.

Any Record Shareholder delivering a request required by paragraph (b) of Section 12 may revoke his, her or its request at any time by written revocation delivered by certified mail, return receipt requested, to the secretary of the corporation at the corporation’s principal executive offices. Any disposition by a Record Shareholder delivering a request required by paragraph (b) of Section 12 of any common shares of the corporation (or of beneficial ownership of such shares by the beneficial owner on whose behalf the request was made) after the date of such request shall be deemed a revocation of the request with respect to such shares, and each such Record Shareholder and the applicable beneficial owner shall certify in writing to the secretary of the corporation on the day prior to the record date set for the action by written consent as to whether any such disposition has occurred. If the unrevoked requests represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the shareholder action by written consent.

(d)    Actions Which May Be Taken by Written Consent. Shareholders are not entitled to act by written consent if in the good faith determination of the Board of Directors (1) the request for a record date for such action does not comply with this Section 12 or the By-Laws, (2) the action relates to an item of business that is not a proper subject for shareholder action

86

under the CBCA, (3) the request for a record date for such action is received by the secretary of the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the final adjournment of the next annual meeting of shareholders, (4) an identical or substantially similar item of business, as determined in good faith by the Board of Directors of the corporation in its sole and absolute discretion, which determination shall be conclusive and binding on the corporation and its shareholders (a “Similar Item”), other than the election of directors, was presented at a meeting of shareholders held not more than twelve (12) months before the request for a record date for such action is received by the secretary of the corporation, (5) a Similar Item was presented at a meeting of shareholders held within 90 days before the corporation received the request for a record date, (6) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special shareholders meeting that has been called but not yet held or that is called to be held within ninety (90) days after the request for a record date for such action is received by the secretary of the corporation, or (7) the request for a record date for such action was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this paragraph (d) of Section 12, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the board of directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(e)    Manner of Consent Solicitation. Shareholders may take action by written consent only if consents are solicited by the shareholder or group of shareholders seeking to take action by written consent of shareholders from all Record Shareholders of common shares of this corporation entitled to vote on the matter and in accordance with the CBCA.

(f)    Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph (f) and in paragraph (g) as a “Consent”) must bear the date of signature of each Record Shareholder who signs the Consent, and, the Board of Directors may determine within its sole discretion, that no Consent shall be effective to take the corporate action referred to therein unless, within (sixty) 60 days of the earliest dated Consent delivered in the manner required by this paragraph (f) of Section 12 and not later than 120 days after the record date, consents signed by a sufficient number of Record Shareholders to take such action are so delivered to this corporation, or the Board of Directors may determine such other time periods in accordance with the CBCA.

(g)    Delivery of Consents. No Consents may be dated or delivered to this corporation until sixty (60) days after the corporation has received a valid request to set a record date or such other date as the Board of Directors may determine in its sole discretion in accordance with the CBCA. Consents must be delivered to this corporation by delivery to its principal executive offices. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the corporation of Consents, the secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the secretary of the corporation, or such other officer of this corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the Record Shareholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the election or removal for cause of one or more members of the Board of Directors, the secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consent, and such Inspectors shall discharge the functions of the secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, as the case may be, under this Section 12. If after such investigation the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of shareholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

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(h)    Effectiveness of Consent. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Section 12, or the Record Shareholder or Record Shareholders seeking to take such action do not otherwise comply with this Section 12, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void. No action by written consent without a meeting shall be effective until such date as the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to the corporation that the Consents delivered in accordance with paragraph (g) of Section 12, represent at least the minimum number of votes that would be necessary to take the corporate action as described in paragraph (a) of this Section 12.

(i)    Challenge to Validity of Consent. Nothing contained in this Section 12 shall in any way be construed to suggest or imply that the Board of Directors of this corporation or any shareholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(j)    Board-solicited Shareholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, the Board of Directors may solicit shareholder action by written consent and none of the foregoing provisions of this Section 12 shall apply to any solicitation of shareholder action by written consent by or at the direction of the Board of Directors.

88

STANLEY BLACK & DECKER, INC. 1000 STANLEY DRIVE NEW BRITAIN, CT 06053

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 9, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SWK2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 9, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37293-P53198	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

STANLEY BLACK & DECKER, INC.

The Board of Directors recommends a vote FOR each nominee listed and FOR Proposals 2 through 7.

1.	Election of Directors:

	Nominees:		For	Against	Abstain

	1a.	Andrea J. Ayers	☐	☐	☐

	1b.	George W. Buckley	☐	☐	☐

	1c.	Patrick D. Campbell	☐	☐	☐

	1d.	Carlos M. Cardoso	☐	☐	☐

	1e.	Robert B. Coutts	☐	☐	☐

	1f.	Debra A. Crew	☐	☐	☐

	1g.	Michael D. Hankin	☐	☐	☐

	1h.	James M. Loree	☐	☐	☐

	1i.	Jane M. Palmieri	☐	☐	☐

	1j.	Mojdeh Poul	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

		For	Against	Abstain

	1k. Dmitri L. Stockton	☐	☐	☐

	1l. Irving Tan	☐	☐	☐

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2021 fiscal year.	☐	☐	☐

4.	To consider a management proposal to amend the Certificate of Incorporation to allow shareholders to act by written consent.	☐	☐	☐

5.	To consider a management proposal to amend the Certificate of Incorporation to eliminate supermajority vote provisions applicable to the Company under the Connecticut Business Corporation Act.	☐	☐	☐

6.	To consider a management proposal to amend the Certificate of Incorporation to eliminate supermajority vote provisions of capital stock related to approval of business combinations with interested shareholders and clarify when no shareholder vote is required.	☐	☐	☐

7.	To consider a management proposal to amend the Certificate of Incorporation to adopt a majority voting standard in an uncontested election of Directors.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D37294-P53198

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

May 10, 2021

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) George W. Buckley, Carlos M. Cardoso and James M. Loree or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the Annual Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/SWK2021 on May 10, 2021 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1-7 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

Continued and to be signed on reverse side

STANLEY BLACK & DECKER, INC. 1000 STANLEY DRIVE NEW BRITAIN, CT 06053

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 9, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SWK2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 9, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37295-P53198	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

STANLEY BLACK & DECKER, INC.

The Board of Directors recommends a vote FOR each nominee listed and FOR Proposals 2 through 7.

1.	Election of Directors:

	Nominees:		For	Against	Abstain

	1a.	Andrea J. Ayers	☐	☐	☐

	1b.	George W. Buckley	☐	☐	☐

	1c.	Patrick D. Campbell	☐	☐	☐

	1d.	Carlos M. Cardoso	☐	☐	☐

	1e.	Robert B. Coutts	☐	☐	☐

	1f.	Debra A. Crew	☐	☐	☐

	1g.	Michael D. Hankin	☐	☐	☐

	1h.	James M. Loree	☐	☐	☐

	1i.	Jane M. Palmieri	☐	☐	☐

	1j.	Mojdeh Poul	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

		For	Against	Abstain

	1k. Dmitri L. Stockton	☐	☐	☐

	1l. Irving Tan	☐	☐	☐

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2021 fiscal year.	☐	☐	☐

4.	To consider a management proposal to amend the Certificate of Incorporation to allow shareholders to act by written consent.	☐	☐	☐

5.	To consider a management proposal to amend the Certificate of Incorporation to eliminate supermajority vote provisions applicable to the Company under the Connecticut Business Corporation Act.	☐	☐	☐

6.	To consider a management proposal to amend the Certificate of Incorporation to eliminate supermajority vote provisions of capital stock related to approval of business combinations with interested shareholders and clarify when no shareholder vote is required.	☐	☐	☐

7.	To consider a management proposal to amend the Certificate of Incorporation to adopt a majority voting standard in an uncontested election of Directors.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D37296-P53198

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

May 10, 2021

Solicited on behalf of the Board of Directors

This constitutes your instruction to Wells Fargo Bank, N.A., as Trustee under the Stanley Black & Decker Retirement Account Plan to vote all shares of common stock of Stanley Black & Decker, Inc., held in the plan for which you may give voting instructions at the Annual Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/SWK2021 on May 10, 2021 at 9:30 a.m. and any adjournments or postponements thereof, as specified on the reverse side hereof. You hereby revoke any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED BY THE TRUSTEE OF THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN ACCORDANCE WITH CERTAIN PROCEDURES. SEE VOTING INFORMATION — VOTING YOUR SHARES HELD IN THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2021: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE at www.edocumentview.com/SWK.

Continued and to be signed on reverse side

STANLEY BLACK & DECKER, INC. 1000 STANLEY DRIVE NEW BRITAIN, CT 06053

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 9, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SWK2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 9, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37297-P53198	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

STANLEY BLACK & DECKER, INC.

The Board of Directors recommends a vote FOR Proposal 6.		For	Against	Abstain

6.	To consider a management proposal to amend the Certificate of Incorporation to eliminate supermajority vote provisions of capital stock related to approval of business combinations with interested shareholders and clarify when no shareholder vote is required.	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D37298-P53198

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

May 10, 2021

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) George W. Buckley, Carlos M. Cardoso and James M. Loree or any of them, proxies, each with full power of substitution, to vote all shares of Series C Preferred Stock or Series D Preferred Stock, as applicable, of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the Annual Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/SWK2021 on May 10, 2021 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting. The holders of Series C Preferred Stock and Series D Preferred Stock are only eligible to vote on Proposal 6, along with the holders of common stock, as Proposal 6 requires the vote of outstanding capital stock.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 6 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

Continued and to be signed on reverse side